                                                           EXHIBIT 10.21

                  ========================================


                                CREDIT AGREEMENT


                           Dated as of March 29, 1996


                                     Among


                        AURORA ELECTRONICS GROUP, INC.,
                                  as Borrower,

                          THE GUARANTORS NAMED HEREIN,

                           THE LENDERS NAMED HEREIN,

                                      and

                            CHEMICAL BANK, AS AGENT



                  ========================================

                               TABLE OF CONTENTS


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
I.       DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         SECTION 1.01.    Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         SECTION 1.02.    Accounting Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

II.      THE LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 2.01.    Tranche A Commitments and Tranche B Commitments . . . . . . . . . . . . . . . . . . . . . .  22
         SECTION 2.02.    Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 2.03.    Notice of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 2.04.    Notes; Repayment of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 2.05.    Interest on Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 2.06.    Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 2.07.    Termination and Reduction of Commitments  . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 2.08.    Interest on Overdue Amounts; Alternate Rate
                                           of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 2.09.    Prepayment of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         SECTION 2.10.    Reserve Requirements; Change in Circumstances.  . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 2.11.    Change in Legality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 2.12.    Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         SECTION 2.13.    Pro Rata Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         SECTION 2.14.    Sharing of Setoffs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 2.15.    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 2.16.    Payments and Computations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 2.17.    Issuance of Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 2.18.    Payment of Letters of Credit; Reimbursement . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 2.19.    Agent's Actions with respect to Letters of Credit . . . . . . . . . . . . . . . . . . . . .  45
         SECTION 2.20.    Letter of Credit Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

III.     COLLATERAL SECURITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         SECTION 3.01.    Security Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         SECTION 3.02.    Filing and Recording  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

IV.      REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         SECTION 4.01.    Organization, Legal Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         SECTION 4.02.    Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         SECTION 4.03.    Governmental Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 4.04.    Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 4.05.    Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48





                                       i
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         SECTION 4.06.    Litigation; Compliance with Laws; etc.  . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 4.07.    Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         SECTION 4.08.    Federal Reserve Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         SECTION 4.09.    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 4.10.    Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 4.11.    No Material Misstatements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         SECTION 4.12.    Investment Company Act; Public Utility Holding
                                           Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         SECTION 4.13.    Security Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         SECTION 4.14.    Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         SECTION 4.15.    Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         SECTION 4.16.    Title to Properties; Possession Under Leases;
                                           Trademarks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         SECTION 4.17.    Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         SECTION 4.18.    Permits, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         SECTION 4.19.    Compliance with Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         SECTION 4.20.    No Change in Credit Criteria or Collection Policies . . . . . . . . . . . . . . . . . . . .  55
         SECTION 4.21.    Securities Purchase Agreement; Tender Offer . . . . . . . . . . . . . . . . . . . . . . . .  55
         SECTION 4.22.    Real Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 4.23.    Bank Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

V.       CONDITIONS OF CREDIT EVENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 5.01.    All Credit Events.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 5.02.    First Borrowing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

VI.      AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         SECTION 6.01.    Legal Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         SECTION 6.02.    Businesses and Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         SECTION 6.03.    Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         SECTION 6.04.    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         SECTION 6.05.     Financial Statements, Reports, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         SECTION 6.06.    Litigation and Other Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         SECTION 6.07.    ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         SECTION 6.08.    Maintaining Records; Access to Properties and
                                           Inspections; Right to Audit  . . . . . . . . . . . . . . . . . . . . . . .  69
         SECTION 6.09.    Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         SECTION 6.10.    Fiscal Year-End . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         SECTION 6.11.    Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         SECTION 6.12.    Additional Grantors and Guarantors  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         SECTION 6.13.    Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70





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         SECTION 6.14.    Pay Obligations to Lenders and Perform Other
                                           Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         SECTION 6.15.    Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         SECTION 6.16.    Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         SECTION 6.17.    Blocked Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72

VII.  NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         SECTION 7.01.    Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         SECTION 7.02.    Sale and Lease-Back Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         SECTION 7.03.            Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         SECTION 7.04.    Dividends, Distributions and Payments . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         SECTION 7.05.    Consolidations, Mergers and Sales of Assets . . . . . . . . . . . . . . . . . . . . . . . .  76
         SECTION 7.06.    Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         SECTION 7.07.    Capital Expenditures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         SECTION 7.08.    Debt Service Coverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         SECTION 7.09.    Leverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         SECTION 7.09A.   EBITDA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         SECTION 7.10.    Interest Coverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         SECTION 7.11.    Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         SECTION 7.12.    Consulting Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         SECTION 7.13.    Negative Pledges, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         SECTION 7.14.    Accounting Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         SECTION 7.15.    Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         SECTION 7.16.    Sales of Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         SECTION 7.17.    Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         SECTION 7.18.    ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         SECTION 7.19.    Prepayment or Modification of Indebtedness; Modification
                                  of Charter Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83

VIII.  EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83

IX.      AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87

X.       MANAGEMENT, COLLECTION AND STATUS OF RECEIVABLES AND OTHER COLLATERAL  . . . . . . . . . . . . . . . . . . .  91
         SECTION 10.01.   Collection of Receivables; Management of Collateral . . . . . . . . . . . . . . . . . . . .  91
         SECTION 10.02.   Receivables Documentation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
         SECTION 10.03.   Status of Receivables and Other Collateral  . . . . . . . . . . . . . . . . . . . . . . . .  93
         SECTION 10.04.   Monthly Statement of Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
         SECTION 10.05.   Collateral Custodian  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94





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


XI.      GUARANTEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95

XII.     MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
         SECTION 12.01.   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
         SECTION 12.02.   Survival of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
         SECTION 12.03.   Successors and Assigns; Participations  . . . . . . . . . . . . . . . . . . . . . .  97
         SECTION 12.04.   Expenses; Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
         SECTION 12.05.   Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
         SECTION 12.06.   Right of Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
         SECTION 12.07.   Payments on Business Days . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
         SECTION 12.08.   Waivers; Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
         SECTION 12.09.   Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
         SECTION 12.10.   Entire Agreement; Waiver of Jury Trial, etc . . . . . . . . . . . . . . . . . . . . 104
         SECTION 12.11.   Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 105
         SECTION 12.12.   Submission to Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
         SECTION 12.13.   Counterparts; Facsimile Signature . . . . . . . . . . . . . . . . . . . . . . . . . 106
         SECTION 12.14.   Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106

EXHIBITS

EXHIBIT A                 Form of Tranche A Note
EXHIBIT B                 Form of Tranche B Note
EXHIBIT C                 Form of Opinion of Counsel
EXHIBIT D                 Form of Pledge Agreement
EXHIBIT E                 Form of Security Agreement
EXHIBIT F                 Form of Assignment and Acceptance
EXHIBIT G                 Form of Security Agreement - Patents and Trademarks
EXHIBIT H                 Form of Notice of Borrowing
EXHIBIT I                 Form of Blocked Account Agreement

SCHEDULES

SCHEDULE A                Welsh, Carson Affiliates
SCHEDULE B                Foreign Customers
SCHEDULE 2.01(a)          Tranche A Commitments
SCHEDULE 2.01(b)          Tranche B Commitments
SCHEDULE 2.02             Domestic Lending Offices
SCHEDULE 2.03             Eurodollar Lending Offices
SCHEDULE 2.20             Letter of Credit Fees





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
SCHEDULE 4.01             Qualified Jurisdictions
SCHEDULE 4.05             Material Adverse Change
SCHEDULE 4.06(a)          Litigation
SCHEDULE 4.09             Taxes
SCHEDULE 4.15             Subsidiaries
SCHEDULE 4.16(d)          Assets of Foreign Subsidiaries
SCHEDULE 4.19             Environmental Law Compliance
SCHEDULE 4.23             Bank Accounts
SCHEDULE 6.05(g)          Inventory Designations/Borrowing Base Certificate
SCHEDULE 6.13             Hazardous Materials
SCHEDULE 7.01             Existing Liens
SCHEDULE 7.03             Existing Indebtedness
SCHEDULE 7.09A            Projections



                 CREDIT AGREEMENT dated as of March 29, 1996, among AURORA ELECTRONICS GROUP, INC., a California corporation (the "Borrower"), the Guarantors named herein and signatories hereto, the lenders named in Schedules 2.01(a) and 2.01(b) annexed hereto (collectively, the "Lenders"), and CHEMICAL BANK, as agent for the Lenders (in such capacity, the "Agent").

                 The Borrower has applied to the Lenders for Loans (such term and all other capitalized terms used in this paragraph having the respective meanings ascribed to such terms above or hereinafter) up to an aggregate principal amount of $35,000,000 in the form of (a) Tranche A Loans to the Borrower at any time and from time to time prior to the Termination Date in an aggregate principal amount not in excess of $15,000,000 at any time outstanding and (b) Tranche B Loans to the Borrower at any time and from time to time prior to the Termination Date in an aggregate principal amount not in excess of $20,000,000 at any time outstanding, in each case as such amount may be reduced in accordance with the provisions of this Agreement. The proceeds of the Tranche A Loans shall be used for general working capital purposes. The proceeds of the Tranche B Loans shall be used to (a) refinance existing Indebtedness of the Borrower, (b) finance Permitted Acquisitions, (c) pay fees and expenses related to this Agreement and the other Loan Documents and (d) finance Permitted Distributions. The Grantors will provide Collateral in accordance with the provisions of this Agreement and the Security Documents. The Lenders are severally, and not jointly, willing to extend such Loans to the Borrower subject to the terms and conditions hereinafter set forth. Accordingly, the Borrower, the Guarantors, the Lenders and the Agent hereby agree as follows:

I.       DEFINITIONS

                 SECTION 1.01. Certain Defined Terms. For purposes hereof, the following terms shall have the meanings specified below:

                 "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (i) the LIBO Rate in effect for such Interest Period and (ii) Statutory Reserves. For purposes hereof, "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency, or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which any Lender is subject with respect to the Adjusted LIBO Rate for Eurocurrency Liabilities (as defined in Regulation D). Such reserve percentages shall include, without limitation, those imposed under Regulation D.

Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                 "Affiliate" of any person shall mean any other person which, directly or indirectly, controls or is controlled by or is under common control with such person and, without limiting the generality of the foregoing, includes (i) any person which beneficially owns or holds 7 1/2% or more of any class of voting securities of such person or 5% or more of the equity interest in such person, (ii) any person of which such person beneficially owns or holds 7 1/2% or more of any class of voting securities or in which such person beneficially owns or holds 7 1/2% or more of the equity interest in such person and (iii) any director, officer or partner of such person (other than limited partners of Welsh, Carson, Anderson & Stowe). For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

                 "Agent" shall have the meaning assigned to such term in the preamble to this Agreement.

                 "Allowed Distributions" shall mean cash dividends or distributions actually made by the Borrower to Holdings, but only to the extent same were permitted under clause (i) or (ii) of Section 7.04 hereof.

                 "Alternate Base Loan" shall mean a Loan based on the Alternate Base Rate in accordance with Article II hereof.

                 "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Agent at its principal office in New York City as its prime rate in effect at such time. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including, the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                 "Applicable Lending Office" shall mean, with respect to each Lender, such Lender's Domestic Lending Office in the case of an Alternate Base Loan and such Lender's Eurodollar Lending Office in the case of a Eurodollar Loan.

                 "Approved Repair Unit Charges" shall mean non-cash charges to earnings of the Borrower approved by the Required Lenders which result from the Borrower discontinuing or otherwise disposing of its "repair unit."

                 "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee and accepted by the Agent, in substantially the form of Exhibit F annexed hereto.

                 "Availability" shall mean at any time (i) the lesser at such time of (x) the Total Tranche A Commitment and (y) the Borrowing Base, minus
(ii) the sum at such time of (u) the unpaid principal balance of the Tranche A Loans, (v) reserves from time to time required by reason of Section 7.01(c) hereof and (w) the Letter of Credit Usage.

                 "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

                 "Borrower" shall have the meaning assigned to such term in the preamble to this Agreement.

                 "Borrowing Base" shall have the meaning assigned to such term in Section 2.01(a) hereof.

                 "Business Day" shall mean any day, other than a Saturday, Sunday or legal holiday in the State of New York, on which banks are open for substantially all their banking business in New York City except that, if any determination of a "Business Day" shall relate to a Eurodollar Loan, the term "Business Day" shall in addition exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                 "Capitalized Lease Obligation" shall mean an obligation to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real and/or personal property which obligation is required to be classified and accounted for as a capital lease on a balance sheet prepared in accordance with GAAP, and for purposes hereof the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

                 "Cash Interest Expense" shall mean, with respect to any person for any period, the Interest Expense of such person for such period less all noncash items constituting Interest Expense during such period (including, without limitation, amortization of debt discounts and payments of interest on indebtedness by issuance of Indebtedness).

                 "Change of Control" shall mean (i) WCAS CP II, WCAS VII and the persons identified on Schedule A annexed hereto shall cease to collectively own stock of Holdings entitling them, at the time a determination is made hereunder, to cast the votes required to elect a majority of members of the Board of Directors of Holdings, (ii) WCAS CP II, WCAS VII and the persons identified on Schedule A annexed hereto shall cease to collectively own a majority (on a fully diluted basis) of all classes of stock of Holdings, or
(iii) Holdings shall cease to own 100% of all classes of stock of the Borrower.

                 "Closing Date" shall mean the date of the first borrowing under this Agreement.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                 "Collateral" shall mean all collateral and security as described in the Security Documents.

                 "Commitment" shall mean, with respect to each Lender, the sum of the Tranche A Commitment of such Lender as set forth in Schedule 2.01(a) and the Tranche B Commitment of such Lender as set forth in Schedule 2.01(b), as each may be reduced from time to time in accordance with the provisions of this Agreement.

                 "Commitment Fee" shall have the meaning set forth in Section 2.06(a) hereof.

                 "Commitment Letter" shall mean the commitment letter dated February 21, 1996 issued by the Agent and accepted by the Borrower and Holdings, together with the related outline of terms.

                 "Consolidated" shall mean, in respect of any person, as applied to any financial or accounting term, such term determined on a consolidated basis in accordance with GAAP (except as otherwise required herein) for the person and all consolidated subsidiaries thereof.

                 "Contaminant" shall mean all Hazardous Materials and all those substances which are regulated by or form the basis of liability under Federal, state or local environmental, health and safety statutes or regulations, or any other material or substance which constitutes a material health, safety or environmental hazard to any person or property.

                 "Convertible Preferred Stock" shall mean the convertible preferred stock of Holdings, $0.01 par value per share, issued pursuant to Holdings' Certificate of Incorporation as in effect on the Closing Date.

                 "Credit Event" shall mean each borrowing and each issuance of a Letter of Credit hereunder.

                 "Credits" shall mean the Loans and the Letters of Credit.

                 "Customer" shall mean and include the account debtor or obligor with respect to any Receivable.

                 "Debt Service Coverage Ratio" shall mean, with respect to any person for the four quarter period (or such lesser number of full fiscal quarters as shall have elapsed from the Closing Date prior to the date of determination) ending on the date of determination, the ratio of (i) Net Cash Flow of such person for such four quarter (or such shorter) period, to (ii) Debt Service Expense of such person for such four quarter (or such shorter) period.

                 "Debt Service Expense" shall mean, with respect to any person for the four fiscal quarter period (or such lesser number of full fiscal quarters as shall have elapsed from the Closing Date prior to the date of determination) ending on the date of determination, an amount equal to the product of (A) (i) the outstanding principal balance of Tranche B Loans divided by (ii) the remaining number of scheduled automatic reductions of the Total Tranche B Commitment pursuant to Section 2.07(c) hereof (including, without limitation, the reduction scheduled on the Final Maturity Date), multiplied by (B) one (in the case of a determination made for the fiscal quarter ending

June 30, 1996), two (in the case of a determination made for the fiscal quarter ending September 30, 1996), three (in the case of a determination made for the fiscal quarter ending December 31, 1996) or four (in the case of a determination made for any other period).

                 "Default" shall mean any condition, act or event which, with notice or lapse of time or both, would constitute an Event of Default.

                 "Defeasance" shall mean Holdings' irrevocable defeasance of all of its obligations under the Indenture by virtue of Holdings depositing with the trustee under the Indenture an amount equal to the Redemption Amount and otherwise complying with all applicable requirements under the Indenture.

                 "Dilution" shall mean any reduction in the aggregate value of Receivables at any time caused by: returns, sales allowances, discounts, rebills, credits and/or any other non-cash offsets asserted or assertable by Customers.

                 "Dilution Percentage" shall mean, at any time, a quotient, expressed as a percentage, the numerator of which equals Dilution at such time and the denominator of which equals the Borrower's gross sales at such time.

                 "Dividend Conditions" shall mean, at any time, the following conditions to the payment of Permitted Distributions by the Borrower:

                 (a) no Default or Event of Default shall have occurred and be continuing at such time or shall occur as a result of such payment;

                 (b) each such payment shall be made only on the applicable Dividend Payment Date; and

                 (c) the Agent shall have received a certificate in the form, scope and substance acceptable to the Agent and in such detail as the Agent shall have required, of a Responsible Officer of Holdings confirming that the proceeds of each such payment shall have been applied contemporaneously by Holdings to make the payments or settlements, as the case may be, permitted by Section 7.04 hereof.

                 "Dividend Payment Date" shall mean (i) with respect to the payments described in clauses (i) and (ii) of Section 7.04 hereof, the date such payments are scheduled pursuant to the applicable agreements or instruments and (ii) with respect to the payments described in clauses (iii),
(iv) and (v) of Section 7.04 hereof, the date such settlements or termination occurs.

                 "dollars" or the symbol "$" shall mean dollars in lawful currency of the United States of America.

                 "Domestic Lending Office" shall mean, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name in Schedule 2.02 annexed hereto, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

                 "EBITDA" shall mean with respect to any person for any period the sum of (i) Net Income, (ii) Interest Expense, (iii) depreciation, amortization and other similar noncash charges (including, without limitation, Approved Repair Unit Charges) and (iv) federal, state, local and foreign income taxes, in each case of such person for such period, computed and calculated in accordance with GAAP.

                 "Eligible Inventory" shall mean inventory of the Borrower comprised solely of raw materials and finished goods which is, in the reasonable opinion of the Agent, not obsolete, slow-moving or unmerchantable and is and at all times shall continue to be acceptable to the Agent in all respects in the exercise of the reasonable credit judgment of the Agent's credit managers; provided, however, that Eligible Inventory shall in no event include inventory which (i) is not located at one of the addresses for locations of Collateral set forth on Schedule I to the Security Agreement or is located at a location not owned by the Borrower as to which the Agent has not received a waiver, in form and substance satisfactory to the Agent, executed and delivered by the landlord or bailee (as the case may be), (ii) has been returned or rejected by a Customer, provided that inventory which has been returned or rejected by a Customer of the Borrower's Asset Recovery Services Division shall be Eligible Inventory if it is held by the Borrower for resale and otherwise meets all of the standards of eligibility set forth herein, (iii) is not subject to a valid, perfected first priority security interest in favor of the Agent as security for payment of the Obligations or (iv) is subject to any Lien that is not permitted under Section 7.01 hereof. Standards of eligibility may be fixed and revised from time to time solely by the Agent in the exercise of the reasonable credit judgment of the Agent's credit managers. In determining eligibility, the Agent may, but need not, rely on reports and schedules furnished by the Borrower, but reliance by the Agent thereon from time to time shall not be deemed to limit the right of the Agent to revise standards of eligibility at any time as to both present and future inventory of the Borrower.

                 "Eligible Receivables" shall mean Receivables created by the Borrower in the ordinary course of business arising out of the sale or lease of goods or rendition of services by the Borrower, which are and at all times shall continue to be acceptable to the Agent in all respects in the exercise of the reasonable credit judgment of the Agent's credit managers. Standards of eligibility may be fixed and revised from time to time solely by the Agent in the exercise of the reasonable credit judgment of the Agent's credit managers. In general, without limiting the foregoing, a Receivable shall in no event be deemed to be an Eligible Receivable unless:
(a) all payments due on the Receivable have been invoiced and the underlying goods shipped or the services performed, as the case may be; (b) the payment due on the Receivable is not more than 90 days past the invoice date; (c) the payments due on more than 25% of all Receivables from the same Customer are less than 90 days past the invoice date; (d) the Receivable arose from a completed and bona fide transaction (and with respect to a sale of goods, a transaction in which title to such goods has passed to the Customer) which requires no further act under any circumstances on the part of the Borrower to make such Receivable payable by the Customer; (e) the Receivable is in full conformity with the representations and warranties made by the Borrower to the Agent and the Lenders with respect thereto and is free and clear of all security interests and Liens of any nature whatsoever other than any security interest deemed to be held by the Borrower or any security interest created pursuant to the Security Documents or permitted by Section 7.01 hereof; (f) the Receivable constitutes an "account" or "chattel paper" within the meaning of the Uniform Commercial Code of the state in which the Receivable is located;
(g) (i) the Customer has not asserted that the Receivable, and the Borrower is not aware that the Receivable, (x) arises out of a bill and hold, consignment or progress billing arrangement or (y) is subject to any setoff, contras, net-out contract, offset, deduction, dispute, credit, counterclaim or other defense arising out of the transactions represented by the Receivables or independently thereof (provided, that any Receivable deemed ineligible pursuant to this clause (g)(i)(y) shall only be ineligible to the extent of the applicable setoff, contra, offset, deduction, dispute, credit, counterclaim or other defense) and (ii) the Customer has finally accepted the goods from the sale out of which the Receivable arose and has not objected to its liability thereon or returned, rejected or repossessed any of such goods, except for complaints made or goods returned in the ordinary course of business for which, in the case of goods returned, goods of equal or greater value have been shipped in return (provided, that any Receivable deemed ineligible pursuant to this clause (g)(ii) shall only be ineligible to the extent of the value of the goods returned, rejected or repossessed); (h) the Customer is not (x) the United States government or the government of any state or political subdivision thereof or therein, or any agency or department of any thereof unless the Borrower complies with the Federal Assignment of Claims Act or other similar state statutes or (y) an Affiliate of Holdings, the Borrower or any subsidiary of any thereof; (i) (x) the Customer is a United States or Canadian person or an obligor in the United States or the Canadian Provinces of Ontario, Manitoba, Saskatchewan, Alberta or the Yukon Territories, (y) the Customer is one of the Customers identified on Schedule B annexed hereto, or (z) if the Customer is not a person or obligor described in clause (i)(x) and (i)(y) hereof, the Borrower has purchased credit insurance in form and amounts satisfactory to the Agent with respect to such Receivable; (j) the Receivable complies with all material requirements of all applicable laws and regulations, whether Federal, state or local (including, without limitation, usury laws and laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy); (k) to the best knowledge of the Borrower, the Receivable is in full force and effect and constitutes a legal, valid and binding obligation of the Customer enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general equity principles; (l) the Receivable is denominated in and provides for payment by the Customer in dollars; (m) the Receivable has not been and is not required to be charged off or written off as uncollectible in accordance with GAAP or the customary business practices of the Borrower; (n) the Agent on behalf of the Lenders possesses a valid, perfected first priority security interest in such Receivable as security for payment of the Obligations; and (o) the Agent is satisfied with the credit standing of the Customer in relation to the amount of credit extended. Notwithstanding the foregoing, all Receivables of any single Customer which, in the aggregate, exceed 30%, with respect to IBM Corporation (Endicott, New
York), or 15%, with respect to any other Customer, of the total Eligible Receivables at the time of any such determination shall be deemed not to be Eligible Receivables to the extent of such excess. References to percentages of Receivables are based on dollar amount of Receivables, and not number of Receivables.

                 "Environmental Claim" shall mean any written notice of violation, claim, demand, abatement or other order by any governmental authority or any person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or deed or use restrictions, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden, accidental or nonaccidental Releases), of, or exposure to, any Contaminant at, in, by or from any of the properties of the Borrower or its subsidiaries, (ii) the environmental aspects of the transportation, storage, treatment or disposal of Contaminants in connection with the operation of any of the properties of the Borrower or its subsidiaries or (iii) the violation, or alleged violation by the Borrower or any of its subsidiaries, of any statutes, ordinances, orders, rules, regulations, Permits or licenses of or from any governmental authority, agency or court relating to environmental matters connected with any of the properties of the Borrower or its subsidiaries, under any applicable Environmental Law.

                 "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section
9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Oil Pollution Act of 1990 (P.L. 101-380), the Safe Drinking

Water Act (42 U.S.C. Section  300(f), et seq.), the Clear Air Act (42 U.S.C.
Section  7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C.
Section 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), as such laws have been and hereafter may be amended or supplemented, and any related or analogous present or future Federal, state or local, statutes, rules, regulations, ordinances, licenses, permits and interpretations and orders of regulatory and administrative bodies.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

                 "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which together with any Loan Party would be treated as a single employer under the provisions of Title I or Title IV of ERISA.

                 "Eurodollar Lending Office" shall mean, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name in Schedule 2.03 annexed hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

                 "Eurodollar Loan" shall mean a Loan based on the Adjusted LIBO Rate in accordance with Article II hereof.

                 "Event of Default" shall have the meaning assigned to such term in Article VIII hereof.

                 "Final Maturity Date" shall mean the fifth anniversary of the Closing Date.

                 "Financial Officer" shall mean, with respect to any person, the chief financial officer of such person.

                 "FIRREA" shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time.

                 "Fiscal Year" shall mean the fiscal year of each Loan Party for accounting purposes which ends on September 30 of each year.

                 "Funded Debt" shall mean with respect to any person as of the date of determination thereof, all Indebtedness of such person and its subsidiaries on a Consolidated basis outstanding at such time which matures more than one year after the date of calculation, and any such Indebtedness maturing within one year from such date of calculation which is renewable or extendable at the option of the obligor to a date more than one year from such date and shall in any event include all Subordinated Indebtedness of the Borrower and the unpaid principal balance of all Loans.

                 "GAAP" shall have the meaning assigned to such term in Section
1.02 hereof.

                 "Grantor" shall mean any Grantor, Pledgor or Debtor, as such terms are as defined in any of the Security Documents.

                 "Guarantee" shall mean any obligation, contingent or otherwise, of any person guaranteeing or having the economic effect of guaranteeing any Indebtedness or obligation of any other person in any manner, whether directly or indirectly, and shall include, without limitation, any obligation of such person, direct or indirect, to (i) purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or obligation, (ii) purchase property, securities or services for the purpose of assuring the owner of such Indebtedness or obligation of the payment of such Indebtedness or obligation, or (iii) maintain working capital, equity capital, available cash or other financial condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or obligation; provided, however, that the term Guarantee shall not include endorsements for collection or collections for deposit, in either case in the ordinary course of business.

                 "Guarantor" shall mean, collectively, Holdings and each subsidiary thereof other than the Borrower and any foreign subsidiary of the Borrower, together with any other person that becomes a guarantor of the Obligations after the date hereof.

                 "Hazardous Material" shall mean any pollutant, contaminant, chemical, or industrial or hazardous, toxic or dangerous waste, substance or material, defined or regulated as such in (or for purposes of) any Environmental Law and any other toxic, reactive, or flammable chemicals, including (without limitation) any asbestos, any petroleum (including crude oil or any fraction), any radioactive substance and any polychlorinated biphenyls; provided, in the event that any Environmental Law is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided, further, to the extent that the applicable laws of any state establish a meaning for "hazardous material," "hazardous substance," "hazardous waste," "solid waste" or "toxic substance" which is broader than that specified in any Environmental Law, such broader meaning shall apply.

                 "Holdings" shall mean Aurora Electronics, Inc., a Delaware corporation, together with its successors and assigns.

                 "Holdings Transactions" shall mean, collectively, the issuance by Holdings to the Investor Group of the Convertible Preferred Stock, the Tender Offer, the sale to WCAS CP II of the WCAS Subordinated Note and related shares of Holdings' common stock pursuant to the Securities Purchase Agreement and the Redemption.

                 "HSR" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                 "Indebtedness" shall mean, with respect to any person, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments or upon which interest charges are customarily paid, (c) all obligations of such person for the deferred purchase price of property or services, except current accounts payable arising in the ordinary course of business and not overdue beyond such period as is commercially reasonable for such person's business, (d) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person and all Capitalized Lease Obligations, (e) all payment obligations of such person with respect to interest rate or currency protection agreements, (f) all obligations of such person as an account party under any letter of credit or in respect of bankers' acceptances,
(g) all obligations of any third party secured by property or assets of such person (regardless of whether or not such person is liable for repayment of such obligations), (h) all Guarantees of such person and (i) the redemption price of all redeemable preferred stock of such person, but only to the extent that such stock is redeemable at the option of the holder at any time prior to the Final Maturity Date or requires sinking fund or similar payments at any time prior to the Final Maturity Date.

                 "Indemnitees" shall have the meaning assigned to such term in
Section 11.04(c) hereof.

                 "Indenture" shall mean the Indenture, dated as of November 15, 1989, between Holdings and Ameritrust Texas N.A., relating to Holdings' 9 1/4% Senior Subordinated Notes due 1996, as supplemented by the First Supplemental Indenture, dated as of June 29, 1990 and the Second Supplemental Indenture, dated to be effective as of November 30, 1992.

                 "Information" shall have the meaning assigned to such term in Sec-tion 11.11 hereof.

                 "Interest Coverage Ratio" shall mean, with respect to any person for the four quarter period (or such lesser number of full fiscal quarters as shall have elapsed from the Closing Date) ending on the date of determination, the ratio of (A) (i) the sum for such person for such period of
(x) EBITDA and (y) MIS Related Capital Expenditures minus (ii) the sum of the cash capital expenditures and the principal component of Capitalized Lease Obligations and Allowed Distributions, to (B) Cash Interest Expense.

                 "Interest Expense" shall mean, with respect to any person for any period, the interest expense of such person during such period determined on a consolidated basis in accordance with GAAP, and shall in any event include, without limitation, (i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any Capitalized Lease Obligation allocable to interest expense, (iv) all dividend payments on preferred stock actually paid in cash, and (v) payments of interest expense in kind.

                 "Interest Margin" shall mean, with respect to any Alternate Base Loan or Eurodollar Loan, as applicable, the amount set forth below as corresponds to the ratio of Funded Debt to EBITDA set forth below determined on the Closing Date and adjusted thereafter (to the extent necessary based on a change in said ratio) (i) with respect to Alternate Base Loans, the day, or
(ii) with respect to Eurodollar Loans, the tenth Business Day following the day, the Agent receives the financial statements required to be delivered pursuant to Section 6.05(b) hereof (in the case of the first three fiscal quarters of each Fiscal Year) or Section 6.05(a) hereof (in the case of the fourth fiscal quarter of each Fiscal Year), in each case together with the corresponding compliance certificates required pursuant to Section 6.05(e), or if the Borrower shall fail to timely deliver such statements and certificates for any such period, then at the highest Interest Margin provided for herein until such time as the Borrower shall deliver such statements and certificate:

         Ratio of                          Adjusted                          Alternate Base
         Funded Debt                       LIBO Rate                         Rate Interest
         to EBITDA                         Interest Margin                   Margin
         --------------                    ---------------                   -------------------

          Greater than 3.50                2.75%                             1.25%
           to 1.00
          3.00 or greater to               2.50%                             1.00%
           3.50 to 1.00
          2.50 or greater to               2.25%                             0.75%
           3.00 to 1.00


          2.00 or greater to                       2.00%                     0.50%
           2.50 to 1.00
          Less than 2.00                           1.75%                     0.25%
           to 1.00

                 Notwithstanding the foregoing, on the Closing Date and until
(x) with respect to Alternate Base Loans, the day, or (y) with respect to Eurodollar Loans, the tenth Business Day following the day, the Agent receives the financial statements required under Section 6.05(a) for the Fiscal Year ending September 30, 1996 and the related compliance certificates, the Adjusted LIBO Rate Interest Margin shall be 2.75% and the Alternate Base Rate Interest Margin shall be 1.25%. Thereafter, the Interest Margin shall be adjusted (or not adjusted) in accordance with the provisions hereof.

                 "Interest Payment Date" shall mean (i) with respect to each Loan, the first Business Day of each March, June, September and December, commencing June 3, 1996, and (ii) in addition, with respect to each Eurodollar Loan, the last day of the Interest Period applicable thereto.

                 "Interest Period" shall mean, as to any Eurodollar Loan, the period commencing on the date of such Eurodollar Loan and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one (1), two (2), three (3) or six (6) months thereafter, as the Borrower may elect with respect to its Eurodollar Loans; provided, however, that (x) if an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (y) no Interest Period shall end later than the Final Maturity Date and (z) interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                 "Investor Group" shall mean WCAS VII and the other investors party to the Securities Purchase Agreement as of the Closing Date.

                 "Lender" shall have the meaning assigned to such term in the preamble to this Agreement.

                 "Letter of Credit" shall have the meaning assigned such term in Section 2.17 hereof.

                 "Letter of Credit Cash Collateral" shall mean cash collateral deposited in an account with the Agent on terms and conditions satisfactory to the Agent.

                 "Letter of Credit Usage" shall mean at any time, (i) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus
(ii) the unreimbursed drawings at such time under all such Letters of Credit.

                 "Leverage Ratio" shall mean, with respect to any person for the four quarter period ending on the date of determination, the ratio of (i) Funded Debt of such person as at the date of determination to (ii) Net Cash Flow of such person for the such four quarter period.

                 "LIBO Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the rate at which dollar deposits approximately equal in principal amount to the Eurodollar Loan of the Agent and for a maturity equal to the applicable Interest Period are offered in immediately available funds to the London branch of the Agent by leading banks in the London interbank market for Eurodollars at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period.

                 "Lien" shall mean, with respect to any asset, (i) any mortgage, lien, pledge, encumbrance, charge or security interest in or on such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset, (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities or (iv) any other right of or arrangement with any creditor to have such creditor's claim satisfied out of such assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

                 "Loan" shall mean any Tranche A Loan or any Tranche B Loan.

                 "Loan Documents" shall mean this Agreement, each Security Document, each Guarantee executed and delivered at any time with respect to the Obligations, each Notice of Borrowing, the Notes and each other document, instrument, or agreement now or hereafter delivered to the Agent or any Lender in connection herewith or therewith.

                 "Loan Party" shall mean the Borrower, each Grantor, each Guarantor, and each subsidiary thereof other than a foreign subsidiary.

                 "Margin Stock" shall have the meaning assigned to such term in Regulation U.

                 "Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets, prospects, operations or financial or other condition of (x) the Borrower or (y) any Loan Party and its subsidiaries taken as a whole, (ii) the ability of any Loan Party to perform or pay any of its Obligations in accordance with the terms hereof or of any other Loan Document,
(iii) the rights of, or benefits available to, the Lenders or the Agent under any Loan Document or (iv) the Agent's Lien on any material portion of the Collateral or the priority of such Lien.

                 "MIS Related Capital Expenditures" shall mean at any time the amount of capital expenditures actually made or incurred at or prior to such time in connection with the Century Division MIS Upgrade Program, which amount shall not in any event exceed $1,920,000 in the aggregate.

                 "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

                 "Net Amount of Eligible Inventory" shall mean, at any time, the aggregate value, computed at the lower of cost (on a FIFO basis) and current market value, of Eligible Inventory of the Borrower.

                 "Net Amount of Eligible Receivables" shall mean and include at any time, without duplication, the gross amount of Eligible Receivables at such time less (i) sales, excise or similar taxes and (ii) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed, in each case, with respect to such Eligible Receivables.

                 "Net Cash Flow" shall mean, with respect to any person for any period, without duplication of addition or subtraction of items, (A) the sum for such person for such period of (i) the aggregate pre-tax income (or loss) from continuing operations, (ii) depreciation and amortization, (iii) other noncash items properly deducted in arriving at pre-tax income (including, without limitation, Approved Repair Unit Charges) and (iv) MIS Related Capital Expenditures minus (B) the sum for such person for such period of (i) the principal component of all capital expenditures, (ii) Allowed Distributions and
(iii) all income taxes paid in cash.

                 "Net Income" shall mean, with respect to any person for any period, the aggregate income (or loss) of such person for such period which shall be an amount equal to net revenues and other proper items of income for such person less the aggregate for such person of any and all items that are treated as expenses under GAAP, and less Federal, state and local income taxes, but excluding any extraordinary gains or losses or any gains or losses from the sale or disposition of assets other than in the ordinary course of business, all computed and calculated in accordance with GAAP.

                 "Notes" shall mean the Tranche A Notes and the Tranche B
Notes.

                 "Notice of Borrowing" shall have the meaning assigned to such term in Section 2.03 hereof.

                 "Obligations" shall mean all obligations, liabilities and Indebtedness of the Borrower to the Lenders and the Agent, whether now existing or hereafter created, direct or indirect, due or not, whether created directly or acquired by assignment, participation or otherwise, including without limitation all obligations, the Security Documents and other Loan Documents, the principal of and interest on the Loans and the payment or performance of all other obligations, liabilities, and Indebtedness of the Borrower to the Lenders and the Agent hereunder, under the Letters of Credit or under any one or more of the other Loan Documents, including without limitation all fees, costs, expenses and indemnity obligations hereunder and thereunder.

                 "Other Taxes" shall have the meaning assigned to such term in
Section 2.15(b) hereof.

                 "PBGC" shall mean the Pension Benefit Guaranty Corporation.

                 "Pension Plan" shall mean any Plan which is subject to the provisions of Title IV of ERISA.

                 "Permits" shall have the meaning assigned to such term in
Section 4.18 hereof.

                 "Permitted Acquisition" shall have the meaning assigned to such term in Section 7.05 hereof.

                 "Permitted Distribution" shall have the meaning assigned to such term in Section 7.04 hereof.

                 "person" shall mean any natural person, corporation, business trust, association, company, joint venture, partnership or government or any agency or political subdivision thereof.

                 "Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA and which is maintained (in whole or in part) for employees of the Borrower, any subsidiary or any ERISA Affiliate.

                 "Pledge Agreement" shall mean the Pledge Agreement dated as of the date hereof, between the Grantor(s) and the Agent, for the benefit of the Lenders, in substantially the form of Exhibit D annexed hereto, as amended, modified or supplemented from time to time.

                 "Pledged Stock" shall have the meaning assigned to such term in the Pledge Agreement.

                 "Receivables" shall mean and include all of the Borrower's accounts, instruments, documents, chattel paper and general intangibles, whether secured or unsecured, whether now existing or hereafter created or arising, and whether or not specifically assigned to the Agent for the ratable benefit of the Lenders.

                 "Redemption" shall mean, collectively, the Redemption Offer and the Defeasance.

                 "Redemption Amount" shall mean an amount equal to $9,029,000 plus accrued and unpaid interest on Holdings' 9 1/4% Senior Subordinated Notes due 1996 to the date of redemption, as set forth in the Redemption Offer.

                 "Redemption Offer" shall mean the thirty (30) days' irrevocable written notice dated April 1, 1996 given by Holdings to all holders of its outstanding 9 1/4% Senior Subordinated Notes of Holdings' intention to redeem 100% of such notes for the Redemption Amount.

                 "Register" shall have the meaning assigned to such term in
Section 11.03(e) hereof.

                 "Regulation D" shall mean Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                 "Regulation G" shall mean Regulation G of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                 "Regulation T" shall mean Regulation T of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                 "Regulation U" shall mean Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                 "Regulation X" shall mean Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                 "Release" shall mean any releasing, spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, in each case as defined in Environmental Law, and shall include any "Threatened Release," as defined in Environmental Law.

                 "Remedial Work" shall mean any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature with respect to any property of the Loan Parties (whether such property is owned, leased, subleased or used), including, without limitation, with respect to Contaminants and the Release thereof.

                 "Reportable Event" shall mean a Reportable Event as defined in Sec-tion 4043(c) of ERISA.

                 "Required Lenders" shall mean Lenders having 66 2/3% of the Total Commitment.

                 "Responsible Officer" shall mean, with respect to any person, any vice president or the president, the chief executive officer, the chief financial officer or controller, of such person.

                 "Securities Purchase Agreement" shall mean the Securities Purchase Agreement dated February 21, 1996 among the Investor Group, WCAS CP II and Holdings, as amended, modified or supplemented from time to time in accordance with its terms and the limitations set forth in Section 7.19 hereof.

                 "Security Agreement" shall mean the Security Agreement dated as of the date hereof, between the Grantor(s) and the Agent, for the benefit of the Lenders, substantially in the form of Exhibit E annexed hereto, as amended, modified or supplemented from time to time.

                 "Security Agreement - Patents and Trademarks" shall mean the Security Agreement and Mortgage - Patents and Trademarks, dated as of the date hereof, between the Debtor(s), as such term is defined therein, and the Agent, for the benefit of the Lenders, substantially in the form of Exhibit G annexed hereto, as amended, modified or supplemented from time to time.

                 "Security Documents" shall mean the Pledge Agreement, the Security Agreement, the Security Agreement - Patents and Trademarks and each other agreement now existing or hereafter created providing collateral security for the payment or performance of any Obligations.

                 "Subordinated Indebtedness" shall mean, with respect to any Loan Party, Indebtedness subordinated in right of payment to such person's monetary obligations under this Agreement upon terms satisfactory to and approved in writing by the Agent, to the extent it does not by its terms mature or become subject to any mandatory prepayment or amortization of principal prior to the Final Maturity Date, and, with respect to Holdings, shall in any event include the Indebtedness of Holdings pursuant to the Subordinated Notes.

                 "Subordinated Notes" shall mean, collectively, the WCAS Subordinated Note, Holdings' 7 3/4% Convertible Subordinated Debentures due April 15, 2001, Holdings' 7% Subordinated Convertible Promissory Note due September 30, 1997 in the original principal amount of $304,447.94, Holdings' 7% Subordinated Convertible Promissory Note due September 30, 1997 in the original principal amount of $578,066.82, Holdings' 7% Subordinated Convertible Promissory Note due September 30, 1996 in the original principal amount of $578,066.82 and Holdings' 7% Subordinated Convertible Promissory Note due September 30, 1996 in the original principal amount of $304,447.94, and all instruments or other documents relating thereto, in each case as amended, modified or supplemented from time to time in accordance with their respective terms and the limitations set forth in Section 7.19 hereof.

                 "subsidiary" shall mean, with respect to any person, any corporation, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by the parent of such person or one or more subsidiaries of the parent of such person.

                 "Target" shall have the meaning assigned to such term is
Section 7.05 hereof.

                 "Taxes" shall have the meaning assigned to such term in
Section 2.15(a) hereof.

                 "Tender Offer" shall mean the offer by Holdings to purchase for cash up to 6,500,000 issued and outstanding shares of capital stock of Holdings pursuant to the Tender Offer Documents.

                 "Tender Offer Documents" shall mean the Offer to Purchase dated February 23, 1996 and the related letter of transmittal concerning the offer by Holdings to purchase up to 6,500,000 issued and outstanding shares of capital stock of Holdings, as amended, modified or supplemented from time to time in accordance with its terms and the limitations set forth in Section 7.19 hereof.

                 "Termination Date" shall mean the earlier to occur of (i) the Final Maturity Date and (ii) such date as the Loans shall otherwise be payable in full and the Commitments shall terminate, expire or be canceled in accordance with the terms of this Agreement.

                 "Total Commitment" shall mean the sum of the Lenders' Commitments, as the same shall be reduced from time to time pursuant to Section
2.07 hereof.

                 "Total Tranche A Commitment" shall mean the sum of the Lenders' Tranche A Commitments, as the same may be reduced from time to time pursuant to Section 2.07 hereof.

                 "Total Tranche B Commitment" shall mean the sum of the Lenders' Tranche B Commitments, as the same shall be reduced from time to time pursuant to Section 2.07 hereof.

                 "Tranche A Alternate Base Loan" shall mean a Tranche A Loan that is an Alternate Base Loan.

                 "Tranche A Commitment" shall mean, with respect to any Lender, the Tranche A Commitment of such Lender as set forth in Schedule 2.01(a).

                 "Tranche A Eurodollar Loan" shall mean a Tranche A Loan that is a Eurodollar Loan.

                 "Tranche A Loan" shall mean a Tranche A Loan made pursuant to Sections 2.01 and 2.02 hereof.

                 "Tranche A Notes" shall mean the Tranche A Notes of the Borrower, executed and delivered as provided in Section 2.04 hereof, in substantially the form of Exhibit A annexed hereto, as amended, modified or supplemented from time to time.

                 "Tranche B Alternate Base Loan" shall mean a Tranche B Loan that is an Alternate Base Loan.

                 "Tranche B Commitment" shall mean, with respect to any Lender, the Tranche B Commitment of such Lender as set forth in Schedule 2.01(b), as the same shall be reduced from time to time pursuant to Section 2.07 hereof.

                 "Tranche B Eurodollar Loan" shall mean a Tranche B Loan that is a Eurodollar Loan.

                 "Tranche B Loan" shall mean a Tranche B Loan made pursuant to Sections 2.01 and 2.02 hereof.

                 "Tranche B Notes" shall mean the Tranche B Notes of the Borrower, executed and delivered as provided in Section 2.04 hereof, in substantially the form of Exhibit B annexed hereto, as amended, modified or supplemented from time to time.

                 "Transactions" shall have the meaning assigned to such term in Sec-tion 4.02 hereof.

                 "WCAS VII" shall mean Welsh, Carson, Anderson & Stowe VII,
L.P.

                 "WCAS CP II" shall mean WCAS Capital Partners II, L.P.

                 "WCAS Subordinated Note" shall mean the 10% Senior Subordinated Note due September 2001 made by Holdings in favor of WCAS CP II in the original principal amount of $10,000,000, as amended, modified or supplemented from time to time in accordance with its terms and the limitations set forth in Section 7.19 hereof.

                 SECTION 1.02. Accounting Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under generally accepted accounting principles in effect from time to time in the United States applied on a basis consistent with those used in preparing the financial statements referred to in Section 6.05 hereof ("GAAP"); provided, however, that each reference in Article VII hereof, or in the definition of any term used in Article VII hereof, to GAAP shall mean GAAP as in effect on the date hereof.


II.      THE LOANS

                 SECTION 2.01. Tranche A Commitments and Tranche B Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees to make Tranche A Loans to the Borrower, at any time and from time to time after the Closing Date and prior to the Termination Date, in an aggregate principal amount at any time outstanding not to exceed the amount of such Lender's Tranche A Commitment set forth opposite its name in Schedule 2.01(a) annexed hereto, as such Tranche A Commitment may be reduced from time to time in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the aggregate principal amount of Tranche A Loans outstanding at any time shall not exceed the lesser of (A) the Total Tranche A Commitment (as such amount may be reduced in accordance with the provisions of this Agreement) and (B) an amount equal to the sum of (i) up to eighty-five percent (85%) of the Net Amount of Eligible Receivables, plus (ii) the lesser of (a) $4,500,000 and (b) up to thirty percent (30%) of the Net Amount of Eligible Inventory (this clause (B) referred to herein as the "Borrowing Base") minus (2) the sum at such time of (x) reserves from time to time required by reason of Section 7.01(c) hereof and (y) the Letter of Credit Usage at such time (not to exceed $1,500,000 at any time. The Borrowing Base will be computed monthly and a compliance certificate from a Responsible Officer of the Borrower presenting its computation will be delivered to the Agent in accordance with Section 6.05 hereof. The percentage referred to in clause (B)(i) of this Section 2.01(a) may be increased or decreased by the Agent at any time and from time to time in the exercise of its reasonable discretion; provided, that the Agent shall have the unconditional right to decrease such percentage if the Agent believes the Dilution Percentage equals or will equal 5% or more. The Borrower consents to any such increases or decreases and acknowledges that decreasing such percentage may limit or restrict Tranche A Loans requested by the Borrower and/or require prepayments of Tranche A Loans pursuant to Section 2.09(b) hereof.

                 Subject to the foregoing and within the foregoing limits, the Borrower may borrow, repay (or, subject to the provisions of Section 2.09 hereof, prepay) and reborrow Tranche A Loans, on and after the date hereof and prior to the Termination Date, subject to the terms, provisions and limitations set forth herein, including, without limitation, the requirement that no Tranche A Loan shall be made hereunder if the amount thereof exceeds the Availability outstanding at such time.

                 (b) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees to make Tranche B Loans to the Borrower, at any time and from time to time from the date hereof to the Termination Date, in an aggregate principal amount at any time outstanding not to exceed the amount of such Lender's Tranche B Commitment set forth opposite its name in Schedule 2.01(b) annexed hereto, as such Tranche B Commitment shall be reduced from time to time in accordance with the provisions of this Agreement.

                 Subject to the foregoing and within the foregoing limits, the Borrower may borrow, repay (or, subject to the provisions of Section 2.09 hereof, prepay) and reborrow Tranche B Loans, on and after the date hereof and prior to the Termination Date, subject to the terms, provisions and limitations set forth herein, including, without limitation, the requirement that no Tranche B Loan shall be made hereunder if after giving effect thereto the sum of the aggregate principal amount of the Tranche B Loans outstanding hereunder would exceed the Total Tranche B Commitment (as such amount shall be reduced pursuant to the provisions of this Agreement); provided, however, that in no event shall the aggregate Tranche B Loans made on the Closing Date exceed $12,000,000.

                 SECTION 2.02. Loans. (a) The Loans made by the Lenders on any date shall be in integral multiples of $50,000; provided, however, that the Eurodollar Loans made on any date shall be in a minimum aggregate amount equal to the product of $500,000 times the number of Lenders at such date.

                 (b) Loans shall be made ratably by the Lenders in accordance with their respective Tranche A Commitments or Tranche B Commitments, as the case may be; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder. The initial Tranche A Loans shall be made by the Lenders against delivery of Tranche A Notes, payable to the order of the Lenders, as referred to in Section 2.04 hereof. The initial Tranche B Loans shall be made by the Lenders against delivery of Tranche B Notes, payable to the order of the Lenders, as referred to in Section 2.04 hereof.

                 (c) Each Loan shall be either an Alternate Base Loan or a Eurodollar Loan as the Borrower may request pursuant to Section 2.03 hereof. Each Lender may fulfill its obligations under this Agreement by causing its Applicable Lending Office to make such Loan; provided, however, that the exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the term of the applicable Note. Not more than five (5) Eurodollar Loans may be outstanding at any one time.

                 (d) Subject to the provisions of paragraph (e) below, each Lender shall make its Tranche A Loans or Tranche B Loans, as the case may be, on the proposed dates thereof by paying the amount required to the Agent in New York, New York in immediately available funds not later than 12:00 noon, New York City time, and the Agent shall as soon as practicable, but in no event later than 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Borrower with the Agent in immediately available funds or, if Loans are not to be made on such date because any condition precedent to a borrowing herein specified is not met, return the amounts so received to the respective Lenders.

                 (e) The Borrower shall have the right at any time upon prior irrevocable written, telex or facsimile notice (promptly confirmed in writing) to the Agent given in the manner and at the times specified in Section
2.03 with respect to the Loans into which conversion or continuation is to be made, to convert all or any portion of Eurodollar Loans into Alternate Base Loans, to convert all or any portion of Alternate Base Loans into Eurodollar Loans (specifying the Interest Period to be applicable thereto), to convert the Interest Period with respect to all or any portion of any Eurodollar Loans to another permissible Interest Period, and to continue all or any portion of any Loans into a subsequent Interest Period of the same duration, subject to the terms and conditions of this Agreement (including the last sentence of Section 2.02(c) hereof) and to the following:

                      (i) in the case of a conversion or continuation of fewer than all the Loans, the aggregate principal amount of Loans converted or continued shall not be less than $50,000 in the case of Alternate Base Loans or $500,000 times the number of Lenders at such time in the case of Eurodollar Loans;

                     (ii) accrued interest on a Eurodollar Loan (or portion thereof) being converted or continued shall be paid by the Borrower at the time of conversion or continuation;

                    (iii) if any Eurodollar Loan is converted at any time other than the end of an Interest Period applicable thereto, the Borrower shall make such payments associated therewith as are required pursuant to Section 2.12;

                      (iv) any portion of a Loan which is subject to an Interest Period ending on a date that is less than one (1) month prior to the Termination Date may not be converted into, or continued as, a Eurodollar Loan and shall be automatically converted at the end of such Interest Period into an Alternate Base Loan; and

                      (v) no Default or Event of Default shall have occurred and be continuing.

                 The Interest Period applicable to any Eurodollar Loan resulting from a conversion shall be specified by the Borrower in the irrevocable notice of conversion delivered pursuant to this Section; provided, that with respect to Tranche B Eurodollar Loans no Interest Period which extends beyond the date of the next scheduled automatic reduction of the Total Tranche B Commitment pursuant to Section 2.07(c) hereof shall be selected if as a result of such selection the aggregate principal amount of all Tranche B Eurodollar Loans that have Interest Periods which would expire after such date would be in excess of the Total Tranche B Commitment then in effect less $1,000,000; provided, however, that if no such Interest Period shall be specified, the Borrower shall be deemed to have selected an Interest Period of one (1) months' duration; provided, further, that no such Interest Period may be for more than one (1) month's duration for the period commencing on the Closing Date and ending on the earlier of (A) the 120th day following the Closing Date and (B) the satisfactory completion by Chemical Bank of the syndication of its Commitment and Loans (as determined by Chemical Bank). If the Borrower shall not have given timely notice to continue any Eurodollar Loan into a subsequent Interest Period (and shall not otherwise have given notice to convert such Loan), such Loan (unless repaid or required to be repaid pursuant to the terms hereof) shall, subject to (iv) and (v) above, automatically be converted into an Alternate Base Loan. The Agent shall promptly advise the Lenders of any notice given pursuant to this Section and of each Lender's portion of the continuation or conversion hereunder.

                 SECTION 2.03. Notice of Loans. The Borrower shall, through a Responsible Officer of the Borrower, give the Agent irrevocable written, telex or facsimile notice (promptly confirmed in writing) of each borrowing (including, without limitation, a conversion as permitted by Section 2.02(e) hereof) not later than 12:00 noon, New York City time, (i) three (3) Business Days before a proposed Eurodollar Loan borrowing or conversion and (ii) one Business Day before an Alternate Base Loan borrowing or conversion. Each such notice under this Section 2.03 shall be substantially in the form of Exhibit H annexed hereto (each a "Notice of Borrowing") and shall specify (v) whether the Loans then being requested are to be Tranche A Loans or Tranche B Loans, (w) whether the Loans then being requested are to be Alternate Base Loans or Eurodollar Loans, (x) the date of such borrowing (which shall be a Business
Day) and amount thereof, (y) if such Loans are to be Eurodollar Loans, the Interest Period with respect thereto and (z) if such Loans are to be Tranche B Loans, the purpose(s) for which such Loans will be used. If no election as to the type of Loan is specified in any such notice, all such Loans shall be Tranche A Alternate Base Loans. If no Interest Period with respect to any Eurodollar Loan is specified in any such notice, then an Interest Period of three (3) months' duration shall be deemed to have been selected; provided, however, that no such Interest Period may be for more than one (1) month's duration for the period commencing on the Closing Date and ending on the earlier of (i) the 120th day following the Closing Date and (ii) the satisfactory completion by Chemical Bank of the syndication of its Commitment and Loans (as determined by Chemical Bank). The Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.03 and of each Lender's portion of the requested borrowing.

                 SECTION 2.04. Notes; Repayment of Loans. (a) All Tranche A Loans made by a Lender to the Borrower shall be evidenced by a single Tranche A Note, duly executed on behalf of the Borrower, dated the Closing Date, in substantially the form of Exhibit A annexed hereto, delivered and payable to such Lender in a principal amount equal to its Tranche A Commitment to the Borrower on such date. All Tranche B Loans made by a Lender to the Borrower shall be evidenced by a single Tranche B Note, duly executed on behalf of the Borrower, dated the Closing Date, in substantially the form of Exhibit B annexed hereto, delivered and payable to such Lender in a principal amount equal to its Tranche B Commitment in respect of the Borrower on such date. The outstanding balance of each Loan, as evidenced by any such Note, shall mature and be due and payable on the Termination Date.

                 (b) Each Note shall bear interest from its date on the outstanding principal balance thereof, as provided in Section 2.05 hereof.

                 (c) Each Lender, or the Agent on its behalf, shall, and is hereby authorized by the Borrower to, endorse on the schedule attached to the Tranche A Note or Tranche B Note, as applicable, of such Lender (or on a continuation of such schedule attached to such Note and made a part thereof) an appropriate notation evidencing the date and amount of each Loan to the Borrower from such Lender, as well as the date and amount of each payment and prepayment with respect thereto; provided, however, that the failure of any person to make such a notation on a Note shall not affect any obligations of the Borrower under such Note. Any such notation shall be conclusive and binding as to the date and amount of such Loan or portion thereof, or payment or prepayment of principal or interest thereon, absent manifest error.

                 SECTION 2.05. Interest on Loans. (a) Subject to the provisions of Section 2.05(c) and Section 2.08 hereof, each Alternate Base Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus the applicable Interest Margin.

                 (b)      Subject to the provisions of Section 2.05(c) and
Section 2.08 hereof, each Eurodollar Loan shall bear interest at a rate per annum equal to the Adjusted LIBO Rate plus the applicable Interest Margin.

                 (c) Interest on each Loan shall be payable in arrears on each applicable Interest Payment Date and on the Final Maturity Date. Interest on each Alternate Base Loan and Eurodollar Loan shall be computed based on the number of days elapsed in a year of 360 days. The Agent shall determine each interest rate applicable to the Loans and shall promptly advise the Borrower and the Lenders of the interest rate so determined.

                 SECTION 2.06. Fees. (a) The Borrower shall pay each Lender, through the Agent, (i) on the first Business Day of each March, June, September and December commencing June 3, 1996, (ii) on the date of any reduction of the Commitments in accordance with the provisions of this Agreement and (iii) on the Termination Date, in immediately available funds, a commitment fee (the "Commitment Fee") of 0.375% per annum on the average daily unused amount of the Commitment of such Lender, during the quarter (or shorter period) ending on such date. The Commitment Fee due to each Lender under this
Section 2.06 shall commence to accrue on the date hereof and cease to accrue on the earlier of (i) the Termination Date and (ii) the termination of the Commitment of such Lender in accordance with the provisions of this Agreement. The Commitment Fee shall be calculated on the basis of the actual number of days elapsed in a year of 360 days.

                 (b) Until such time as all Obligations (excluding indemnity obligations surviving the payment in full of the Notes and the termination of the Total Commitment) shall have been paid in full and all commitments to lend hereunder shall have terminated, the Borrower shall pay to the Agent for its own account an administration fee equal to $35,000 per annum payable in full in cash on the Closing Date and in equal quarterly installments of $8,750 commencing one year after the Closing Date. Such administration fee shall be in addition to any reimbursement obligation of the Borrower to the Agent under the provisions of this Agreement.

                 SECTION 2.07.    Termination and Reduction of Commitments.
(a) Upon at least three (3) Business Days' prior irrevocable written notice (or facsimile notice promptly confirmed in writing) to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Tranche A Commitment, ratably among the Lenders in accordance with the amounts of their Tranche A Commitments; provided, however, that the Total Tranche A Commitment shall not be reduced at any time to an amount less than the Tranche A Loans outstanding under the Tranche A Commitments and the Letter of Credit Usage at such time. Each partial reduction of the Total Tranche A Commitment shall be in a minimum of $500,000 or an integral multiple of $100,000.

                 (b) Simultaneously with any termination or reduction of the Total Tranche A Commitment pursuant to paragraph (a) of this Section 2.07 or otherwise, the Borrower shall pay to each Lender, through the Agent, the Commitment Fee due and owing through and including the date of such termination or reduction on the amount of the Tranche A Commitment of such Lender so terminated or reduced.

                 (c) Upon at least three (3) Business Days' prior irrevocable written notice (or facsimile notice promptly confirmed in writing) to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Tranche B Commitment, ratably among the Lenders in accordance with the amounts of their Tranche B Commitments; provided, however, that the Total Tranche B Commitment shall not be reduced at any time to an amount less than the Tranche B Loans outstanding under the Tranche B Commitments at such time. Each partial reduction of the Total Tranche B Commitment shall be in a minimum of $500,000 or an integral multiple of $100,000. The Total Tranche B Commitment shall be reduced permanently and automatically by $1,000,000 on June 30, 1996 and on the last Business Day of each September, December, March and June occurring thereafter through and including the Final Maturity Date, such reductions to be applied ratably among the Lenders in accordance with the amounts of their Tranche B Commitments.

                 (d) Simultaneously with any termination or reduction of the Total Tranche B Commitment pursuant to paragraph (c) of this Section 2.07 or otherwise, the Borrower shall pay to each Lender, through the Agent, the Commitment Fee due and owing through and including the date of such termination or reduction on the amount of the Tranche B Commitment of such Lender so terminated or reduced.

                 (e) The Total Tranche B Commitment shall be permanently reduced on each date that a prepayment of principal of the Loans is required pursuant to Section 2.09(d) or 2.09(e) hereof by the amount of each such required prepayment until it is equal to zero. In any event, the Commitment of each Lender shall automatically and permanently terminate on the Termination Date, and all Loans still outstanding on such date shall be due and payable in full together with accrued interest thereon.

                 SECTION 2.08. Interest on Overdue Amounts; Alternate Rate of Interest. (a) If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, the Borrower shall on demand by the Agent or the Required Lenders from time to time pay interest, to the extent permitted by law, on all Obligations outstanding up to the date of actual payment of such defaulted amount (after as well as before judgment) at a rate per annum equal to two percent (2%) in excess of the rates otherwise applicable thereto.

                 (b) In the event, and on each occasion, that on the day two (2) Business Days prior to the commencement of any Interest Period for a Eurodollar Loan the Agent shall have determined that dollar deposits in the amount of each Eurodollar Loan are not generally available in the London interbank market, or that the rate at which dollar deposits are being offered will not reflect adequately and fairly the cost to any Lender of making or maintaining such Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Agent shall as soon as practicable thereafter give written notice (or facsimile notice promptly confirmed in writing) of such determination to the Borrower and the Lenders, and any request by the Borrower for the making of a Eurodollar Loan pursuant to Section 2.03 hereof or conversion or continuation of any Loan into a Eurodollar Loan pursuant to Section 2.02 hereof shall, until the circumstances giving rise to such notice no longer exist, be deemed to be a request for an Alternate Base Loan. Each determination by the Agent made hereunder shall be conclusive absent manifest error.

                 SECTION 2.09. Prepayment of Loans. (a) Subject to the terms and conditions contained in this Section 2.09 and elsewhere in this Agreement, the Borrower shall have the right to prepay any Loan at any time in whole or from time to time in part (except in the case of a Eurodollar Loan only on the last day of an Interest

Period) without penalty (except as otherwise provided for herein); provided, however, that each such partial prepayment of a Loan shall be in an integral multiple of $50,000.

                 (b) The Borrower shall make prepayments of the Tranche A Loans from time to time such that the Availability equals or exceeds zero at all times. Any prepayments required by this paragraph (b) shall be applied as follows: (i) first, to outstanding Tranche A Alternate Base Loans up to the full amount thereof and then to outstanding Tranche A Eurodollar Loans up to the full amount thereof; provided, however, that so long as no Default or Event of Default has occurred and is continuing, the Borrower shall not be required to make any prepayment of any Eurodollar Loan pursuant to this Section until the last day of the Interest Period with respect thereto so long as an amount equal to such prepayment is deposited by the Borrower in a cash collateral account with the Agent to be held in such account on terms satisfactory to the Agent, and (ii) second, if at such time there are undrawn Letters of Credit outstanding, to provide Letter of Credit Cash Collateral up to the aggregate undrawn amount of all such outstanding Letters of Credit, to be held by the Agent for the benefit of the Lenders for application by the Agent to the payment of any drawing made under any such Letters of Credit.

                 (c) The Borrower shall make prepayments of the Tranche B Loans from time to time such that the outstanding balance of such Tranche B Loans does not at any time exceed the Total Tranche B Commitment. Any prepayments required by this paragraph (c) shall be applied to outstanding Tranche B Alternate Base Loans up to the full amount thereof before they are applied to outstanding Tranche B Eurodollar Loans; provided, however, that so long as no Default or Event of Default has occurred and is continuing, the Borrower shall not be required to make any prepayment of any Eurodollar Loan pursuant to this Section (other than a prepayment resulting from a scheduled automatic reduction in the Total Tranche B Commitment pursuant to Section 2.07(c) hereof) until the last day of the Interest Period with respect thereto so long as an amount equal to such prepayment is deposited by the Borrower in a cash collateral account with the Agent to be held in such account on terms satisfactory to the Agent.

                 (d) Within three (3) days of (i) the sale of any assets of the Borrower or any of its subsidiaries (excluding sales of inventory in the ordinary course of business) or of the capital stock of the Borrower or any of its subsidiaries (subject to Section 7.05 hereof) or (ii) the consummation of the issuance of any debt securities of the Borrower or Holdings or any of their respective subsidiaries, the Borrower shall make a mandatory prepayment of the Loans in an amount equal to 100% of the proceeds received (net of taxes due and any reasonable expenses of sale); provided, that notwithstanding the foregoing, no payment shall be due under the foregoing provision in respect of any sale of assets of the Borrower or any of its subsidiaries in any Fiscal

Year until the fair market value of all assets of the Borrower and its subsidiaries sold in such Fiscal Year equals or exceeds $250,000, at which time 100% of the proceeds received (net of taxes due and any reasonable expenses of sale) in excess of such $250,000 shall be due and payable hereunder. Any prepayments required by this paragraph (d) shall be applied as follows: (A) first, to outstanding Tranche B Alternate Base Loans up to the full amount thereof and then to outstanding Tranche B Eurodollar Loans up to the full amount thereof, (B) second, to outstanding Tranche A Alternate Base Loans up to the full amount thereof and then to Tranche A Eurodollar Loans up to the full amount thereof; provided, however, that so long as no Default or Event of Default has occurred and is continuing, the Borrower shall not be required to make any prepayment of any Eurodollar Loan required pursuant to this Section until the last day of the Interest Period with respect thereto so long as an amount equal to such prepayment is deposited by the Borrower into a cash collateral account with the Agent to be held in such account pursuant to terms satisfactory to the Agent, (C) third, if at such time there are undrawn Letters of Credit outstanding and Availability is less than zero, to provide Letter of Credit Cash Collateral up to the aggregate undrawn amount of such Letters of Credit, to be held by the Agent for the benefit of the Lenders for application by the Agent to the payment of any drawing made under any such Letters of Credit, and (D) fourth, to the Borrower. Nothing contained in this paragraph
(d) shall be or be deemed to be a consent to the sale of any assets or stock or the issuance of any stock or debt securities.

                 (e)      (i)     Except as provided in clause (ii) below,
promptly and in any event not more than three (3) Business Days following the receipt by the Agent or any Loan Party of any net proceeds of (x) any casualty insurance on account of each separate loss, damage or injury (each, a "Casualty Event") in excess of $500,000 (or, if there shall be continuing a Default or an Event of Default, of the full amount of net proceeds) to any asset of such Loan Party (including, without limitation, any Collateral), or (y) any business interruption insurance on account of any business interruption event (each, a "BI Event") in excess of $500,000 (or, if there shall be continuing a Default or Event of Default, of the full amount of net proceeds), such Loan Party shall notify the Agent of such receipt in writing or by telephone promptly confirmed in writing, and not later than three (3) Business Days following receipt by the Agent or such Loan Party of any such proceeds, there shall become due and payable a prepayment of the Loans in an amount equal to 100% of such proceeds. Prepayments from such net proceeds shall be applied as follows: (A) first, to outstanding Tranche B Alternate Base Loans up to the full amount thereof and then to outstanding Tranche B Eurodollar Loans up to the full amount thereof,
(B) second, to outstanding Tranche A Alternate Base Loans up to the full amount thereof and then to Tranche A Eurodollar Loans up to the full amount thereof; provided, however, that so long as no Default or Event of Default has occurred and is continuing, the Borrower shall not be required to make any prepayment of any Eurodollar Loan required pursuant to this Section until the last day of the Interest Period with respect thereto so long as an amount equal to such prepayment is deposited by the Borrower into a cash collateral account with the Agent to be held in such account pursuant to terms satisfactory to the Agent, (C) third, if at such time there are undrawn Letters of Credit outstanding and Availability is less than zero, to provide Letter of Credit Cash Collateral up to the aggregate undrawn amount of all such outstanding Letters of Credit, to be held by the Agent for the benefit of the Lenders for application by the Agent to the payment of any drawing made under any such Letters of Credit, and (D) fourth, to the Borrower.

                      (ii) In the case of the receipt of net proceeds described in clause (i) above with respect to a Casualty Event or BI Event, the Borrower may elect, by written notice delivered to the Agent not later than the third day prior to the day on which a prepayment would otherwise be required under clause (i), (x) in the case of proceeds received with respect to a BI Event, to use such proceeds in the ordinary course of Borrower's business and
(y) in the case of proceeds received with respect to any Casualty Event, to apply all or a portion of such net proceeds for the purpose of replacing, repairing, restoring or rebuilding (referred to herein as a "Rebuilding") the relevant tangible property, and, in any such event, any required prepayment under clause (i) above shall be reduced dollar for dollar by the amount of such election under clause (x) or clause (y) of this sentence. An election under this clause (ii) shall not be effective unless: (x) at the time of such election there is continuing no Default or Event of Default; (y) the Borrower shall have certified to the Agent that: (i) the net proceeds of the insurance adjustment with respect to a Casualty Event, together with other funds available to the Borrower, shall be sufficient to complete such proposed Rebuilding in accordance with all applicable laws, regulations and ordinances; and (ii) no Default or Event of Default has arisen or will arise as a result of such BI Event, Casualty Event or Rebuilding; and (z) if the amount of net proceeds in question exceeds $500,000, the Borrower shall have obtained the written consent of the Required Lenders to such election.

                      (iii) In the event of an election under clause (ii) above, pending application of the net proceeds to business operations with respect to a BI Event or to Rebuilding with respect to a Casualty Event, the Borrower shall not later than the time at which prepayment would have been, in the absence of such election, required under clause (i) above, apply such net proceeds to the prepayment of the outstanding principal balance, if any, of the Tranche A Loans (not in permanent reduction of the Total Tranche A Commitment), and the Borrower may elect, in the written notice delivered pursuant to clause
(ii) above, either to (i) deposit (the "Special Deposit") with the Agent, the balance, if any, of such net proceeds remaining after such application, pursuant to agreements in form, scope and substance reasonably satisfactory to the Agent or (ii) apply such balance to the prepayment of the outstanding principal balance, if any, of the Tranche B Loans (not in permanent reduction of the Total Tranche B

Commitment). The Special Deposit, if any, together with all earnings on such Special Deposit, shall be available to the Borrower solely for the applicable Rebuilding or ordinary course business operations, as the case may be; provided, however, that at such time as a Default or Event of Default shall occur, the balance of the Special Deposit and earnings thereon may be applied by the Agent to repay the Obligations in such order as the Agent shall elect. The Agent shall be entitled to require proof, as a condition to the making of any withdrawal from the Special Deposit, that the proceeds of such withdrawal are being applied for the purposes permitted hereunder.

                 (f) When making a prepayment, whether mandatory or otherwise, pursuant to paragraph (a), (b), (c), (d) or (e) above, the Borrower shall furnish to the Agent, not later than 11:00 a.m. (New York City time) (i) on the date of such prepayment of Alternate Base Loans and (ii) three (3) Business Days prior to the date of such prepayment of Eurodollar Loans, written, telex or facsimile notice (promptly confirmed in writing) of prepayment which shall specify the prepayment date and the principal amount of each Loan (or portion thereof) to be prepaid, which notice shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount stated therein on the date stated therein. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

                 (g) All prepayments under this Section 2.09 shall be subject to Section 2.12 hereof.

                 (h)      Except as otherwise expressly provided in this
Section 2.09, payments with respect to any paragraph of this Section 2.09 are in addition to payments made or required to be made under any other paragraph of this Section 2.09.

                 SECTION 2.10.   Reserve Requirements; Change in
Circumstances. (a) Notwithstanding any other provision herein, if after the date of this Agreement (or in the case of any assignee of any Lender, the date of assignment) any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law), or any change in GAAP or regulatory accounting principles applicable to the Agent or any Lender shall: (i) subject the Agent or any Lender (which shall for the purpose of this Section 2.10 include any assignee or lending office of the Agent or any Lender) to any charge, fee deduction or withholding of any kind or to any tax with respect to any amount paid or to be paid by either the Agent or any Lender with respect to any Eurodollar Loans made by a Lender to the Borrower or with respect to the obligations of any Lender under Sections 2.17 through 2.20 hereof or under any Letter of Credit (other than (x) taxes imposed on the overall net income of the Agent or such Lender and (y) franchise taxes imposed on the Agent or such Lender, in either case by the jurisdiction in which such Lender or the Agent has its principal office or its lending office with respect to such Eurodollar Loan or any political subdivision or taxing authority of either thereof); (ii) change the basis of taxation of payments to any Lender or the Agent of the principal of or interest on any Eurodollar Loan or any other fees or amounts payable with respect to any Letter of Credit or otherwise hereunder (other than franchise taxes or taxes imposed on the overall net income of such Lender or the Agent by the jurisdiction in which such Lender or the Agent has its principal office or by any political subdivision or taxing authority therein); (iii) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or loans or loan commitments extended by, or Letters of Credit issued and maintained by, such Lender; or
(iv) impose on any Lender or, with respect to Eurodollar Loans, the London interbank market, any other condition affecting this Agreement, Letters of Credit issued and maintained by or Eurodollar Loans made by such Lender; and the result of any of the foregoing shall be to increase the cost to any such Lender of making or maintaining any Eurodollar Loan or Letter of Credit, or to reduce the amount of any payment (whether of principal, interest, fee, compensation or otherwise) receivable by such Lender or to require such Lender to make any payment in respect of any Eurodollar Loan or Letter of Credit, then the Borrower shall pay to such Lender or the Agent, as the case may be, upon such Lender's or the Agent's demand, such additional amount or amounts as will compensate such Lender or the Agent for such additional costs or reduction.
The Agent and each Lender agree to give notice to the Borrower of any such change in law, regulation, interpretation or administration with reasonable promptness after becoming actually aware thereof and of the applicability thereof to the Transactions. Notwithstanding anything contained herein to the contrary, nothing in clause (i) or (ii) of this Section 2.10(a) shall be deemed to (x) permit the Agent or any Lender to recover any amount thereunder which would not be recoverable under Section 2.15 hereof or (y) require the Borrower to make any payment of any amount to the extent that such payment would duplicate any payment made by the Borrower pursuant to Section 2.15 hereof.

                 (b) If at any time and from time to time after the date of this Agreement, any Lender shall determine that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change in any applicable law, rule, regulation or guideline regarding capital adequacy, including, without limitation, the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or any change in the interpretation or administration of any thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or will have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each Lender agrees to give notice to the Borrower of any adoption of, change in, or change in interpretation or administration of, any such law, rule, regulation or guideline with reasonable promptness after becoming actually aware thereof and of the applicability thereof to the Transactions.

                 (c) A statement of any Lender or the Agent setting forth such amount or amounts, supported by calculations in reasonable detail, as shall be necessary to compensate such Lender (or the Agent) as specified in paragraphs (a) and (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender or the Agent the amount shown as due on any such statement within ten (10) days after its receipt of the same.

                 (d) Failure on the part of any Lender or the Agent to demand compensation for any increased costs, reduction in amounts received or receivable with respect to any Interest Period or any Letter of Credit or reduction in the rate of return earned on such Lender's capital, shall not constitute a waiver of such Lender's or the Agent's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in rate of return in such Interest Period or in any other Interest Period or with respect to such Letter of Credit. The protection under this Section 2.10 shall be available to each Lender and the Agent regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender or the Agent for compensation.

                 (e) Any Lender claiming any additional amounts payable pursuant to this Section 2.10 agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, any such additional amounts and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

                 SECTION 2.11. Change in Legality. (a) Notwithstanding anything to the contrary herein contained, if any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any

Eurodollar Loan or to give effect to its obligations to make Eurodollar Loans as contemplated hereby, then, by written notice to Borrower and to the Agent, such Lender may:

                      (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon the Borrower shall be prohibited from requesting Eurodollar Loans from such Lender hereunder unless such declaration is subsequently withdrawn; and

                      (ii) require that all outstanding Eurodollar Loans made by such Lender be converted to Alternate Base Loans, in which event (A) all such Eurodollar Loans shall be automatically converted to Alternate Base Loans as of the effective date of such notice as provided in paragraph (b) below and (B) all payments of principal which would otherwise have been applied to repay the converted Eurodollar Loans shall instead be applied to repay the Alternate Base Loans resulting from the conversion of such Eurodollar Loans.

                 (b) For purposes of Section 2.11(a) hereof, a notice to the Borrower by any Lender shall be effective, if lawful, on the last day of the then current Interest Period or, if there are then two or more current Interest Periods, on the last day of each such Interest Period, respectively; otherwise, such notice shall be effective with respect to the Borrower on the date of receipt by the Borrower.

                 (c) In the event that any Lender shall have delivered to the Borrower a notice pursuant to Section 2.11(b) hereof, the Borrower may, provided that no Default or Event of Default shall have occurred and be continuing, upon at least sixty (60) Business Days' prior written notice to such Lender and the Agent (such notice to be made within 30 Business Days after the receipt of notice from such Lender), substitute for such Lender (a "Replaced Lender") another financial institution (a "Proposed Lender") which is otherwise reasonably acceptable to the Agent, to assume the Commitment of such Lender and to purchase the Notes of such Lender hereunder if: (i) such Proposed Lender agrees to assume all of the obligations of such Replaced Lender for consideration equal to the outstanding principal amount of the Notes payable to such Replaced Lender plus any accrued but unpaid interest on such Notes and accrued but unpaid fees, and other amounts in respect of the Replaced Lender's Commitment and Loans, and (ii) the conditions to an assignment of such Replaced Lender's Commitment and Loans set forth in Section 12.03(c) hereof have been met. Any Proposed Lender which has met the conditions of the foregoing sentence shall be a "Lender" for all purposes hereunder. Upon such purchase the Replaced Lender shall no longer be a party hereto or have any rights or benefits hereunder (except for rights or benefits that such Lender would retain hereunder and under the other Loan

Documents upon payment in full of all of the Obligations) and the Proposed Lender shall succeed to the rights and benefits, and shall assume the obligations, of the Replaced Lender hereunder and thereunder (it being understood that any such replacement shall not release the Replaced Lender from any liabilities to the Borrower for any breach by the Replaced Lender of any of its obligations hereunder nor shall any such replacement impair in any manner any rights or remedies the Borrower may have against the Replaced Lender for any such breach). The Agent and the Lenders shall cooperate with the Borrower to amend the Loan Documents to reflect such substitution.

                 SECTION 2.12. Indemnity. The Borrower shall indemnify the Agent and each Lender against any loss or reasonable expense (including, but not limited to, any loss or reasonable expense sustained or incurred or to be sustained or incurred by reason of or in connection with the execution and delivery or assignment of, or payment under, any Letter of Credit, or in liquidating or employing deposits from third parties acquired to affect or maintain any Loan or part thereof as a Eurodollar Loan) which the Agent or such Lender may sustain or incur as a consequence of the following events (regardless of whether such events occur as a result of the occurrence of an Event of Default or the exercise of any right or remedy of the Agent or the Lenders under this Agreement or any other agreement, or at law): any failure of the Borrower to fulfill on the date of any Credit Event the applicable conditions set forth in Article V hereof applicable to it; any failure of the Borrower to borrow hereunder after irrevocable notice of borrowing pursuant to
Section 2.03 hereof has been given, unless such failure to borrow results from the Lenders' failure to fund such borrowing when they are otherwise required to do so by the terms of this Agreement; any payment, prepayment or conversion of a Eurodollar Loan on a date other than the last day of the relevant Interest Period; any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, or with respect to any Letter of Credit, in each case as and when due and payable (at the due date thereof, by irrevocable notice of prepayment or otherwise); or the occurrence of an Event of Default. Without limiting the foregoing, the Borrower further agrees to indemnify and hold harmless the Agent, each Lender as well as their respective officers and directors, each person who controls the Agent or Lender within the meaning of Section 15 of the Securities Act of 1933 or any applicable state securities law and their respective successors, from and against any and all claims, damages, losses, liabilities, costs or expenses, joint or several, to which they or any of them may become subject under any Federal or state securities law, rule or regulation, at common law or otherwise, insofar as such claims, damages, losses, liabilities, costs or expenses arise out of or are based upon the execution and delivery by the Agent or any Lender of any Letter of Credit or the execution and delivery of any other document in connection therewith; provided, however, that such indemnity shall not, as to the Agent or any Lender, apply to any such claims, damages, losses, liabilities, costs or expenses to the extent that they result from the gross negligence or willful misconduct of the Agent or any Lender as finally determined by a court of competent jurisdiction after the exhaustion of all possible appeals in respect of such determination (including by reason of lapse of time). Such loss or reasonable expense shall include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal or other amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to, in the case of a Loan, the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date of such failure to borrow), at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or converted or not borrowed in United States Treasury obligations with comparable maturities for comparable periods. Any such Lender shall provide to the Borrower a statement, signed by an officer of such Lender, explaining any loss or expense and setting forth, if applicable, the computation pursuant to the preceding sentence, and such statement shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such statement within ten (10) days after the receipt of the same. The indemnities contained herein shall survive the expiration or termination of this Agreement and of the Letters of Credit.

                 SECTION 2.13. Pro Rata Treatment. (a) Except as permitted under Sections 2.10, 2.11 and 2.15 hereof, each borrowing, each payment or prepayment of principal of the Notes, each payment of interest on the Notes, each reduction of the Total Commitment, the Total Tranche A Commitment or the Total Tranche B Commitment and each payment of any fee or other amount payable hereunder shall be made pro rata among the Lenders in the proportions that their Commitments bear to the Total Commitment.

                 (b) Unless the Agent shall have been notified in writing by any Lender prior to the date of a proposed borrowing that such Lender will not make the amount that would constitute its pro rata share of the borrowing on such date available to the Agent, the Agent may assume that such Lender has made such amount available to the Agent on such date, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is made available to the Agent on a date after such borrowing date, such Lender shall pay to the Agent on demand an amount equal to the product of (i) the daily average Federal funds rate during such period as quoted by the Agent, times (ii) the amount of such Lender's pro rata share of such borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such Lender's pro rata share of such borrowing shall have become immediately available to the Agent and the denominator of which is 360. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's pro rata share of such borrowing is not in fact made available to the Agent by such Lender within three Business Days of such borrowing date, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to the Loans hereunder, on demand, from the Borrower.

                 SECTION 2.14. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of a Note held by it as a result of which the unpaid principal portion of the Notes held by it shall be proportionately less than the unpaid principal portion of the Notes held by any other Lender, it shall be deemed to have simultaneously purchased from such other Lender a participation in the Notes held by such other Lender, so that the aggregate unpaid principal amount of the Notes and participations in Notes held by it shall be in the same proportion to the aggregate unpaid principal amount of all Notes then outstanding as the principal amount of the Notes held by it prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Notes outstanding prior to such exercise of banker's lien, setoff or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this
Section 2.14 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Note deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender as fully as if such Lender held a Note in the amount of such participation.

                 SECTION 2.15. Taxes. (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.16 hereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings in any such case imposed by the United States or any political subdivision thereof, excluding:

                      (i) in the case of the Agent and each Lender, taxes imposed or based on its net income, and franchise or capital taxes imposed on it, (A) if the Agent or such Lender is organized under the laws of the United States or any political subdivision thereof and (B) if the Agent or such Lender is not organized under the laws of the United States or any political subdivision thereof, and its principal office or Applicable Lending Office is located in the United States, and in the case of both (A) and (B), withholding taxes payable with respect to payments to the Agent or such Lender at its principal office or Applicable Lending Office under laws (including, without limitation, any treaty, ruling, determination or regulation) in effect on the date hereof, but not any increase in withholding tax resulting from any subsequent change in such laws (other than withholding with respect to taxes imposed or based on its net income or with respect to franchise or capital taxes), and

                      (ii) taxes (including withholding taxes) imposed by reason of the failure of the Agent or any Lender, in either case that is organized outside the United States, to comply with Section 2.15(f) hereof (or the inaccuracy at any time of the certificates, documents and other evidence delivered thereunder)

(all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders or the Agent, (x) the sum payable shall be increased by the amount necessary so that after making all required deductions (including without limitation deductions applicable to additional sums payable under this Section 2.15) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (y) the Borrower shall make such deductions and (z) the Borrower shall pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable law.

                 (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

                 (c) The Borrower will indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction (except as specified in clauses (a)(i) and (ii)) on amounts payable under this Section 2.15) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor. If any Lender receives a refund in respect of any Taxes or Other Taxes for which such Lender has received payment from the Borrower hereunder, such Lender shall promptly notify the Borrower of such refund and such Lender shall, within 30 days of receipt of a request by the Borrower, repay such refund to the Borrower, provided that the Borrower, upon the request of such Lender, agrees to return such refund (plus any penalties, interest or other charges) to such Lender in the event such Lender is required to repay such refund.

                 (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender, the Borrower will furnish to the Agent, at its address referred to in
Section 12.01 hereof, such certificates, receipts and other documents as may be reasonably required to evidence payment thereof.

                 (e) Without prejudice to the survival of any other agreement hereunder, the agreements and obligations contained in this Section
2.15 shall survive the payment in full of principal and interest hereunder.

                 (f) Each Lender that is organized outside of the United States shall deliver to the Borrower on the date hereof (or, in the case of an assignee, on the date of the assignment) and from time to time as required for renewal under applicable law duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or any successor or additional forms), as appropriate, indicating in each case that such Lender is entitled to receive payments under this Agreement without any deduction or withholding of any United States federal income taxes. The Agent (if the Agent is an entity organized outside the United States) and each Lender that is organized outside the United States shall promptly notify the Borrower and the Agent of any change in its Applicable Lending Office and upon written request of the Borrower such Lender shall, prior to the immediately following due date of any payment by the Borrower or any Guarantor hereunder or under any other Loan Document, deliver to the Borrower or such Guarantor, as the case may be (with copies to the Agent), such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including without limitation Internal Revenue Service Form 4224, Form 1001 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-4(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Lender establishing that such payment is
(i) not subject to withholding under the Code because such payment is effectively connected with the conduct by such Lender of a trade or business in the United States or (ii) totally exempt from United States tax under a provision of an applicable tax treaty. The Borrower shall be entitled to rely on such forms in their possession until receipt of any revised or successor form pursuant to this Section 2.15(f). If the Agent or a Lender fails to provide a certificate, document or other evidence required pursuant to this
Section 2.15(f), then (i) the Borrower shall be entitled to deduct or withhold on payments to the Agent or such Lender as a result of such failure, as required by law, and (ii) the Borrower shall not be required to make payments of additional amounts with respect to such withheld Taxes pursuant to clause (x) of Section 2.15(a) to the extent such withholding is required solely by reason of the failure of the Agent or such Lender to provide the necessary certificate, document or other evidence.

                 (g) Each Lender and the Agent shall use reasonable efforts to avoid or minimize any amounts which might otherwise be payable pursuant to this subsection 2.15 (including seeking refunds of any amounts that are reasonably believed not to have been correctly or legally asserted); provided, however, that such efforts shall not include the taking of any actions by such Lender or the Agent that would result in any tax, costs or other expense to such Lender or the Agent (other than a tax, cost or other expense for which such Lender or the Agent shall have been reimbursed or indemnified by the Borrower pursuant to this Agreement or otherwise) or any action which would or might in the reasonable opinion of such Lender or the Agent have an adverse effect upon its business, operations or financial condition or otherwise be disadvantageous to such Lender or the Agent.

                 (h) In the event that any Lender requests compensation pursuant to Section 2.15 hereof, the Borrower may, provided that no Default or Event of Default shall have occurred and be continuing, upon at least sixty
(60) Business Days' prior written notice to such Lender and the Agent (such notice to be made within 30 Business Days after the request for such compensation), substitute for such Lender (a "Replaced Lender") another financial institution (a "Proposed Lender") which is otherwise reasonably acceptable to the Agent, to assume the Commitment of such Lender and to purchase the Notes of such Lender hereunder if: (i) such Proposed Lender agrees to assume all of the obligations of such Replaced Lender for consideration equal to the outstanding principal amount of the Notes payable to such Replaced Lender plus any accrued but unpaid interest on such Notes and accrued but unpaid fees, and other amounts in respect of the Replaced Lender's Commitment and Loans, (ii) the conditions to an assignment of such Replaced Lender's Commitment and Loans set forth in Section 12.03(c) hereof have been met and
(iii) such Proposed Lender's aggregate requested compensation, if any, pursuant to Section 2.15 hereof with respect to such Replaced Lender's Loans and Commitment is lower than that of the Replaced Lender. Any Proposed Lender which has met the conditions of the foregoing sentence shall be a "Lender" for all purposes hereunder. Upon such purchase the Replaced Lender shall no longer be a party hereto or have any rights or benefits hereunder (except for rights or benefits that such Lender would retain hereunder and under the other Loan Documents upon payment in full of all of the Obligations) and the Proposed Lender shall succeed to the rights and benefits, and shall assume the obligations, of the Replaced Lender hereunder and thereunder (it being understood that any such replacement shall not release the Replaced Lender from any liabilities to the Borrower for any breach by the Replaced Lender of any of its obligations hereunder nor shall any such replacement impair in any manner any rights or remedies the Borrower may have against the Replaced Lender for any such breach). The Agent and the Lenders shall cooperate with the Borrower to amend the Loan Documents to reflect such substitution.

                 SECTION 2.16. Payments and Computations. The Borrower shall make each payment hereunder and under any instrument delivered hereunder not later than 12:00 noon (New York City time) on the day when due in lawful money of the United States (in freely transferable dollars) to the Agent at its offices at 633 Third Avenue, New York, New York 10017-6764 for the account of the Lenders, in immediately available funds. The Agent may charge, when due and payable, the Borrower's account with the Agent for all interest, principal and Commitment Fees and other fees or expenses owing to the Agent or the Lenders on or with respect to this Agreement and/or the Loans and other Loan Documents.
If at any time there is not sufficient availability to cover any of the payments referred to in the prior sentence, and in any event upon the occurrence of any Default, the Borrower shall make any such payments upon demand.

                 SECTION 2.17. Issuance of Letters of Credit. Upon the request of the Borrower, and subject to the conditions set forth in Article V hereof and such other conditions to the opening of Letters of Credit as the Agent requires of its customers generally, the Agent shall from time to time open standby letters of credit (each, a "Letter of Credit") for the account of the Borrower, the aggregate undrawn amount of all outstanding Letters of Credit not at any time to exceed $1,500,000; provided, however, that the face amount of any Letter of Credit that the Borrower may request the Agent to open at any time shall not exceed the Availability existing at such time. The issuance of each Letter of Credit shall be made on at least three (3) Business Days' prior written notice from the Borrower to the Agent, at its Domestic Lending Office, which written notice shall be an application for a Letter of Credit on the Agent's customary form completed to the satisfaction of the Agent, together with the proposed form of the Letter of Credit (which shall be satisfactory to the Agent) and such other certificates, documents and other papers and information as the Agent may reasonably request. The Agent shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Agent or any Lender to exceed any limits imposed by, any applicable requirements of law. The expiration date of any Letter of Credit shall not be later than 360 days from the date of issuance thereof, and, in any event, no Letter of Credit shall have an expiration date later than the Termination Date. The Letters of Credit shall be issued with respect of transactions occurring in the ordinary course of business of the Borrower.

                 SECTION 2.18. Payment of Letters of Credit; Reimbursement. Upon the issuance of any Letter of Credit, the Agent shall notify each Lender of the principal amount, the number, and the expiration date thereof and the amount of such Lender's participation therein. By the issuance of a Letter of Credit hereunder and without further action on the part of the Agent or the Lenders, each Lender hereby accepts from the Agent a participation (which participation shall be nonrecourse to the Agent) in such Letter of Credit equal to such Lender's pro rata (based on its Commitment) share of such Letter of Credit, effective upon the issuance of such Letter of Credit. Each Lender hereby absolutely and unconditionally assumes, as primary obligor and not as a surety, and agrees to pay and discharge, and to indemnify and hold the Agent harmless from liability in respect of, such Lender's pro rata share of the amount of any drawing under a Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations in each Letter of Credit issued by the Agent and its obligation to make the payments specified herein, and the right of the Agent to receive the same, in the manner specified herein, are absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or an Event of Default hereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. The Agent shall review, on behalf of the Lenders, each draft and any accompanying documents presented under a Letter of Credit and shall notify each Lender of any such presentment. Promptly after it shall have ascertained that any draft and any accompanying documents presented under such Letter of Credit appear on their face to be in substantial conformity with the terms and conditions of the Letter of Credit, the Agent shall give telephonic or facsimile notice to the Lenders and the Borrower of the receipt and amount of such draft and the date on which payment thereon will be made, and the Lenders shall, by 11:00 a.m., New York City time on the date such payment is to be made, pay the amounts required to the Agent in New York, New York in immediately available funds, and the Agent, not later than 3:00 p.m. on such day, shall make the appropriate payment to the beneficiary of such Letter of Credit. If in accordance with the prior sentence the Lenders shall pay any draft presented under a Letter of Credit, then the Agent, on behalf of the Lenders, shall charge the general deposit account of the Borrower with the Agent for the amount thereof, together with the Agent's customary overdraft fee in the event the funds available in such account shall not be sufficient to reimburse the Lenders for such payment and the Borrower shall not otherwise have discharged such reimbursement obligation by 11:00 a.m., New York City time, on the date of such payment. If the Lenders have not been reimbursed with respect to such drawing as provided above, the Borrower shall pay to the Agent, for the account of the Lenders, the amount of the drawing together with interest on such amount at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the rate applicable to Alternate Rate Loans hereunder plus two percent (2%), payable on demand. The obligations of the Borrower under this
Section 2.18 to reimburse the Lenders and the Agent for all drawings under Letters of Credit shall be absolute, unconditional and irrevocable and shall be satisfied strictly in accordance with their terms, irrespective of:

                 (a) any lack of validity or enforceability of any Letter of Credit;

                 (b) the existence of any claim, setoff, defense or other right which the Borrower or any other person may at any time have against the beneficiary under any Letter of Credit, the Agent or any Lender (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence or willful misconduct of the Agent or any Lender) or any other person in connection with this Agreement or any other transaction;

                 (c) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                 (d) payment by the Agent or any Lender under any Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit; and

                 (e) any other circumstance or event whatsoever, whether or not similar to any of the foregoing.

                 It is understood that in making any payment under any Letter of Credit (x) the Agent's and any Lender's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including, without limitation, reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (y) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, not be deemed willful misconduct or gross negligence of the Agent or any Lender.

                 SECTION 2.19. Agent's Actions with respect to Letters of Credit. Any Letter of Credit may, in the discretion of the Agent or its correspondents, be interpreted by them (to the extent not inconsistent with such Letter of Credit) in accordance with the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce, as adopted or amended from time to time, or any other rules, regulations and customs prevailing at the place where any Letter of Credit is available or the drafts are drawn or negotiated. The Agent and its correspondents may accept and act upon the name, signature, or act of any party purporting to be the executor, administrator, receiver, trustee in bankruptcy, or other legal representative of any party designated in any Letter of Credit in the place of the name, signature, or act of such party.

                 SECTION 2.20. Letter of Credit Fees. The Borrower agrees to pay to the Agent with respect to each Letter of Credit, (i) for the ratable benefit of the Lenders, a letter of credit fee equal to the Interest Margin applicable to Eurodollar Loans from time to time multiplied by the face amount of such Letter of Credit, which fee shall be payable to the Agent at its Domestic Lending Office quarterly in advance in immediately available funds, plus (ii) an issuance fee and other related fees charged by the Agent for transactions of this nature as set forth on Schedule 2.20 payable to the Agent for its own account at its Domestic Lending Office on the date of issuance of such Letter of Credit in immediately available funds. The Agent shall disburse to each Lender such Lender's pro rata share of any payment of the Letter of Credit fees referred to in clause (i) of the first sentence of this paragraph in immediately available funds within two (2) Business Days of the Agent's receipt of such payment.

III.     COLLATERAL SECURITY

                 SECTION 3.1. Security Documents. The Obligations shall be secured by the Collateral described in the Security Documents and are entitled to the benefits thereof. Each Loan Party shall duly execute and deliver the Security Documents, all consents of third parties necessary to permit the effective granting of the Liens created in such agreements, financing statements pursuant to the Uniform Commercial Code and other documents, all in form and substance reasonably satisfactory to the Agent, as may be reasonably required by the Agent to grant to the Lenders a valid, perfected and enforceable first priority Lien on and security interest in the Collateral.

                 SECTION 3.02. Filing and Recording. The Borrower shall, at its sole cost and expense, cause all instruments and documents given as evidence of security pursuant to this Agreement to be duly recorded and/or filed or otherwise perfected in all places necessary, in the opinion of the Agent, and take such other actions as the Agent may reasonably request, in order to perfect and protect the Liens of the Agent and Lenders in the Collateral. Each Loan Party, to the extent permitted by law, hereby authorizes the Agent to file any financing statement in respect of any Lien created pursuant to the Security Documents which may at any time be required or which, in the opinion of the Agent, may at any time be desirable although the same may have been executed only by the Agent or, at the option of the Agent, to sign such financing statement on behalf of such Loan Party and file the same, and each Loan Party hereby irrevocably designates the Agent, its agents, representatives and designees as its agent and attorney-in-fact for this purpose. In the event that any re-recording or refiling thereof (or the filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such Lien, each Loan Party shall, at the Borrower's cost and expense, cause the same to be re-recorded and/or refiled at the time and in the manner requested by the Agent.


IV.      REPRESENTATIONS AND WARRANTIES

                 Each Loan Party jointly and severally represents and warrants to each of the Lenders that both before and after giving effect to the consummation of the Transactions:

                 SECTION 4.01. Organization, Legal Existence. Each Loan Party is a legal entity with perpetual existence and is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the requisite power and authority to own its property and assets and to carry on its business as now conducted and as currently proposed to be conducted and is qualified to do business in every jurisdiction where the failure to so qualify has or could reasonably be expected to have a Material Adverse Effect on such Loan Party (all such jurisdictions being listed in Schedule 4.01 annexed hereto). Each Loan Party has the corporate power to execute, deliver and perform its obligations under this Agreement and the other Loan Documents to which it is a party, and the Borrower has the corporate power to borrow hereunder and to execute and deliver the Notes.

                 SECTION 4.02. Authorization. The execution, delivery and performance by each of the Loan Parties of this Agreement and each of the other Loan Documents to which it is a party, the borrowings hereunder by the Borrower, the execution and delivery by the Borrower of the Notes, the grant of security interests in the Collateral created by the Security Documents and the transactions contemplated to occur under or in connection with the Holdings Transactions (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation or the certificate or articles of incorporation or other applicable constitutive documents or the by-laws of any Loan Party, (B) any order of any court, or any rule, regulation or order of any other agency of government binding upon any Loan Party, or (C) any provisions of any indenture, agreement or other instrument to which any Loan Party or any of their respective properties or assets are or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in (b)(i)(C) above or
(iii) result in the creation or imposition of any Lien of any nature whatsoever (other than in favor of the Agent, for the benefit of the Lenders, as contemplated by this Agreement and the Security Documents) upon any property or assets of any Loan Party.

                 SECTION 4.03. Governmental Approvals. No registration or filing (other than the filings necessary to perfect the Liens created by the Security Documents, the filing of the Tender Offer Documents with the Securities and Exchange Commission in connection with the Tender Offer, the filing of a certificate of designation by Holdings with the Secretary of State of the State of Delaware in connection with the issuance of the Convertible Preferred Stock and filings made under HSR in connection with the Transactions contemplated to occur under the Securities Purchase Agreement) with consent or approval of, or other action by, any Federal, state or other governmental agency, authority or regulatory body is or will be required in connection with the Transactions, other than any which have been made or obtained and all applicable waiting periods under HSR have expired.

                 SECTION 4.04. Binding Effect. This Agreement and each of the other Loan Documents executed and delivered by any of the Loan Parties constitute a legal, valid and binding obligation of such person, and is enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

                 SECTION 4.05. Material Adverse Change. Except as set forth in Schedule 4.05 annexed hereto, there has been no material adverse change in the business, assets, prospects, operations or financial condition of any Loan Party since December 31, 1995.

                 SECTION 4.06. Litigation; Compliance with Laws; etc. (a) Except as set forth in Schedule 4.06(a) annexed hereto, there are not any actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or, to the knowledge of any Responsible Officer of any Loan Party, threatened against or affecting any of the Loan Parties or the businesses, assets or rights of the any of the Loan Parties (i) which challenge any of the Transactions or (ii) as to which it is probable (within the meaning of Statement of Financial Accounting Standards No. 5) that there will be an adverse determination and which, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                 (b) No Loan Party is in violation of any material law, or in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or governmental agency or instrumentality.

                 SECTION 4.07. Financial Statements. (a) The Loan Parties have heretofore furnished to the Agent Consolidated balance sheets and statements of income and cash flows of Holdings dated as of September 30, 1995 audited by and accompanied by the opinion of independent public accountants. Such balance sheets and statements of income and cash flows present fairly the Consolidated financial condition and results of operations of Holdings and its subsidiaries as of the dates and for the periods indicated, and such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of Holdings and its subsidiaries, as of the dates thereof.

                 (b) The Loan Parties have heretofore furnished to the Agent quarterly projected income statements, balance sheets and cash flows of the Borrower on a Consolidated basis through September 30, 1997 and annual projected income statements, balance sheets and cash flows of the Borrower on a Consolidated basis thereafter through the Final Maturity Date, together with a schedule confirming the ability of the Borrower to consummate the Transactions and demonstrating prospective compliance with all financial covenants contained in this Agreement, such projections disclosing all material assumptions made by the Borrower in formulating such projections and giving effect to the Transactions. The projections are based upon reasonable estimates and assumptions, all of which are reasonable in light of the conditions which existed at the time the projections were made, have been prepared on the basis of the assumptions stated therein, and reflect as of the Closing Date the reasonable estimate of the Borrower of the information projected therein.

                 (c) The Borrower has heretofore furnished to the Agent a Consolidated pro forma balance sheet of Holdings which sets forth information before and after giving effect to the Transactions. Upon giving effect to the Transactions, none of the Loan Parties will have any material liabilities, contingent or otherwise, which are not referred to in such balance sheet or in the notes thereto.

                 (d)      The financial statements referred to in this Section
4.07 have been prepared in accordance with GAAP.

                 SECTION 4.08. Federal Reserve Regulations. (a) No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                 (b) No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including, without limitation, Regulation G, T, U or X thereof. If requested by any Lender, Holdings or any of its subsidiaries shall furnish to such Lender a statement on Federal Reserve Form U-1 referred to in said Regulation U.

                 SECTION 4.09. Taxes. Each Loan Party has filed or caused to be filed all Federal, state, local and foreign tax returns which are required to be filed by it, on or prior to the date hereof, other than tax returns in respect of taxes that (x) are not franchise, capital or income taxes, (y) in the aggregate are not material and (z) would not, if unpaid, result in the imposition of any material Lien on any property or assets of any Loan Party. Except as set forth on Schedule 4.09 annexed hereto, each Loan Party has paid or caused to be paid all taxes shown to be due and payable on such filed returns or on any assessments received by it, other than (i) any taxes or assessments the validity of which such Loan Party is contesting in good faith by appropriate proceedings, and with respect to which such Loan Party shall, to the extent required by GAAP, have set aside on its books adequate reserves and (ii) taxes other than income, capital or franchise taxes that in the aggregate are not material and which would not, if unpaid, result in the imposition of any material Lien on any property or assets of any Loan Party. Except as set forth on Schedule 4.09 annexed hereto, no Federal income tax return of any Loan Party has been audited by the United States Internal Revenue Service prior to the Closing Date and no Loan Party has as of the date hereof requested or been granted any extension of time to file any Federal, state, local or foreign tax return. No Loan Party is party to or has any obligation under any tax sharing agreement.

                 SECTION 4.10. Employee Benefit Plans. With respect to the provisions of ERISA:

                (i) No Reportable Event has occurred or is continuing with respect to any Pension Plan.

               (ii) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan subject to Part 4 of Subtitle B of Title I of ERISA.

              (iii) None of the Loan Parties or any ERISA Affiliate is now, or has been during the preceding five years, obligated to contribute to a Pension Plan or a Multiemployer Plan. None of the Loan Parties or any ERISA Affiliate has (A) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (B) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA,
(C) ceased making contributions to any Pension Plan subject to the provisions of Section 4064(a) of ERISA to which any Loan Party or any ERISA Affiliate made contributions, (D) incurred or caused to occur a "complete withdrawal" (within the meaning of Section 4203 of ERISA) or a "partial withdrawal" (within the meaning of Section 4205 of ERISA) from a Multiemployer Plan that is a Pension Plan so as to incur withdrawal liability under Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Section 4207 or 4208 of

ERISA), or (E) been a party to any transaction or agreement under which the provisions of Section 4204 of ERISA were applicable.

               (iv) No notice of intent to terminate a Pension Plan has been filed, nor has any Plan been terminated pursuant to the provisions of Section 4041(e) of ERISA.

                (v) The PBGC has not instituted proceedings to terminate (or appoint a trustee to administer) a Pension Plan and no event has occurred or condition exists which might constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any such Plan.

               (vi) With respect to each Pension Plan that is subject to the provisions of Title I, Subtitle B, Part 3 of ERISA, the funding method used in connection with such Plan is acceptable under ERISA, and the actuarial assumptions and methods used in connection with funding such Pension Plan satisfy the requirements of Section 302 of ERISA. The assets of each such Pension Plan (other than the Multiemployer Plans) are at least equal to the present value of the greater of (i) accrued benefits (both vested and non-vested) under such Plan, or (ii) "benefit liabilities" (within the meaning of Section 4001(a)(16) of ERISA) under such Plan, in each case as of the latest actuarial valuation date for such Plan (determined in accordance with the same actuarial assumptions and methods as those used by the Plan's actuary in its valuation of such Plan as of such valuation date). No such Pension Plan has incurred any "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived.

              (vii) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of any Loan Party or any ERISA Affiliate, which could reasonably be expected to be asserted, against any Plan or the assets of any such Plan. No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA is pending or, to the knowledge of any Loan Party, threatened against any fiduciary or any Plan. None of the Plans or any fiduciary thereof (in its capacity as such) has been the direct subject of any audit, investigation or examination by any governmental or quasi-governmental agency.

             (viii) All of the Plans comply currently, and have complied in the past, both as to form and operation in all material respects, with their terms and with the provisions of ERISA and the Code, and all other applicable laws, rules and regulations; all necessary governmental approvals for the Plans have been obtained and a favorable determination as to the qualification under
Section 401(a) of the Code of each of the Plans which is an employee pension benefit plan (within the meaning of Section 3(2) of ERISA) has been made by the Internal Revenue Service and a recognition of exemption from federal income taxation under Section 501(c) of the Code of each of the funded employee welfare benefit plans (within the meaning of Section 3(1) of

ERISA) has been made by the Internal Revenue Service, and nothing has occurred since the date of each such determination or recognition letter that would adversely affect such qualification.

                 SECTION 4.11. No Material Misstatements. No information, report, financial statement, exhibit or schedule prepared or furnished by or on behalf of any Loan Party to the Agent or any Lender in connection with any of the Transactions or this Agreement, the Security Documents, the Notes or any other Loan Documents or included therein contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 SECTION 4.12. Investment Company Act; Public Utility Holding Company Act. No Loan Party is an "investment company" as defined in, or is otherwise subject to regulation under, the Investment Company Act of 1940. No Loan Party is a "holding company" as that term is defined in or is otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

                 SECTION 4.13. Security Interest. Each of the Security Documents creates and grants to the Agent, for the benefit of the Lenders, a legal, valid and perfected first priority security interest in the collateral identified therein (other than collateral located in jurisdictions outside the United States or the Canadian provinces of Ontario, Manitoba, Saskatchewan, Nova Scotia, British Columbia or Alberta and collateral consisting of stock of issuers not incorporated in the United States, as to which no representation or warranty is made) except as priority may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally. Such collateral or property is not subject to any other Liens whatsoever, except Liens permitted by Section 7.01 hereof.

                 SECTION 4.14. Use of Proceeds. (a) All proceeds of each borrowing under the Tranche A Commitment after the Closing Date shall be used to provide for working capital requirements of the Borrower.

                 (b) All proceeds of each borrowing under the Tranche B Commitment on the Closing Date, if any, shall be used to refinance all outstanding Indebtedness of the Borrower to Banque Paribas, Union Bank and Banque Indosuez, and to pay costs in connection with this Agreement and the other Loan Documents. All proceeds of each subsequent borrowing under the Tranche B Commitment after the Closing Date shall be used to finance Permitted Distributions and Permitted Acquisitions.

                 SECTION 4.15.   Subsidiaries.  As of the Closing Date,
Schedule 4.15 annexed hereto sets forth each subsidiary of each Loan Party, its jurisdiction of incorporation, its capitalization and ownership of capital stock of each such subsidiary.

                 SECTION 4.16. Title to Properties; Possession Under Leases; Trademarks. (a) Each Loan Party has good title to, or valid leasehold interest in, all of its respective properties and assets shown on the most recent balance sheet referred to in Section 4.07(a) hereof and all assets and properties acquired since the date of such balance sheet, except for such properties as are no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business, and except for minor defects in title that do not interfere with the ability of any Loan Party to conduct its business as now conducted. All such assets and properties are free and clear of all Liens other than those permitted by Section 7.01 hereof.

                 (b) Each Loan Party has complied with all material obligations under all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect and each Loan Party enjoys peaceful and undisturbed possession under all such leases.

                 (c) Each Loan Party owns or has the right to use to the extent required all material trademarks, trademark rights, trade names, trade name rights, copyrights, patents, patent rights and licenses which are necessary for the conduct of the business of such Loan Party. To the best knowledge of any Loan Party no Loan Party is infringing upon or otherwise acting adversely to any of such trademarks, trademark rights, trade names, trade name rights, copyrights, patent rights or licenses owned by any other person or persons. There is no claim or action by any such other person pending, or to the knowledge of any Responsible Officer of any Loan Party, threatened, against any Loan Party with respect to any of the rights or property referred to in this Section 4.16(c).

                 (d) (i) As of the December 31, 1995, Schedule 4.16(d) annexed hereto sets forth all of the assets of each foreign subsidiary of the Borrower and all assets of each Loan Party located in jurisdictions outside the United States and the Canadian provinces of Ontario, Manitoba, Saskatchewan, Nova Scotia, British Columbia or Alberta, and (ii) as of the Closing Date, the value of such assets does not exceed $4,350,000.

                 SECTION 4.17. Solvency. (a) The fair salable value of the assets of Holdings and its Consolidated subsidiaries is not less than the amount that will be required to be paid on or in respect of the probable liability on the existing debts and other liabilities (including contingent liabilities) of Holdings and its Consolidated subsidiaries, as they become absolute and mature.

                 (b) The assets of Holdings and its Consolidated subsidiaries do not constitute unreasonably small capital for Holdings and its Consolidated subsidiaries to carry out their business as now conducted and as proposed to be conducted including the capital needs of Holdings and its Consolidated subsidiaries, taking into account the particular capital requirements of the business conducted by Holdings and its Consolidated subsidiaries and projected capital requirements and capital availability thereof.

                 (c) No Loan Party intends to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by such Loan Party, and of amounts to be payable on or in respect of debt of such Loan Party). The cash flow of Holdings and its Consolidated subsidiaries, after taking into account all anticipated uses of the cash of Holdings and its Consolidated subsidiaries, will at all times be sufficient to pay all such amounts on or in respect of debt of Holdings and its Consolidated subsidiaries when such amounts are required to be paid.

                 (d) No Loan Party believes that final judgments against it in actions for money damages presently pending will be rendered at a time when, or in an amount such that, it will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash flow of Holdings and its Consolidated subsidiaries, after taking into account all other anticipated uses of the cash of Holdings and its Consolidated subsidiaries (including the payments on or in respect of debt referred to in paragraph (c) of this Section), will at all times be sufficient to pay all such judgments promptly in accordance with their terms.

                 SECTION 4.18. Permits, etc. Each Loan Party possesses all licenses, permits, approvals and consents, including, without limitation, all environmental, health and safety licenses, permits, approvals and consents (collectively, "Permits") of all Federal, state and local governmental authorities as required to conduct properly its business, each such Permit is and will be in full force and effect, each Loan Party is in compliance in all material respects with all such Permits, and no event (including, without limitation, any violation of any law, rule or regulation) has occurred which allows the revocation or termination of any such Permit or any restriction thereon.

                 SECTION 4.19. Compliance with Environmental Laws. Except as disclosed in Schedule 4.19 hereto: (i) the operations of the Loan Parties comply in all material respects with all applicable Environmental Laws; (ii) the Loan Parties and all of their present facilities or operations, as well as to the knowledge of the Loan Parties, their past facilities or operations, are not subject to any judicial proceeding or administrative proceeding or any outstanding written order or agreement with any governmental authority or private party respecting (a) any Environmental Law, (b) any Remedial Work, or (c) any material Environmental Claims arising from the Release of a Contaminant into the environment; (iii) to the best of the knowledge of the Loan Parties, none of their operations is the subject of any Federal or state investigation evaluating whether any Remedial Work is needed to respond to a Release of any Contaminant into the environment in violation of any Environmental Law; (iv) no Loan Party has filed any notice under any Environmental Law indicating past or present treatment, storage, or disposal of a Hazardous Material or reporting a spill or Release of a Contaminant into the environment; (v) to the best of the knowledge of the Borrower and its subsidiaries, no Loan Party has any material contingent liability in connection with any Release of any Contaminant into the environment; (vi) none of the operations of any Loan Party involves the generation, transportation, treatment or disposal of Hazardous Materials except for Hazardous Materials used in the ordinary course of business of the Loan Parties in accordance with Environmental Laws; (vii) no Loan Party has disposed of any Contaminant by placing it in or on the ground or waters of any premises owned, leased or used by any of them and to the knowledge of the Loan Parties neither has any lessee, prior owner, or other person, in either case where such disposal could reasonably be expected to have a Material Adverse Effect; (viii) no underground storage tanks or surface impoundments are on any property of any Loan Party; and (ix) no Lien in favor of any governmental authority for (A) any liability under any Environmental Law or regulation, or (B) damages arising from or costs incurred by such governmental authority in response to a Release of a Contaminant into the environment, has been filed or attached to the property of any Loan Party.

                 SECTION 4.20. No Change in Credit Criteria or Collection Policies. There has been no material change in credit criteria or collection policies concerning account receivables of the Borrower since December 31, 1995. Without duplication, to the best knowledge of the Borrower, no Eligible Receivables of the Borrower are subject to any claims, defenses or setoffs. To the best knowledge of the Borrower, all account receivables (including Eligible Receivables) are valid, binding and enforceable obligations of account debtors, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

                 SECTION 4.21.   Securities Purchase Agreement; Tender Offer.
(a) (i) The execution, delivery and performance by Holdings of the Securities Purchase Agreement has been duly authorized by all necessary action on the part of Holdings, (ii) the Securities Purchase Agreement constitutes the valid, binding and enforceable obligation of each party thereto, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and are in full force and effect without default or waiver of any of the conditions thereunder, (iii) there are no governmental consents, filings, approvals or notices required to be made or obtained in connection with the execution, delivery and performance of the Securities Purchase Agreement except such as have been duly made, obtained or delivered and (iv) the representations and warranties made by Holdings in the Securities Purchase Agreement are hereby incorporated herein by reference with the same effect as though made by Holdings hereunder and set forth herein in their entirety.

                 (b) (i) There are no governmental consents, filings, approvals or notices required to be made or obtained in connection with the Tender Offer except such as have been duly made, obtained or delivered, (ii) pursuant to the Tender Offer Holdings has acquired not more than 6,500,000 shares of its issued and outstanding stock for a total purchase price of not more than $19,500,000 pursuant to the Tender Offer, (iii) such stock has been acquired by Holdings free and clear of any and all liens, security interests, claims and encumbrances and (iv) none of the terms and conditions set forth in the Tender Offer Documents have been waived or modified, except such waivers or modifications as may have been approved in writing by the Agent or the minimum tender requirement.

                 SECTION 4.22. Real Property. No real property is owned in fee by any Loan Party.

                 SECTION 4.23.   Bank Accounts.  As of the Closing Date,
Schedule 4.23 annexed hereto sets forth a list of all bank accounts of each Loan Party.


V.       CONDITIONS OF CREDIT EVENTS

                 The obligation of each Lender to make Loans and extend other Credits hereunder shall be subject to the following conditions precedent:

                 SECTION 5.01. All Credit Events. On each date on which a Credit Event is to occur:

                 (a) The Agent shall have received a Notice of Borrowing as required by Section 2.03 hereof or a request for the issuance of a Letter of Credit pursuant to Section 2.17 hereof.

                 (b)      The representations and warranties set forth in
         Article IV hereof and in any documents delivered herewith, including, without limitation, the Loan Documents, shall be true and correct in all material respects with the same effect as though made on and as of such date (except insofar as such representations and warranties relate expressly to an earlier date).

                 (c) The Borrower shall be in compliance with all the terms and provisions contained herein on its part to be observed or performed, and at the time of and immediately after giving effect to such Credit Event no Default or Event of Default shall have occurred and be continuing.

                 (d) The Agent shall have received a certificate signed by the Financial Officer of the Borrower (i) as to the compliance with
         (b) and (c) above and (ii) with respect to each Tranche A Loan and each Letter of Credit, demonstrating that after giving effect thereto Availability is zero or greater.

                 SECTION 5.02. First Borrowing. The obligations of the Lenders in respect of the first Credit Event hereunder are subject to the following additional conditions precedent:

                 (a) The Lenders shall have received the favorable written opinion of counsel for each Loan Party, substantially in the form of Exhibit C hereto, dated the Closing Date, addressed to the Lenders and satisfactory to the Agent.

                 (b) The Lenders shall have received (i) a copy of the certificate or articles of incorporation or constitutive documents, in each case as amended to date, of each Loan Party, certified as of a recent date by the Secretary of State or other appropriate official of the state of its organization, and a certificate as to the good standing of each from such Secretary of State or other official, in each case dated as of a recent date; (ii) a certificate of the Secretary of each Loan Party, dated the Closing Date and certifying
         (A) that attached thereto is a true and complete copy of such person's By-laws as in effect on the date of such certificate and at all times since a date prior to the date of the resolution described in item (B) below, (B) that attached thereto is a true and complete copy of a resolution adopted by such person's Board of Directors authorizing the execution, delivery and performance of this Agreement, the Security Documents, the Notes, the other Loan Documents and the Credit Events hereunder, as applicable, and that such resolution has not been modified, rescinded or amended and is in full force and effect, (C) that such person's certificate or articles of incorporation or constitutive documents has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to (i) above, and (D) as to the incumbency and specimen signature of each of such person's officers executing this Agreement, the Notes, each Security Document or any other Loan Document delivered in connection herewith or therewith, as applicable; (iii) a certificate of another of such person's officers as to incumbency and signature of its Secretary; and (iv) such other documents as the Agent or any Lender may reasonably request.

                 (c) The Agent shall have received a certificate, dated the Closing Date and signed by the Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 5.01 hereof (including, without limitation, a financial model with computations demonstrating prospective compliance with all financial covenants contained in this Agreement) and the conditions set forth in this Section 5.02.

                 (d) Each Lender shall have received its Tranche A Note and Tranche B Note duly executed by the Borrower, payable to its order and otherwise complying with the provisions of Section 2.04 hereof.

                 (e) The Agent shall have received the Security Documents and certificates evidencing the Pledged Stock, together with undated stock powers executed in blank, each duly executed by the applicable Grantors.

                 (f) The Agent shall have received certified copies of requests for copies or information on Form UCC-11 or certificates satisfactory to the Lenders of a UCC Reporter Service, listing all effective financing statements which name as debtor any Loan Party and which are filed in the appropriate offices in the States in which are located the chief executive office and other operating offices of such person, together with copies of such financing statements. With respect to any Liens not permitted pursuant to Section 7.01 hereof, the Agent shall have received termination statements in form and substance satisfactory to it.

                 (g) Each document (including, without limitation, each Uniform Commercial Code financing statement) required by law or requested by the Agent to be filed, registered or recorded in order to create in favor of the Agent for the benefit of the Lenders a first priority perfected security interest in the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested. The Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation.

                 (h) The Agent shall have received the results of a search of tax and other Liens, and judgments and of the Uniform Commercial Code filings made with respect to each Loan Party in the jurisdictions in which each Loan Party is doing business and/or in which any Collateral is located, and in which Uniform Commercial Code filings have been made against each Loan Party pursuant to paragraph (g) above.

                 (i) The Lenders and the Agent shall have received and determined to be in form and substance satisfactory to them, or, as applicable, concluded that:

                      (i) the most recent (dated within thirty (30) days of the Closing Date) schedule and aging of accounts receivable and inventory designations of the Borrower;

                     (ii) a copy of a field examination of the Borrower's books and records;

                    (iii)     evidence of the compliance by the Borrower with
                 Section 6.03 hereof;

                     (iv)     the financial statements described in Section
                 4.07 hereof;

                      (v) the Transactions are in compliance with all applicable laws and regulations;

                     (vi) the results of an environmental audit with respect to the Borrower's and its subsidiaries' properties and operations conducted by a firm satisfactory to the Agent and the Lenders, and the scope, methodology and results of such environmental audit shall be satisfactory to the Agent in all respects;


                    (vii) evidence of payment of all fees owed to the Agent and the Lenders by the Borrower under this Agreement, the Commitment Letter or otherwise;

                   (viii) evidence that all requisite third party consents (including, without limitation, consents with respect to each of the Loan Parties to the Transactions) have been received;

                     (ix) copies of all major customer and supplier contracts with respect to the Borrower;

                      (x) there has been no material adverse change in the business, assets, prospects, operations or financial condition of Holdings and its subsidiaries since December 31, 1995;

                     (xi) evidence of the repayment of all amounts owing under or in connection with, and the termination of, all security interest filings relating to, existing credit facilities; and





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
                    (xii) there are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or threatened against or affecting the Borrower or any of its subsidiaries or any of their respective businesses, assets or rights which challenge any of the Transactions.

                 (j) The Agent and the Lenders shall have had the opportunity, if they so choose, to examine the books of account and other records and files of each of the Loan Parties and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Eligible Receivables, payment of payroll taxes and accounts payable and formulation of an opening Borrowing Base, and the results of such examination and audit shall have been satisfactory to the Agent and Lenders in all respects.

                 (k) The Agent shall have received and had the opportunity to review and determine to be in form and substance satisfactory to it:

                      (i) copies of all lease agreements to which Holdings or any of its subsidiaries is a party; and

                      (ii) copies of all loan agreements, notes and other documentation evidencing Indebtedness for borrowed money of each of the Loan Parties.

                 (l) Messrs. Kaye, Scholer, Fierman, Hays & Handler, LLP, counsel to the Agent, shall have received payment in full for all reasonable legal fees charged, and all reasonable costs and expenses incurred, by such counsel through the Closing Date in connection with the transactions contemplated under this Agreement, the Security Documents and the other Loan Documents and instruments in connection herewith and therewith.

                 (m) The Agent and the Lenders shall have received evidence satisfactory to the Agent and Lenders in all respects that:

                      (i) Holdings shall have received not less than (x) $35,000,000 as gross cash proceeds from the Investor Group in consideration for the issuance to the Investor Group of Convertible Preferred Stock and (y) $10,000,000 as gross cash proceeds from the sale to WCAS CP II of the WCAS Subordinated Note and related shares of Holdings' common stock pursuant to the Securities Purchase Agreement; Holdings shall have applied the cash proceeds from the issuance of the Convertible Preferred Stock and the sale of the WCAS Subordinated Note and shares of Holdings' common stock to fund the purchase of shares pursuant to the

                 Tender Offer and to the redemption of Holdings' 9 1/4% Senior Subordinated Notes pursuant to the Redemption and to pay fees and expenses associated therewith and with the issuance of the WCAS Subordinated Note;

                      (ii) the Redemption shall have occurred and the aggregate amount paid on or prior to the Closing Date pursuant to the Redemption shall be equal to the Redemption Amount;

                     (iii) all regulatory approvals necessary to consummate the Tender Offer have been obtained and any applicable waiting period under HSR shall have expired;

                      (iv) pursuant to the Tender Offer Holdings shall have acquired not more than 6,500,000 shares of its issued and outstanding stock for a total cash purchase price of not more than $19,500,000;

                       (v) Holdings shall have contributed cash to the equity of the Borrower in an amount equal to (A) the gross cash proceeds received from the issuance of Convertible Preferred Stock and the sale of the WCAS Subordinated Note and the shares of Holdings' common stock minus (B) an amount equal to the sum of (w) the aggregate purchase price paid by Holdings for shares acquired pursuant to the Tender Offer, (x) the Redemption Amount, (y) the aggregate amount of fees and expenses incurred by Holdings in connection with the Holdings Transactions and (z) $50,000;

                      (vi) WCAS CP II and WCAS VII collectively own not less than a majority (on a fully diluted basis) of all classes of the issued and outstanding capital stock and are entitled to cast the votes required to elect a majority of the Board of Directors of Holdings; and

                     (vii) Holdings owns 100% of all classes of the issued and outstanding capital stock of the Borrower.

                 (n) The Agent shall have determined that the terms and provisions of all agreements and documents in connection with each of the Holdings Transactions, including, without limitation, the WCAS Subordinated Note, the Securities Purchase Agreement and the Tender Offer Documents, are satisfactory in form and substance and the Agent shall have received such legal opinions, certificates and copies of necessary governmental filings and consents as the Agent shall have requested in connection therewith, and shall have





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
         determined to its satisfaction that the consummation of the Tender Offer and other transactions contemplated by the Holdings Transactions are in compliance with all applicable laws and regulations.

                 (o) The corporate structure and capitalization of each of the Loan Parties shall be satisfactory to the Lenders in all respects and the Lenders shall have received evidence reasonably satisfactory to them in all respects that, after giving effect to the Transactions, the stockholders equity of the Borrower shall be at least $50,000,000.

                 (p) All legal matters in connection with the Transactions shall be satisfactory to the Agent, the Lenders and the Agent's counsel.

                 (q) The Borrower shall have executed and delivered to the Agent a disbursement authorization letter with respect to the disbursement of the proceeds of the Credit Events made on the Closing Date, in form and substance satisfactory to the Agent.

                 (r) The Agent shall have received such other documents as the Lenders or the Agent or Agent's counsel shall reasonably deem necessary.


VI.      AFFIRMATIVE COVENANTS

                 Each Loan Party covenants and agrees with each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Note, any amount under any Letter of Credit or any fee, expense or other Obligation payable hereunder or in connection with any of the Transactions shall be unpaid (excluding indemnity obligations surviving the payment in full of the Notes and the termination of the Total Commitment), it will, and will cause each of its subsidiaries and, with respect to Section 6.07 hereof, each ERISA Affiliate, to:

                 SECTION 6.01. Legal Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.

                 SECTION 6.02. Businesses and Properties. At all times do or cause to be done all things necessary to preserve, renew and keep in full force and effect the material rights, licenses, Permits, franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; maintain and operate such businesses in the same general manner in which they are presently conducted and operated; comply with all material laws, rules, regulations and governmental orders (whether Federal, state or local) applicable to the operation of such businesses whether now in effect or hereafter enacted (including, without limitation, all applicable laws, rules, regulations and governmental orders relating to public and employee health and safety and all Environmental Laws) and with any and all other applicable laws, rules, regulations and governmental orders, the lack of compliance with which could reasonably be expected to have a Material Adverse Effect; take all actions which may be required to obtain, preserve, renew and extend all Permits and other authorizations which are material to the operation of such businesses; and at all times maintain, preserve and protect all property material to the conduct of such businesses and keep such property in good repair, working order and condition, reasonable wear and tear excluded, and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

                 SECTION 6.03. Insurance. (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers, (b) maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses, provided, however, that such insurance shall insure the property of the Loan Parties against all risk of physical damage, including, without limitation, loss by fire, explosion, theft, fraud and such other casualties as may be reasonably satisfactory to the Agent, but in no event at any time in an amount less than the replacement value of the Collateral, (c) maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by any Loan Party, in such amount as the Agent shall reasonably deem necessary, (d) maintain business interruption insurance to such extent as is customary with companies similarly situated and in the same or similar businesses, and (e) maintain such other insurance as may be required by law or as may be reasonably requested by the Agent for purposes of assuring compliance with this Section 6.03. All insurance covering tangible personal property subject to a Lien in favor of the Agent for the benefit of the Lenders granted pursuant to the Security Documents shall provide that, in the case of each separate loss the full amount of insurance proceeds shall be payable to the Agent and shall further provide for at least 30 days' prior written notice to the Agent of the cancellation or substantial modification thereof.

                 SECTION 6.04. Taxes. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise,





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which, if unpaid, might give rise to Liens upon such properties or any part thereof except as the same may be contested in good faith by appropriate proceedings.

                 SECTION 6.05. Financial Statements, Reports, etc. Furnish to the Agent, with copies for each of the Lenders:

                 (a) within 90 days after the end of each Fiscal Year, (i) Consolidated and consolidating balance sheets and Consolidated and consolidating income statements showing the financial condition of Holdings and its subsidiaries as of the close of such Fiscal Year and the results of their operations during such year, (ii) a Consolidated and consolidating statement of shareholders' equity and a Consolidated and consolidating statement of cash flow of Holdings and its subsidiaries, as of the close of such Fiscal Year, comparing such financial condition and results of operations to such financial condition and results of operations for the comparable period during the immediately preceding Fiscal Year, all the foregoing Consolidated financial statements to be audited by independent public accountants acceptable to the Agent (which report shall not contain any qualification except with respect to new accounting principles mandated by the Financial Accounting Standards Board), and to be in form and substance acceptable to the Agent, (iii) unaudited Consolidated and consolidating income statements showing the financial condition of the Borrower and its subsidiaries as of the close of such Fiscal Year and the results of their operation during such year, and
         (iv) a Consolidated and consolidating statement of shareholders' equity and a Consolidated and consolidating statement of cash flow of the Borrower and its subsidiaries, as of the close of such Fiscal Year, comparing such financial condition and results of operations to such financial condition and results of operations for the comparable period during the immediately preceding Fiscal Year, the financial statements referred to in (iii) and (iv) above to be prepared and certified by the Financial Officer of the Borrower as presenting fairly the financial condition and results of operations of the Borrower and its subsidiaries and as having been prepared in accordance with GAAP; provided, however, that if at any time the Borrower's assets and revenues cease to constitute at least 90% of the Consolidated total revenues and Consolidated total assets of Holdings, the Loan Parties shall deliver to the Agent (with copies for each of the Lenders), in lieu of the foregoing financial statements, the Consolidated and consolidating balance sheets and Consolidated and consolidating income statements showing the financial condition of each of Holdings and the Borrower and their respective subsidiaries as of the close of such Fiscal Year and the results of their operations during such year, and (ii) a Consolidated and consolidating statement of shareholders' equity and a Consolidated and consolidating statement of cash flow of each of Holdings and the Borrower and their respective subsidiaries, as of the close of such Fiscal Year, comparing such financial condition and results of operations to such financial condition and results of operations for the comparable period during the immediately preceding Fiscal Year, all the foregoing financial statements to be audited by independent public accountants acceptable to the Agent (which report shall not contain any qualification except with respect to new accounting principles mandated by the Financial Accounting Standards Board), and to be in form and substance acceptable to the Agent;

                 (b) within 45 days after the end of each of the first three (3) fiscal quarters of the Borrower and Holdings, (i) unaudited Consolidated and consolidating balance sheets and Consolidated and consolidating income statements showing the financial condition and results of operations of each of Holdings and the Borrower and their respective subsidiaries as of the end of each such quarter, (ii) a Consolidated and consolidating statement of shareholders' equity and
         (iii) a Consolidated and consolidating statement of cash flow, in each case for the fiscal quarter just ended and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the last day of such quarter, and comparing such financial condition and results of operations to the projections for the applicable period provided under paragraph (h) below and to the results for the comparable period during the immediately preceding Fiscal Year, in each case prepared and certified by the Financial Officer of the Borrower and Holdings as presenting fairly the financial condition and results of operations of Holdings and its subsidiaries and as having been prepared in accordance with GAAP, in each case subject to normal year-end audit adjustments;

                 (c) within 30 days after the end of each month, (i) unaudited Consolidated and consolidating balance sheets and income statements showing the financial condition and results of operations of each of Holdings and the Borrower and their respective subsidiaries as of the end of each such month, (ii) a Consolidated and consolidating statement of shareholders' equity and (iii) a Consolidated and consolidating statement of cash flow, in each case for the month just ended and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the last day of such month, and comparing such financial condition and results of operations to the projections for the applicable period provided under paragraph (h) below and to the results for the comparable period during the immediately preceding Fiscal Year, prepared and certified by the Financial Officer of the Borrower and Holdings as presenting fairly the financial condition and results of operations of Holdings and its subsidiaries and as having been prepared in accordance with GAAP, in each case subject to normal year-end audit adjustments;

                 (d) promptly after the same become publicly available, copies of such registration statements, annual, periodic and other reports, and such proxy statements and other information, if any, as shall be filed by Holdings or any of its subsidiaries with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934;

                 (e) (i) concurrently with any delivery under (a) or (b) above, a certificate of the firm or person referred to therein (x) which certificate shall, in the case of the certificate of the Financial Officer of the Borrower and Holdings, certify that to the best of their knowledge no Default or Event of Default has occurred (including calculations demonstrating compliance, as of the dates of the financial statements being furnished, with the covenants set forth in Sections 7.07, 7.08, 7.09, 7.09A and 7.10 hereof) and, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (y) which certificate, in the case of the certificate furnished by the independent public accountants referred in paragraph (a) above, may be limited to accounting matters and disclaim responsibility for legal interpretations, but shall in any event certify that to the best of such accountants' knowledge, as of the dates of the financial statements being furnished no Default or Event of Default has occurred under any of the covenants set forth in Sections 7.07, 7.08, 7.09, 7.09A and 7.10 hereof (such certificate to include calculations demonstrating compliance with such covenants) and, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and shall in addition certify that in the course of preparing the audit and the certificate referred to herein, such accountants have not become aware of the occurrence of any other Default or Event of Default and, if such a Default or Event of Default has occurred, specifying the nature thereof; provided, however, that any certificate furnished by the independent public accountants referred to in paragraph (a) above shall be signed by the Financial Officer of the Borrower and Holdings;

                 (f) concurrently with any delivery under (a) above, a management letter prepared by the independent public accountants who reported on the financial statements delivered under (a) above, with respect to the internal audit and financial controls of Holdings and its subsidiaries;

                 (g) within 15 days of the end of each fiscal month, an aging schedule of the Receivables in the form of the aging schedule of Receivables dated March 3, 1996 previously furnished to the Agent and a certificate substantially in the form of Schedule 6.05(g) hereto executed by the Financial Officer of the

         Borrower (x) with respect to inventory designations and (y) demonstrating Availability as at the end of such month equalled or exceeded zero;

                 (h) within 30 days prior to the beginning of each Fiscal Year, a summary of business plans and financial operation projections (including, without limitation, with respect to capital expenditures) for Holdings and its subsidiaries for such Fiscal Year (including monthly balance sheets, statements of income and of cash flow) and annual projections through the Final Maturity Date prepared by management and in form, substance and detail (including, without limitation, principal assumptions) reasonably satisfactory to the Agent;

                 (i) as soon as practicable, copies of all reports, forms, filings, loan documents and financial information submitted to governmental agencies, the holders of any Subordinated Indebtedness and/or its shareholders generally;

                 (j) immediately upon becoming aware thereof, notice to the Agent of the breach by any party of any material agreement with any Loan Party;

                 (k) promptly upon the opening or closing of any bank account, a schedule updating the information set forth on Schedule
         4.23 annexed hereto; and

                 (l) such other information as the Agent or any Lender may reasonably request.

                 SECTION 6.06. Litigation and Other Notices. Give the Agent prompt written notice of the following:

                 (a) the issuance by any court or governmental agency or authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of the Loans or occurrence of other Credit Events, or invalidating, or having the effect of invalidating, any provision of this Agreement, the Notes or the other Loan Documents, or the initiation of any litigation or similar proceeding seeking any such injunction, order, decision or other restraint;

                 (b) the filing or commencement of any action, suit or proceeding against any Loan Party, whether at law or in equity or by or before any court or any Federal, state, municipal or other governmental agency or authority, (i) which is material and is brought by or on behalf of any governmental agency or authority, or in which injunctive or other equitable relief is sought or (ii) as to which it is probable (within the meaning of Statement of Financial Accounting Standards No. 5) that there will be an adverse determination and which, if adversely determined, could reasonably be expected to (A) result in liability of one or more Loan Parties in an aggregate amount of $500,000 or more, not reimbursable by insurance, or (B) have a Material Adverse Effect;

                 (c) any Default or Event of Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto; and

                 (d) any other development in the business or affairs of any Loan Party which has had or could reasonably be expected to have a Material Adverse Effect.

                 SECTION 6.07. ERISA. (a) Pay and discharge promptly any liability imposed upon it pursuant to the provisions of Title IV of ERISA; provided, however, that none of the Loan Parties or any ERISA Affiliate shall be required to pay any such liability if (1) the amount, applicability or validity thereof shall be diligently contested in good faith by appropriate proceedings, and (2) such person shall, to the extent required by GAAP, have set aside on its books reserves which, in the opinion of the independent certified public accountants of such person, are adequate with respect thereto.

                 (b) Deliver to the Agent, promptly, and in any event within 30 days, after (i) the occurrence of any Reportable Event, a copy of the materials that are filed with the PBGC, or the materials that would have been required to be filed if the 30-day notice requirement to the PBGC was not waived, (ii) any Loan Party or any ERISA Affiliate or an administrator of any Pension Plan files with participants, beneficiaries or the PBGC a notice of intent to terminate any such Plan, a copy of any such notice, (iii) the receipt of notice by any Loan Party or any ERISA Affiliate or an administrator of any Pension Plan from the PBGC of the PBGC's intention to terminate any Pension Plan or to appoint a trustee to administer any such Plan, a copy of such notice, (iv) the filing thereof with the Internal Revenue Service, copies of each annual report that is filed on Treasury Form 5500 with respect to any Plan, together with certified financial statements (if any) for the Plan and any actuarial statements on Schedule B to such Form 5500, (v) any Loan Party or any ERISA Affiliate knows of any event or condition which might constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Plan, an explanation of such event or condition, (vi) the receipt by any Loan Party or any ERISA Affiliate of an assessment of withdrawal liability under Section 4201 of ERISA from a Multiemployer Plan, a copy of such assessment, (vii) the Borrower or any ERISA Affiliate knows of any event or condition which might cause any one of them to incur a liability under Section 4062, 4063, 4064 or 4069 of ERISA or Section 412(n) or 4971 of the Code, an explanation of such event or condition, and (viii) any Loan Party or any

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ERISA Affiliate knows that an application is to be, or has been, made to the
Secretary of the Treasury for a waiver of the minimum funding standard under the provisions of Section 412 of the Code, a copy of such application, and in each case described in clauses (i) through (iii) and (v) through (vii) together with a statement signed by the Financial Officer setting forth details as to such Reportable Event, notice, event or condition and the action such Loan Party or such ERISA Affiliate proposes to take with respect thereto.

                 SECTION 6.08. Maintaining Records; Access to Properties and Inspections; Right to Audit. Maintain financial records in accordance with accepted financial practices and, upon reasonable notice (which may be telephonic), at all reasonable times and as often as any Lender may request, but not more than once a fiscal quarter (unless a Default or Event of Default shall have occurred and be continuing in which case such limitation shall not apply), permit any authorized representative designated by such Lender to visit and inspect the properties and financial records of any Loan Party and to make extracts from such financial records at such Lender's expense, and permit any authorized representative designated by such Lender to discuss the affairs, finances and condition of such Loan Party with the appropriate Financial Officer and such other officers as such Loan Party shall deem appropriate and such Loan Party's independent public accountants, as applicable. The Agent agrees that it shall schedule any meeting with any such independent public accountant through such Loan Party and a Responsible Officer of such Loan Party shall have the right to be present at any such meeting. At the Borrower's expense, the Agent shall have the right to audit, as often as it may request, but not more than once a fiscal quarter (unless a Default or Event of Default shall have occurred and be continuing in which case such limitation shall not apply), the existence and condition of the accounts receivables, inventory, accounts payable, books and records of the Loan Parties and to review their compliance with the terms and conditions of this Agreement and the other Loan Documents.

                 SECTION 6.09. Use of Proceeds. Use the proceeds of the Credit Events only for the purposes set forth in Section 4.14 hereof.

                 SECTION 6.10. Fiscal Year-End. Cause its Fiscal Year to end on September 30 in each year.

                 SECTION 6.11. Further Assurances. Execute any and all further documents and take all further actions which may be required under applicable law, or which the Agent may reasonably request, to grant, preserve, protect and perfect the first priority security interest created by the Security Documents in the Collateral.

                 SECTION 6.12. Additional Grantors and Guarantors. Promptly inform the Agent of the creation or acquisition of any direct or indirect subsidiary (subject to the provisions of Section 7.06 hereof) and cause each direct or indirect subsidiary thereof not in existence on the date hereof to enter into a Guarantee in form and substance reasonably satisfactory to the Agent, and to execute the Security Documents, as applicable, as a Grantor, and cause the direct parent of each such subsidiary to pledge all of the capital stock of such subsidiary pursuant to the Pledge Agreement and cause each such subsidiary to pledge its accounts receivable and all other assets pursuant to the Security Agreement.

                 SECTION 6.13. Environmental Laws. (a) Comply, and cause each of its subsidiaries to comply, in all material respects with the provisions of all Environmental Laws, and shall keep its properties and the properties of its subsidiaries free of any Lien imposed pursuant to any Environmental Law. No Loan Party shall cause or suffer or permit, and shall not suffer or permit any of its subsidiaries to cause or suffer or permit, the property of any Loan Party to be used for the generation, production, processing, handling, storage, transporting or disposal of any Hazardous Material, except for Hazardous Materials used in the ordinary course of business of the Loan Parties and disclosed in Schedule 6.13 hereto, in which case such Hazardous Materials shall be used, stored, generated, treated and disposed of only in material compliance with Environmental Law.

                 (b) Supply to the Agent copies of all submissions by any Loan Party to any governmental body and of the reports of all environmental audits and of all other environmental tests, studies or assessments (including the data derived from any sampling or survey of asbestos, soil, or subsurface or other materials or conditions) that may be conducted or performed (by or on behalf of any Loan Party) on or regarding the properties owned, operated, leased or occupied by any Loan Party or regarding any conditions that might have been affected by Hazardous Materials on or Released or removed from such properties. Each Loan Party shall also permit and authorize the consultants, attorneys or other persons that prepare such submissions or reports or perform such audits, tests, studies or assessments to discuss such submissions, reports or audits with the Agent and the Lenders.

                 (c) Promptly (and in no event more than two (2) Business Days after any officer of any Loan Party becomes aware or is otherwise informed of such event) provide oral and written notice to the Agent upon the happening of any of the following:

                          (i) any Loan Party or any tenant or other occupant of any property of such Loan Party receives notice of any claim, complaint, charge or notice of a violation or potential violation of any Environmental Law;

                           (ii) there has been a material spill or other Release of Hazardous Materials upon, under or affecting any of the properties owned, operated, leased or occupied by any Loan Party, or Hazardous Materials at levels or in amounts that have to be reported, remedied or responded to under Environmental Law are detected on or in the soil or groundwater;

                          (iii) any Loan Party is liable for any material costs of cleaning up or otherwise responding to a material Release of Hazardous Materials;

                          (iv) any part of the properties owned, operated, leased or occupied by any Loan Party is or may be subject to a Lien under any Environmental Law; or

                          (v) any Loan Party undertakes any material Remedial Work with respect to any Hazardous Materials.

                 (d) Without in any way limiting the scope of Section 12.04(c) and in addition to any obligations thereunder, the Borrower hereby indemnifies and agrees to hold the Agent and the Lenders harmless from and against any liability, loss, damage, suit, action or proceeding arising out of its business or the business of its subsidiaries pertaining to Hazardous Materials, including, but not limited to, claims of any governmental body or any third person arising under any Environmental Law or under tort, contract or common law. To the extent laws of the United States or any applicable state or local law in which property owned, operated, leased or occupied by any Loan Party is located provide that a Lien upon such property of such Loan Party may be obtained for the removal of Hazardous Materials which have been or may be Released, upon reasonable belief by the Agent that a Release has occurred which could reasonably be expected to have a Material Adverse Effect, no later than sixty days after notice is given by the Agent to such Loan Party, such Loan Party shall deliver to the Agent a report issued by a qualified third party engineer with respect to such suspected release at the specified property. To the extent any Hazardous Materials located therein or thereunder either subject the property to Lien or require removal to safeguard the health of any persons, the removal thereof shall be an affirmative covenant of such Loan Party hereunder.

                 (e) In the event that any material Remedial Work is required to be performed by any Loan Party under any applicable Environmental Law, any judicial order, or by any governmental entity, such Loan Party shall commence all such Remedial Work at or prior to the time required therefor under such Environmental Law or applicable judicial orders and thereafter diligently prosecute to completion all such

Remedial Work in accordance with and within the time allowed under such applicable Environmental Laws or judicial orders.

                 SECTION 6.14. Pay Obligations to Lenders and Perform Other Covenants. (a) Make full and timely payment of the Obligations, whether now existing or hereafter arising, (b) duly comply with all the terms and covenants contained in this Agreement (including, without limitation, the borrowing limitations and mandatory prepayments in accordance with Article II hereof) in each of the other Loan Documents, all at the times and places and in the manner set forth therein, and (c) except for the filing of continuation statements and the making of other filings by the Agent as secured party or assignee, at all times take all actions necessary to maintain the Liens and security interests provided for under or pursuant to this Agreement and the Security Documents as valid and perfected first Liens on the property intended to be covered thereby and supply all information to the Agent necessary for such maintenance.

                 SECTION 6.15. Redemption. Redeem 100% of the outstanding 9 1/4% Senior Subordinated Notes of Holdings pursuant to the terms of the Redemption Offer within thirty-five (35) days following the Closing Date for no consideration other than the Redemption Amount deposited with the trustee under the Indenture pursuant to the Defeasance.

                 SECTION 6.16. Amendments. Promptly supply to the Agent certified copies of any amendments to the Securities Purchase Agreement or the Tender Offer Documents (subject to Section 7.19 hereof).

                 SECTION 6.17.   Blocked Accounts.   (a)   Within 60 days of
the Closing Date, enter into a blocked account arrangement with respect to each of the bank accounts identified on Schedule 4.23 annexed hereto pursuant to a blocked account agreement in substantially the form of Exhibit I annexed hereto.

                 (b) Within 60 days of the opening of any bank account by any Loan Party, enter into a blocked account arrangement with respect to each such bank account pursuant to a blocked account agreement substantially in the form of Exhibit I annexed hereto.

VII.  NEGATIVE COVENANTS

                 Each Loan Party covenants and agrees with each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Note, any amount under any Letter of Credit, or any fee, expense or other Obligation payable hereunder or in connection with any of the Transactions shall be unpaid (excluding indemnity obligations surviving the payment in full of the Notes and the termination of the Total Commitment), it will not and will not cause or permit any of its subsidiaries and, in the case of Section 7.18 hereof, any ERISA Affiliate to, either directly or indirectly:

                 SECTION 7.01. Liens. Incur, create, assume or permit to exist any Lien on any of its property or assets (including the stock of any direct or indirect subsidiary), whether owned at the date hereof or hereafter acquired, or assign or convey any rights to or security interests in any future revenues, except:

                 (a) Liens incurred and pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits (not including any lien described in Section 412(m) of the Code);

                 (b) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendors' liens and other similar liens, incurred in good faith in the ordinary course of business and securing obligations which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings as to which any Loan Party shall, to the extent required by GAAP, have set aside on its books adequate reserves;

                 (c) Liens securing the payment of taxes, assessments and governmental charges or levies, that are not delinquent or are being diligently contested in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP; provided, however, that in no event shall the aggregate amount of such reserves be less than the aggregate amount of the taxes, assessments, governmental charges or levies secured by such Liens;

                 (d) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee) which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

                 (e) Liens upon any equipment acquired through the purchase or lease by any Loan Party which are created or incurred contemporaneously with such acquisition to secure or provide for the payment of any part of the purchase price of, or lease payments on, such equipment (but no other amounts and not in excess of the purchase price or lease payments); provided, however, that any such Lien shall not apply to any other property of any Loan Party; and provided, further, that after giving effect to such purchase or lease, no Default exists under Section 7.07 hereof;

                 (f) Liens existing on the date of this Agreement and set forth in Schedule 7.01 annexed hereto but not the extension, renewal or refunding of the Indebtedness secured thereby;

                 (g) Liens created in favor of the Agent for the benefit of the Lenders;

                 (h) Liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety, customs and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business;

                 (i) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights with respect to deposit accounts of the Loan Parties; or

                 (j) subordinated Liens on inventory of the Borrower incurred in the ordinary course of business in connection with any reseller arrangement or other similar arrangement entered into by the Borrower, provided that prior to the incurrence of such Lien the secured party with respect thereto enters into an intercreditor and/or lien subordination agreement with the Agent in form and substance satisfactory to the Agent.

                 SECTION 7.02. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby any Loan Party shall sell or transfer any property, real or personal, and used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which such Loan Party intends to use for substantially the same purpose or purposes as the property being sold or transferred, except for sale and leaseback transactions in the ordinary course of business not to exceed $100,000 in the aggregate during any Fiscal Year.

                 SECTION 7.03. Indebtedness. Incur, create, assume or permit to exist any Indebtedness other than (i) Indebtedness secured by Liens permitted under Section 7.01, (ii) Indebtedness (including, without limitation, Guarantees) existing on the date hereof and listed in Schedule 7.03 annexed hereto, but not the extension, renewal or refunding thereof, (iii) Indebtedness incurred hereunder, (iv) Indebtedness to trade creditors incurred in the ordinary course of business, (v) Guarantees constituting the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (vi) Guarantees of the Obligations, (vii) purchase money Indebtedness to the extent permitted by Sections 7.01(e) and 7.07 hereof,
(viii) Subordinated Indebtedness, (ix) Indebtedness of the Borrower in the form of seller notes issued to finance (in whole or part) a Permitted Acquisition, provided each such seller note is in form and substance satisfactory to the Agent and (x) other unsecured Indebtedness not otherwise permitted by other subsections of this Section 7.03 and arising in the ordinary course of business not in excess of $250,000 at any time outstanding.

                 SECTION 7.04. Dividends, Distributions and Payments. Declare or pay, directly and indirectly, any cash dividends or make any other distribution, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any subsidiary to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purpose other than cash dividends paid or distributed by the Borrower to Holdings (each a "Permitted Distribution") for the purpose of enabling Holdings to:

                          (i)     make regularly scheduled payments of
                 principal and interest under each of the Subordinated Notes of Holdings permitted to exist under this Agreement; provided, that in no event shall the amount distributed to Holdings pursuant to this clause exceed the amount of such scheduled payment of principal or interest, as the case may be, as of the applicable Dividend Payment Date; provided, further, that
                 (x) until Fiscal Year 1999, no dividends or distributions may be paid by the Borrower to Holdings for the purpose of enabling Holdings to make payments of principal with respect to Holdings' 7 3/4% Convertible Subordinated Debentures due April 15, 2001 and (y) in no event shall the amount distributed to Holdings in 1999 in respect thereof exceed $118,000;

                          (ii) make regularly scheduled lease payments with respect to Holdings' existing lease of 5800 W. Bloomingdale, Chicago, Illinois (which property relates to a discontinued operation of Holdings) and to pay Holdings' expenses in connection with the operation of such facility; provided, however, in no event shall the aggregate amount distributed to Holdings pursuant to this clause exceed $600,000 in the aggregate in any Fiscal Year; provided, further, however, that in no event shall any amount be paid as a dividend or distribution by the Borrower to Holdings pursuant to this clause (ii) at any time following payment of a dividend or distribution to Holdings for the purpose described in clause
                 (iv) below;

                         (iii) fund a settlement of the class action lawsuit claiming violations of the Federal securities laws in which Holdings is named as a defendant, which settlement was approved by the court on September 5, 1995; provided, however, in no event shall the aggregate amount distributed to Holdings pursuant to this clause exceed $1,250,000;

                          (iv) pay expenses incurred in connection with Holdings' early termination of its 5800 W. Bloomingdale, Chicago, Illinois (which property relates to a discontinued operation of Holdings); provided, however, in no event shall the aggregate amount distributed to Holdings pursuant to this clause exceed $2,500,000; and

                           (v) fund a settlement with the Internal Revenue Service of tax liabilities of Holdings for periods prior to the Closing Date; provided, however, in no event shall the amount distributed to Holdings pursuant to this clause exceed $100,000;

provided, however, that notwithstanding the foregoing, the Borrower shall be entitled to make such distributions on the applicable Dividend Payment Date only so long as each of the Dividend Conditions have been fulfilled to the satisfaction of the Agent at the time such distribution is made.

                 SECTION 7.05. Consolidations, Mergers and Sales of Assets. Consolidate with or merge into any other person, or sell, lease, transfer or assign to any persons or otherwise dispose of (whether in one transaction or a series of transactions) any portion of its assets (whether now owned or hereafter acquired), or permit another person to merge into it, or acquire all or substantially all the capital stock or assets of any other person, except that (a) each Loan Party may sell any of its inventory in the ordinary course of its business, (b) each Loan Party may sell other assets, provided that the aggregate fair market value of all such assets of all such persons permitted to be sold under this subparagraph (b) shall not in the aggregate exceed $250,000 in any Fiscal Year and (c) the Borrower may make acquisitions (each a "Permitted Acquisition") of the assets or capital stock of another person so long as all terms and conditions of the proposed acquisition are in form and substance satisfactory to the Required Lenders in all respects, including, without limitation, the fulfillment of each of the following conditions precedent to the satisfaction of the Agent:

                          (i) no Default or Event of Default shall have occurred and be continuing at the time of such acquisition or would occur as a result thereof;

                          (ii) the person or assets being acquired (the "Target") is engaged primarily in, or related to, as the case may be, computer spare parts distribution, electronics recycling or asset recovery services;

                          (iii) the Agent shall have received a certificate of a Responsible Officer of the Borrower stating that in the opinion of management of the Borrower, the acquisition of the Target will not impair the Borrower's ability to meet any of its obligations (including, without limitation, financial covenants) under any Capitalized Lease Obligation or under this Agreement or any other Loan Document;

                          (iv) the Agent shall have received a certified copy of resolutions of the Board of Directors of the Borrower approving the acquisition of the Target; and

                          (v) the Agent shall have received such financial statements, projections and other documents relating to the proposed acquisition as the Agent or the Agent's counsel shall deem necessary.

                 SECTION 7.06. Investments. Own, purchase or acquire any stock, obligations, assets (not in the ordinary course of business) or securities of, or any interest in, or make any capital contribution or loan or advance to, any other person, or make any other investments, except:

                 (a) certificates of deposit in dollars of any commercial banks registered to do business in any state of the United States (i) having capital and surplus in excess of $1,000,000,000 and (ii) whose long-term debt rating is at least investment grade as determined by either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.;

                 (b) readily marketable direct obligations of the United States government or any agency thereof which are backed by the full faith and credit of the United States;

                 (c) investments in money market mutual funds having assets in excess of $2,500,000,000;

                 (d) commercial paper at the time of acquisition having the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.;

                 (e) federally tax exempt securities rated A or better by either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.;

                 (f) investments in the stock of any subsidiary existing on the Closing Date, but not any additional investments therein;

                 (g)      Permitted Acquisitions;

                 (h) loans or advances of money to any officer or employee of any Loan Party consisting of reimbursable advances incurred in the ordinary course of such Loan Party's business not exceeding $150,000 at any one time outstanding for all Loan Parties; and

                 (i) other loans, advances and investments in the ordinary course of business in addition to those permitted by the other subsections of this Section 7.06 not exceeding $100,000 at any one time outstanding;

provided that, in each case mentioned in (a), (b), (d) and (e) above, such obligations shall mature not more than one year from the date of acquisition thereof.

                 SECTION 7.07. Capital Expenditures. Permit the aggregate amount of payments made for capital expenditures, including, without limitation, Capitalized Lease Obligations and Indebtedness secured by Liens permitted under Section 7.01(e) hereof, in each of the periods indicated below to exceed the following amounts for the Borrower and its subsidiaries on a Consolidated basis:

                 Period                                             Maximum Amount
                 ------                                             --------------

Two fiscal quarters ending                                          $1,325,000
         September 30, 1996

Fiscal Year ending September 30, 1997                               $2,500,000

Fiscal Year ending September 30, 1998                               $3,000,000

Fiscal Year ending September 30, 1999                               $3,500,000

Fiscal Year ending September 30, 2000                               $4,000,000

Fiscal Year ending September 30, 2001                               $4,500,000;


provided, however, that amounts expended in connection with Permitted Acquisitions which would otherwise constitute "capital expenditures" shall not constitute "capital expenditures" for purposes of the limitations contained in this Section 7.07.

                 SECTION 7.08. Debt Service Coverage Ratio. Permit the Debt Service Coverage Ratio of the Borrower and its subsidiaries on a Consolidated basis at the end of any fiscal quarter to be less than the respective amounts set forth below for the periods indicated:


                 Period                                     Ratio
                 ------                                     -----

                 Closing Date through
                    September 30, 1996                      1.00:1.00

                 October 1, 1996 through                    1.20:1.00
                    last day of first fiscal quarter
                    of Fiscal Year ending
                    September 30, 1997

                 First fiscal day of second fiscal          1.30:1.00
                    quarter of Fiscal Year ending
                    September 30, 1997 and
                    thereafter

                 SECTION 7.09. Leverage Ratio. Permit the Leverage Ratio of the Borrower and its subsidiaries on a Consolidated basis at the end of any fiscal quarter to be greater than the respective amounts set forth below for the periods indicated:

                 Period                                     Ratio
                 ------                                     -----
                 First day of second fiscal                 7.00:1.00
                     quarter of Fiscal Year ending
                     September 30, 1997 through
                     last day of third fiscal
                     quarter of Fiscal Year ending
                     September 30, 1997

                 First day of fourth fiscal                         6.00:1.00
                     quarter of Fiscal Year ending
                     September 30, 1997 through
                     last day of second fiscal quarter
                     of Fiscal Year ending
                     September 30, 1998

                 First day of third fiscal quarter                  5.00:1.00
                     of Fiscal Year ending
                     September 30, 1998
                     and thereafter

                 Section 7.09A. EBITDA. Permit EBITDA of the Borrower and its Consolidated subsidiaries for the four fiscal quarter period (or such lesser number of full fiscal quarters as shall have elapsed from the Closing Date prior to the date of determination) ending on the dates set forth below to be less than the respective amounts set forth below opposite such dates.

                 Quarter Ending                             Minimum EBITDA
                 --------------                             --------------

         Last day of third fiscal                           $1,880,000
           quarter of Fiscal Year
           ending September 30, 1996

         September 30, 1996                                 $4,100,000

         Last day of first fiscal                           $6,600,000
           quarter of Fiscal Year
           ending September 30, 1997

         Last day of second fiscal                          $9,800,000
           quarter of Fiscal Year
           ending September 30, 1997

         Last day of third fiscal quarter                   $11,350,000
           of Fiscal Year ending
           September 30, 1997

         September 30, 1997                                 $12,900,000




                 SECTION 7.10. Interest Coverage Ratio. Permit the Interest Coverage Ratio of the Borrower and its subsidiaries on a Consolidated basis at the end of any fiscal quarter to be less than the respective amounts set forth below for the periods indicated.

                 Period                                                      Ratio
                 ------                                                      -----
                 Closing Date through
                    last day of first fiscal quarter                         2.75:1.00
                    of Fiscal Year ending
                    September 30, 1997

                 First day of second fiscal quarter                          3.00:1.00
                    of Fiscal Year ending
                    September 30, 1997 and
                    thereafter

                 SECTION 7.11. Transactions with Affiliates. Except as otherwise specifically set forth in this Agreement, directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or enter into any other transaction with, any stockholder, Affiliate or agent of any Loan Party, except at prices and on terms not less favorable to it than that which would have been obtained in an arm's-length transaction with a non-affiliated third party.

                 SECTION 7.12. Consulting Fees. Pay any management, consulting or other fees of any kind to any Loan Party or to any Affiliate of any Loan Party except for (i) the fee paid to Welsh, Carson, Anderson & Stowe at the closing of the Tender Offer equal to 1% of the aggregate liquidation value of the Convertible Preferred Stock and the principal amount of the WCAS Subordinated Note, (ii) directors' fees paid to independent directors of Holdings (including directors appointed by WCAS CP II or WCAS VII) in an amount not to exceed $10,000 per such director for any Fiscal Year and (iii) bonuses to be paid to Messrs. Cowart, Lahar and Grazer in connection with the Transactions in an amount not to exceed $331,000 in the aggregate.

                 SECTION 7.13. Negative Pledges, etc. Except for the WCAS Subordinated Note and the Securities Purchase Agreement, enter into or become subject to, directly or indirectly, including, without limitation, as a non-party subsidiary of a party, any agreement (a) prohibiting or restricting, in any manner (including, without limitation, by way of covenant, representation or event of default), (i) the incurrence, creation or assumption of any Indebtedness, or any lien upon any property of any Loan Party, except restrictions in a capital lease or other purchase money financing agreement permitted hereunder relating to the asset financed thereunder, (ii) the sale, disposition or pledge of any asset of any Loan Party, except restrictions in a capital lease or other purchase money financing agreement permitted hereunder relating to the asset financed thereunder, (iii) the incurrence or existence of any contingent obligations of any Loan Party, (iv) any investments of any Loan Party, (v) any capital expenditures by any Loan Party, (vi) any acquisition, merger or consolidation involving any Loan Party, (vii) any change in control of any Loan Party, or (viii) any amendment or supplement to or waiver under this Agreement or any other Loan Document or other document relating to the Obligations, or (b) which provides that any default by any Loan Party which is not a party to such agreement of any obligation not arising under such agreement is a default under such agreement.

                 SECTION 7.14. Accounting Changes. Make, or permit any subsidiary to make any change in their accounting treatment or financial reporting practices except as required by GAAP.

                 SECTION 7.15. Business. Alter the nature of its business as operated on the date of this Agreement in any material respect and, in the case of Holdings, engage in any business activities, have significant assets other than its ownership interest in the Borrower and activities directly in connection therewith and have significant liabilities other than those in connection with this Agreement and the other Loan Documents (including, without limitation, its Guarantee of the Obligations) and the Subordinated Notes and other than in respect of judgments which do not cause an Event of Default hereunder.

                 SECTION 7.16. Sales of Receivables. Sell, assign, discount, transfer, or otherwise dispose of any accounts receivable, promissory notes, drafts or trade acceptances or other rights to receive payment held by it, with or without recourse, except (i) for the purpose of collection or settlement in the ordinary course of business or (ii) the sale of any such accounts to Chemical Bank.

                 SECTION 7.17. Use of Proceeds. Permit the proceeds of any Credit Event to be used for the Tender Offer, the Redemption or any other Holdings Transaction or any purpose which entails a violation of, or is inconsistent with, Regulation G, T, U or X of the Board, or for any purpose other than those set forth in Section 4.14 hereof.

                 SECTION 7.18. ERISA. (a) Engage in any transaction in connection with which any Loan Party or any ERISA Affiliate could be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material tax imposed under the provisions of Section 4975 of the Code.

                 (b) Terminate any Pension Plan in a "distress termination" under Section 4041 of ERISA, or take any other action which could result in a material liability of any Loan Party or any ERISA Affiliate to the PBGC.

                 (c) Fail to make payment when due of all amounts which, under the provisions of any Plan, any Loan Party or any ERISA Affiliate is required to pay as contributions thereto, or, with respect to any Pension Plan, permit to exist any material "accumulated funding deficiency" (within the meaning of Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect thereto.

                 (d) Adopt an amendment to any Pension Plan requiring the provision of security under Section 307 of ERISA or Section 401(a)(29) of the Code.

                 SECTION 7.19. Prepayment or Modification of Indebtedness; Modification of Charter Documents. (a) Directly or indirectly prepay, redeem, purchase or retire in advance of its scheduled maturity any Indebtedness, including, without limitation, any Subordinated Indebtedness, other than the Obligations.

                 (b) Modify, amend or otherwise alter the terms and provisions of (i) any Subordinated Note or any Subordinated Indebtedness, (ii) the Tender Offer Documents or (iii) the Securities Purchase Agreement.

                 (c) Modify, amend or alter their certificates or articles of incorporation or preferred stock/certificates of designations except for the amendment, in connection with the issuance of the Convertible Preferred Stock, to Holdings' certificate of incorporation to increase the number of shares authorized to be issued by Holdings.


VIII.  EVENTS OF DEFAULT


                 In case of the happening of any of the following events (herein called "Events of Default"):

                 (a) any representation or warranty made or deemed made in or in connection with this Agreement, any of the Security Documents, the Notes or other Loan Documents or any Credit Events hereunder, shall prove to have been incorrect in any material respect when made or deemed to be made;

                 (b) default shall be made in the payment of any principal of any Note when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                 (c) default shall be made in the payment of any interest on any Note, or any fee or any other amount payable hereunder, or under the Notes, Letters of Credit, or any other Loan Document or in connection with any other Credit Event or the Transactions when and as the same shall become due and payable;

                 (d) (i) default shall be made in the due observance or performance of any covenant, condition or agreement to be observed or performed on the part of any Loan Party pursuant to Sections 6.02, 6.06, 6.11, 6.12 and 6.13 of this Agreement and the continuance of such default shall remain unremedied for a period of ten (10) consecutive days or (ii) default shall be made in the due observance or performance of any other covenant, condition or agreement to be observed or performed on the part of any Loan Party pursuant to the terms of this Agreement, any of the Notes, any of the Security Documents or any other Loan Document;

                 (e) any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for any Loan Party or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take corporate action for the purpose of effecting any of the foregoing;

                 (f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Loan Party, or of a substantial part of the property or assets of any Loan Party, under Title 11 of the United States Code or any other Federal state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for any Loan Party or for a substantial part of the property of any Loan Party or (iii) the winding-up or liquidation of any Loan Party; and such proceeding or petition shall continue undismissed for 30 days or an order or decree approving





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         or ordering any of the foregoing shall continue unstayed and in effect for 30 days;

                 (g) default shall be made with respect to any of (x) the Subordinated Notes or (y) any Indebtedness or obligations under a capitalized lease of any Loan Party (excluding any Obligations) in excess, individually or in the aggregate, of $250,000, if the effect of any such default shall be to accelerate, or to permit the holder or obligee of any such Indebtedness or obligations under a capitalized lease (or any trustee on behalf of such holder or obligee) at its option to accelerate, the maturity of the Subordinated Notes or such Indebtedness or obligations under a capitalized lease, as the case may be;

                 (h) (i) a Reportable Event shall have occurred with respect to a Pension Plan, (ii) the filing by any Loan Party, any ERISA Affiliate, or an administrator of any Plan of a notice of intent to terminate such a Plan in a "distress termination" under the provisions of Section 4041 of ERISA, (iii) the receipt of notice by any Loan Party, any ERISA Affiliate, or an administrator of a Plan that the PBGC has instituted proceedings to terminate (or appoint a trustee to administer) such a Pension Plan, (iv) any other event or condition exists which might, in the opinion of the Agent, constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Plan by the PBGC, (v) a Pension Plan shall fail to maintain the minimum funding standard required by Section 412 of the Code for any plan year or a waiver of such standard is sought or granted under the provisions of Section 412(d) of the Code, (vi) any Loan Party or any ERISA Affiliate has incurred, or is likely to incur, a liability under the provisions of Section 4062, 4063, 4064 or 4201 of ERISA,
         (vii) any Loan Party or any ERISA Affiliate fails to pay the full amount of an installment required under Section 412(m) of the Code,
         (viii) the occurrence of any other event or condition with respect to any Plan which would constitute an event of default under any other agreement entered into by any Loan Party or any ERISA Affiliate, and in each case in clauses (i) through (viii) of this subsection (h), such event or condition, together with all other such events or conditions, if any, could subject any Loan Party or any ERISA Affiliate to any taxes, penalties or other liabilities which, in the opinion of the Agent, could have a Material Adverse Effect on the financial condition of any Loan Party or any ERISA Affiliate;

                 (i) any Loan Party or any ERISA Affiliate (i) shall have been notified by the sponsor of a Multiemployer Plan that it has incurred any material withdrawal liability to such Multiemployer Plan, and (ii) does not have reasonable grounds for contesting such withdrawal liability and is not in fact contesting such withdrawal liability in a timely and appropriate manner;





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                 (j)      a judgment (not reimbursed by insurance policies of
         any Loan Party) or decree for the payment of money, a fine or penalty which when taken together with all other such judgments, decrees, fines and penalties shall exceed $250,000 shall be rendered by a court or other tribunal against any Loan Party and (i) shall remain undischarged or unbonded for a period of 30 consecutive days during which the execution of such judgment, decree, fine or penalty shall not have been stayed effectively or (ii) any judgment creditor or other person shall legally commence actions to collect on or enforce such judgment, decree, fine or penalty;

                 (k) this Agreement, any Note, any of the Security Documents, any Guarantee or other Loan Documents shall for any reason cease to be, or shall be asserted by any Loan Party not to be, a legal, valid and binding obligation of any Loan Party, enforceable in accordance with its terms, or the security interest or Lien purported to be created by any of the Security Documents shall for any reason cease to be, or be asserted by any Loan Party not to be, a valid, first priority perfected security interest in any Collateral (except
         (i) with respect to Collateral that is located in jurisdictions outside the United States or the Canadian provinces of Ontario, Manitoba, Saskatchewan, Nova Scotia, British Columbia or Alberta or that consists of stock of issuers not incorporated in the United States or (ii) to the extent otherwise permitted under this Agreement or any of the Security Documents); or

                 (l)      a Change of Control shall occur;

then, and in any such event (other than an event described in paragraph (e) or (f) above), and at any time thereafter during the continuance of such event, the Agent may, and upon the written request of the Required Lenders shall, by written notice (or facsimile notice promptly confirmed in writing) to the Borrower, take any or all of the following actions at the same or different times: (i) terminate forthwith all or any portion of the Total Commitment and the obligations of the Lenders to issue Letters of Credit hereunder; (ii) demand that the Borrower provide to the Lenders, and the Borrower upon such demand agrees to provide, cash collateral in an amount equal to the aggregate undrawn amount of all outstanding Letters of Credit then existing, such cash collateral to be deposited in a special cash collateral account to be held by the Agent for the benefit of the Lenders; and (iii) declare the Notes and any amounts then owing to the Lenders on account of drawings under any Letters of Credit to be forthwith due and payable, whereupon the principal of such Notes, together with accrued interest and fees thereon and any amounts then owing to the Lenders on account of drawings under any Letters of Credit and other liabilities of the Borrower accrued hereunder, shall become forthwith due and payable both as to principal and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby





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expressly waived by the Borrower, anything contained herein or in the Notes to the contrary notwithstanding; provided, however, that with respect to a default described in paragraph (e) or (f) above, the Total Commitment and the obligation of the Lenders to issue Letters of Credit shall terminate automatically and the principal of the Notes, together with accrued interest and fees thereon and any amounts then owing to the Lenders on account of drawings under any Letters of Credit and any other liabilities of the Borrower accrued hereunder shall automatically become due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in the Notes to the contrary notwithstanding.


IX.      AGENT

                 In order to expedite the transactions contemplated by this Agreement, Chemical Bank is hereby appointed to act as Agent on behalf of the Lenders. Each of the Lenders and each subsequent holder of any Note or issuer of any Letter of Credit by its acceptance thereof, irrevocably authorizes the Agent to take such action on its behalf and to exercise such powers hereunder and under the Security Documents and other Loan Documents as are specifically delegated to or required of the Agent by the terms hereof and the terms thereof together with such powers as are reasonably incidental thereto. Neither the Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted to be taken by it or them hereunder or under any of the Security Documents and other Loan Documents or in connection herewith or therewith (a) at the request or with the approval of the Required Lenders (or, if otherwise specifically required hereunder or thereunder, the consent of all the Lenders) or (b) in the absence of a final determination by a court of competent jurisdiction after the exhaustion of all possible appeals in respect of such determination (including by reason of lapse of time) of its or their own gross negligence or willful misconduct.

                 The Agent is hereby expressly authorized on behalf of the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of each of the Lenders any payment of principal of or interest on the Notes outstanding hereunder and all other amounts accrued hereunder paid to the Agent, and promptly to distribute to each Lender its proper share of all payments so received, (b) to distribute to each Lender copies of all notices, agreements and other material as provided for in this Agreement or in the Security Documents and other Loan Documents as received by such Agent and (c) to take all actions with respect to this Agreement and the Security Documents and other Loan Documents as are specifically delegated to the Agent.





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                 In the event that (a) the Borrower fails to pay when due the principal of or interest on any Note, any amount payable under any Letter of Credit, or any fee payable hereunder or (b) the Agent receives written notice of the occurrence of a Default or an Event of Default, the Agent within a reasonable time shall give written notice thereof to the Lenders, and shall take such action with respect to such Event of Default or other condition or event as it shall be directed to take by the Required Lenders; provided, however, that, unless and until the Agent shall have received such directions, the Agent may take such action or refrain from taking such action hereunder or under the Security Documents or other Loan Documents with respect to a Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                 The Agent shall not be responsible in any manner to any of the Lenders for the effectiveness, enforceability, perfection, value, genuineness, validity or due execution of this Agreement, the Notes or any of the other Loan Documents or Collateral or any other agreements or certificates, requests, financial statements, notices or opinions of counsel or for any recitals, statements, warranties or representations contained herein or in any such instrument or be under any obligation to ascertain or inquire as to the performance or observance of any of the terms, provisions, covenants, conditions, agreements or obligations of this Agreement or any of the other Loan Documents or any other agreements on the part of the Borrower and, without limiting the generality of the foregoing, the Agent shall, in the absence of knowledge to the contrary, be entitled to accept any certificate furnished pursuant to this Agreement or any of the other Loan Documents as conclusive evidence of the facts stated therein and shall be entitled to rely on any note, notice, consent, certificate, affidavit, letter, telegram, teletype message, statement, order or other document which it believes in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. It is understood and agreed that the Agent may exercise its rights and powers under other agreements and instruments to which it is or may be a party, and engage in other transactions with the Borrower, as though it were not Agent of the Lenders hereunder.

                 The Agent shall promptly give notice to the Lenders of the receipt or sending of any notice, schedule, report, projection, financial statement or other document or information pursuant to this Agreement or any of the other Loan Documents and shall promptly forward a copy thereof to each Lender.

                 Neither the Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure or delay in performance or breach by any Lender other than the Agent of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower of any of their respective obligations hereunder or in connection herewith.





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                 The Agent may consult with legal counsel selected by it in connection with matters arising under this Agreement or any of the other Loan Documents and any action taken or suffered in good faith by it in accordance with the opinion of such counsel shall be full justification and protection to it. The Agent may exercise any of its powers and rights and perform any duty under this Agreement or any of the other Loan Documents through agents or attorneys.

                 The Agent and the Borrower may deem and treat the payee of any Note as the holder thereof until written notice of transfer shall have been delivered as provided herein by such payee to the Agent and the Borrower.

                 With respect to the Loans made hereunder, the Notes issued to it and any other Credit Event applicable to it, the Agent in its individual capacity and not as an Agent shall have the same rights, powers and duties hereunder and under any other agreement executed in connection herewith as any other Lender and may exercise the same as though it were not the Agent, and the Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or other affiliate thereof as if it were not the Agent. Each of the Lenders hereby acknowledges that the Agent and/or one or more of its Affiliates may be a holder of equity in Holdings.

                 Each Lender agrees (i) to reimburse the Agent in the amount of such Lender's pro rata share (based on its Commitment hereunder) of any expenses incurred for the benefit of the Lenders by the Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, not reimbursed by the Borrower and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees or agents, on demand, in the amount of its pro rata share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as the Agent or any of them in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the other Loan Documents, to the extent not reimbursed by the Borrower; provided, however, that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgment, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent or any of its directors, officers, employees or agents as finally determined by a court of competent jurisdiction after the exhaustion of all possible appeals in respect of such determination (including by reason of lapse of time).





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                 Each Lender acknowledges that it has, independently and
without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and any other Loan Document to which such Lender is party. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder.

                 The Agent may resign at any time prior to the occurrence of a Default or Event of Default by giving at least 30 days' prior notice to the Lenders and the Borrower. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by such Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office (or an affiliate with an office) in New York, New York, having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder and under each of the other Loan Documents. Upon the occurrence of a Default or Event of Default, the Agent may resign at any time by notifying the Lenders and the Borrower and be discharged from its duties and obligations hereunder and under
each of the other Loan Documents effective upon such resignation.   Upon any
such resignation, the Lenders shall promptly appoint a successor Agent, and such successor Agent, upon its acceptance of such appointment, shall thereupon become vested with all of the rights, powers, privileges and duties of the resigning Agent. After any Agent's resignation hereunder, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                 The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by the Agent pursuant to the provisions of this Agreement or any of the other Loan Documents unless it shall be requested in writing to do so by the Required Lenders. The Lenders hereby further acknowledge that the Agent is not acting as the fiduciary of, or the trustee for, any of the Lenders.





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X.       MANAGEMENT, COLLECTION AND STATUS OF RECEIVABLES AND OTHER COLLATERAL

                 SECTION 10.01. Collection of Receivables; Management of Collateral. (a) Upon the occurrence of an Event of Default, the Borrower shall, at its own cost and expense, take all actions requested by the Agent to
(i) arrange for remittances on Receivables to be made directly to lockboxes designated by the Agent or in such other manner as the Agent may direct, and
(ii) promptly deposit all payments received by the Borrower on account of Receivables, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, in one or more accounts designated by the Agent in precisely the form received (but with any endorsements of the Borrower necessary for deposit or collection), subject to withdrawal by the Agent only, as hereinafter provided, and until such payments are deposited, such payments shall be deemed to be held in trust by the Borrower for and as the Lenders' property and shall not be commingled with the Borrower's other funds. All remittances and payments that are deposited in accordance with the foregoing will, after two Business Days (or three Business Days in the case of deposits that are made after 12:00 p.m. (New York time)), be applied by the Agent to reduce the outstanding balance of the Loans, subject to final collection in cash of the item deposited.

                 Upon the occurrence and continuance of an Event of Default, the Agent may send a notice of assignment and/or notice of the Agent's security interest to any and all Customers or any third party holding or otherwise concerned with any of the Collateral, and thereafter the Agent shall have the sole right to collect the Receivables and/or take possession of the Collateral and the books and records relating thereto. The Borrower shall not, without the Agent's prior written consent, grant any extension of the time of payment of any Receivable, compromise or settle any Receivable for less than the full amount thereof, release, in whole or in part, any person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon except, prior to the occurrence and continuance of an Event of Default, as permitted by Sections 10.03(c) and 10.03(l) hereof.

                 (b)      (i)     The Borrower hereby constitutes the Agent or
the Agent's designee as the Borrower's attorney-in-fact with power (x) to send verifications of Receivables and (y) upon the occurrence and during the continuance of an Event of Default, (A) to endorse the Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral that may come into its possession; (B) to sign the Borrower's name on any invoice or bill of lading relating to any Receivables, drafts against Customers, assignments and verifications of Receivables and notices to Customers; (C) to notify the Postal Service authorities to change the address for delivery of mail addressed to the Borrower to such address as the Agent may designate; and (D) to do all other acts and things necessary to carry out





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this Agreement.  All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission, for any error of judgment or for any mistake of fact or law, provided that the Agent or its designee shall not be relieved of liability to the extent that its act, error or mistake constituted gross negligence or willful misconduct as finally determined by a court of competent jurisdiction after the exhaustion of all possible appeals in respect of such determination (including by reason of lapse of time). This power of attorney being coupled with an interest is irrevocable until all of the Obligations are paid in full and this Agreement and the Total Commitment is terminated.

                          (ii)    The Agent, without notice to or consent of
the Borrower, upon the occurrence and during the continuance of an Event of Default, (A) may sue upon or otherwise collect, extend the time of payment of, or compromise or settle for cash, credit or otherwise upon any terms, any of the Receivables or any securities, instruments or insurance applicable thereto and/or release the obligor thereon; (B) is authorized and empowered to accept the return of the goods represented by any of the Receivables; and (C) shall have the right to receive, endorse, assign and/or deliver in its name or the name of the Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and the Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed.

                 (c) Nothing herein contained shall be construed to constitute the Borrower as agent of the Agent for any purpose whatsoever, and the Agent shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (except to the extent the Agent's or a Lender's act or omission constituted gross negligence or willful misconduct as finally determined by a court of competent jurisdiction after the exhaustion of all possible appeals in respect of such determination (including by reason of lapse of time)). The Agent and the Lenders shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof or for any damage resulting therefrom (except to the extent the Agent's or such Lender's error, omission or delay constituted gross negligence or willful misconduct as finally determined by a court of competent jurisdiction after the exhaustion of all possible appeals in respect of such determination (including by reason of lapse of time)). The Agent and the Lenders do not, by anything herein or in any assignment or otherwise, assume the Borrower's obligations under any contract or agreement assigned to the Agent or the Lenders, and the Agent and the Lenders shall not be responsible in any way for the performance by the Borrower of any of the terms and conditions thereof.





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                 (d)      If any of the Receivables includes a charge for any
tax payable to any governmental tax authority, the Agent is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the account of the Borrower and to charge the Borrower's account therefor. The Borrower shall notify the Agent if any Receivables include any tax due to any such taxing authority and, in the absence of such notice, the Agent shall have the right to retain the full proceeds of such Receivables and shall not be liable for any taxes that may be due from the Borrower by reason of the sale and delivery creating such Receivables.

                 SECTION 10.02. Receivables Documentation. The Borrower will, in addition to the monthly Receivables agings delivered pursuant to this Agreement, at such intervals as the Agent may require, furnish such further schedules and/or information as the Agent may reasonably require relating to the Receivables, including, without limitation, copies of sales invoices. In addition, the Borrower shall notify the Agent of any non-compliance in respect of the representations, warranties and covenants contained in Section 10.03 hereof. The items to be provided under this Section 10.02 are to be in form reasonably satisfactory to the Agent and are to be executed and delivered to the Agent from time to time solely for its convenience in maintaining records of the Collateral; the Borrower's failure to give any of such items to the Agent shall not affect, terminate, modify or otherwise limit the Agent's Lien or security interest in the Collateral.

                 SECTION 10.03. Status of Receivables and Other Collateral. The Borrower covenants, represents and warrants that: (a) it shall be the sole owner, free and clear of all Liens except in favor of the Agent or otherwise permitted hereunder, of and fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of said Collateral owned by it; (b) each Receivable constituting an account shall be a good and valid account representing (as of the time of its creation) an undisputed bona fide indebtedness incurred or an amount indisputably owed by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an absolute sale and delivery upon the specified terms of goods sold by the Borrower, or work, labor and/or services theretofore rendered by the Borrower; (c) no Receivable is or shall be subject to any defense, offset, counterclaim, discount or allowance (as of the time of its creation) except as may be stated in the invoice relating thereto or discounts and allowances as may be customary in the Borrower's business; (d) none of the transactions underlying or giving rise to any Receivable shall violate any applicable state or federal laws or regulations, and all documents relating to any Receivable shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally; (e) to the best of its knowledge, each Customer, guarantor or endorser





                                       93
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with respect to any Receivable is solvent and will continue to be fully able to pay all Receivables on which it is obligated in full when due; (f) all documents and agreements relating to Receivables shall be true and correct and in all respects what they purport to be; (g) to the best of its knowledge, all signatures and endorsements that appear on all documents and agreements relating to Receivables shall be genuine and all signatories and endorsers with respect thereto shall have full capacity to contract; (h) it shall maintain books and records pertaining to the Collateral in such detail, form and scope as the Agent shall require; (i) it will immediately notify the Agent if any accounts arise out of contracts with the United States or any department, agency or instrumentality thereof, and will execute any instruments and take any steps required by the Agent in order that all monies due or to become due under any such contract shall be assigned to the Agent and notice thereof given to the United States Government under the Federal Assignment of Claims Act; (j) it will, immediately upon learning thereof, report to the Agent any loss or destruction of, or substantial damage to, any material portion of the Collateral, and any other matters affecting the value, enforceability or collectability of any material portion of the Collateral; (k) if any amount payable under or in connection with any Receivable equal to or greater than $10,000 is evidenced by a promissory note or other instrument, as such terms are defined in the Uniform Commercial Code, such promissory note or instrument shall be immediately pledged, endorsed, assigned and delivered to the Agent as additional collateral; (l) it shall not re-date any invoice or sale or make sales on extended dating beyond that customary in the industry; (m) it shall conduct a physical count of its inventory at such intervals as the Agent may request and promptly supply the Agent with a copy of such counts accompanied by a report of the value (based on the lower of cost (on a FIFO basis) or market value) of such inventory; and (n) it is not nor shall it be entitled to pledge the Lenders' credit on any purchases or for any purpose whatsoever.

                 SECTION 10.04. Monthly Statement of Account. The Agent shall render to the Borrower each month a statement of the Borrower's account, which shall constitute an account stated and shall be deemed to be correct and accepted by and be binding upon the Borrower unless the Agent receives a written statement of the Borrower's exceptions within 30 days after such statement was rendered to the Borrower.

                 SECTION 10.05. Collateral Custodian. Upon the occurrence and during the continuance of an Event of Default, the Agent may at any time and from time to time employ and maintain in the premises of the Borrower a custodian selected by the Agent who shall have full authority to do all acts necessary to protect the Agent's and Lenders' interests and to report to the Agent thereon. The Borrower hereby agrees to cooperate with any such custodian and to do whatever the Agent may reasonably request to preserve the Collateral. All reasonable costs and expenses incurred by the





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Agent by reason of the employment of the custodian shall be charged to the
Borrower's account and added to the Obligations.


XI.      GUARANTEES

                 Each Guarantor unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Guarantor, the due and punctual payment of the principal of and interest on each of the Notes, when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, and the due and punctual performance of all other Obligations. Each Guarantor further agrees that the Obligations may be extended and renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligations.

                 Each Guarantor waives presentment to, demand of payment from and protest to the Borrower of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. The obligations of a Guarantor hereunder shall not be affected by (a) the failure of any Lender or the Agent to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Guarantor under the provisions of this Agreement, the Notes or any of the other Loan Documents or otherwise; (b) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, the Notes, any of the other Loan Documents, any guarantee or any other agreement; (c) the release of any security held by the Agent for the Obligations or any of them; or (d) the failure of any Lender to exercise any right or remedy against any other Guarantor of the Obligations.

                 Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by any Lender to any security (including, without limitation, any Collateral) held for payment of the Obligations or to any balance of any deposit account or credit on the books of any Lender in favor of the Borrower or any other person.

                 The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or any Lender to assert any claim or demand or to enforce any remedy under this Agreement, the Notes or under any other Loan Document, any





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guarantee or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor as a matter of law or equity.

                 Each Guarantor further agrees that its guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be returned by the Agent or any Lender upon the bankruptcy or reorganization of the Borrower or otherwise.

                 Each Guarantor hereby waives and releases all rights of subrogation against the Borrower and its property and all rights of indemnification, contribution and reimbursement from the Borrower and its property, in each case in connection with this guarantee and any payments made hereunder, and regardless of whether such rights arise by operation of law, pursuant to contract or otherwise until such time as the Obligations are paid in full in cash and the Total Commitment has been terminated.

XII.     MISCELLANEOUS

                 SECTION 12.01. Notices. Notices, consents and other communications provided for herein shall be in writing and shall be delivered or mailed (or in the case of telex or facsimile communication, delivered by telex, graphic scanning, telecopier or other telecommunications equipment, with receipt confirmed) addressed,

                 (a) if to the Borrower, Guarantors, or Grantors, at Aurora Electronics, Inc., 2030 Main Street, Suite 1120, Irvine, California 92714-7241, Attention: John P. Grazer, Chief Financial Officer, with a copy to Hughes & Luce, L.L.P., 1717 Main Street, Suite 2800, Dallas, Texas 75201, Attention: Alan J. Bogdanow, Esq.;

                 (b) if to the Agent, at Chemical Bank, 633 Third Avenue, New York, New York 10017, Attention: Credit Deputy, with a copy to Kaye, Scholer, et al., LLP, at 425 Park Avenue, New York, New York 10022, Attention: Jeffrey M. Epstein, Esq.; and

                 (c) if to any Lender, at the address set forth below its name in Schedule 2.01 annexed hereto.





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All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if hand delivered or three days after being sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or upon receipt if by any telex, facsimile or other telecommunications equipment, in each case addressed to such party as provided in this Section 12.01 or in accordance with the latest unrevoked direction from such party.

                 SECTION 12.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower or any of its subsidiaries herein and in the certificates or other instruments prepared or delivered in connection with this Agreement, any of the Security Documents, any Guarantee or any other Loan Document, shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans and the execution and delivery to the Lenders of the Notes and occurrence of any other Credit Event and shall continue in full force and effect as long as the principal of or any accrued interest on the Notes or any other fee or amount payable under the Notes or this Agreement or any other Loan Document is outstanding and unpaid and so long as the Total Commitment has not been terminated.

                 SECTION 12.03. Successors and Assigns; Participations. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Loan Party, any ERISA Affiliate, any subsidiary of any thereof, the Agent or the Lenders, that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Without limiting the generality of the foregoing, the Borrower specifically confirms that any Lender may at any time and from time to time pledge or otherwise grant a security interest in any Loan or any Note (or any part thereof) to any Federal Reserve Bank. The Borrower may not assign or transfer any of its rights or obligations hereunder without the written consent of all the Lenders.

                 (b) Each Lender, at its sole cost and expense, without the consent of the Borrower, may sell participations to one or more banks or other persons in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Tranche A Commitment or Tranche B Commitment) and the Loans owing to it and undrawn Letters of Credit and the Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Tranche A Commitment or Tranche B Commitment) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the banks or other persons buying participations shall be entitled to the cost protection provisions contained in Sections 2.10(a) (except to the





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extent that application of such Section 2.10(a) to such banks and persons would cause the Borrower to make duplicate payments thereunder), 2.11 and 2.12 hereof, but only to the extent any of such Sections would be available to the Lender which sold such participation, and (iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; provided, further, however, that each Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower, Grantors and the Guarantors relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement (including, without limitation, any modification or waiver of the provisions of Section 2.09(f) or (g) hereof), other than amendments, modifications or waivers with respect to any fees payable hereunder or the amount of principal or the rate of interest payable on (other than any demand for interest at the default rate set forth in Section 2.08 hereof), or the dates fixed for any payment of principal of or interest on, the Loans or the release of all Collateral.

                 (c) Each Lender may assign by novation, to any one or more banks or other entities without the prior written consent of the Borrower but with the prior written consent of the Agent (which shall not be withheld unreasonably), all or a portion of its interests, rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Tranche A Commitment or Tranche B Commitment and the same portion of the Loans and undrawn Letters of Credit at the time owing to it and the Note or Notes held by it), provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, which shall include the same percentage interest in the Loans, Letters of Credit, Notes, Tranche A Commitment and Tranche B Commitment, (ii) the amount of the Tranche A Commitment or Tranche B Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall be in a minimum principal amount of $5,000,000 in the aggregate for the Tranche A Commitment and Tranche B Commitment of such Lender and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of $5,000. Upon such execution, delivery, acceptance and recording and after receipt of the written consent of the Agent, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the other Loan Documents and (y) the Lender which is assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its





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obligations under this Agreement (and, in the case of an Assignment and
Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Each assignment made by a Lender pursuant to this Section 12.03(c) shall be at such Lender's cost and expense except that the Borrower shall pay all costs and expenses incurred by Chemical Bank in connection with the initial syndication by Chemical Bank of its Commitment and Loans during the 120 day period following the Closing Date.

                 (d) By executing and delivering an Assignment and Acceptance, the Lender which is assignor thereunder and the assignee thereunder confirm to, and agree with, each other and the other parties hereto as follows:
(i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereunder free and clear of any adverse claim, such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, perfection, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any Collateral with respect thereto or any other instrument or document furnished pursuant hereto or thereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, Holdings or any other Loan Party or the performance or observance by the Borrower, Holdings or any other Loan Party of any of their respective obligations under this Agreement, any Guarantees or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement, any Guarantees and of the other Loan Documents, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as the Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                 (e) The Agent shall maintain at its address referred to in Section 12.01 hereof a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Tranche A Commitment and Tranche B Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be





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
conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                 (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is precisely in the form of Exhibit F annexed hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders and the Borrower. Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for each surrendered Note or Notes a new Note or Notes to the order of such assignee in an amount equal to its portion of the Tranche A Commitment and Tranche B Commitment, as the case may be, assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained any Tranche A Commitment or Tranche B Commitment hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the Tranche A Commitment and Tranche B Commitment, as the case may be, retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes and shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A or Exhibit B, as the case may be. Notes surrendered to the Borrower shall be canceled by the Borrower.

                 (g) Notwithstanding any other provision herein, any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 12.03, disclose to the assignee or participant or proposed assignee or participant, any information, including, without limitation, any Information, relating to the Borrower furnished to such Lender by or on behalf of the Borrower in connection with this Agreement; provided, however, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential Information relating to the Borrower received from such Lender.

                 SECTION 12.04. Expenses; Indemnity. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Agent in connection with the preparation of this Agreement and the other Loan Documents or with any amendments, modifications, waivers, extensions, renewals, renegotiations or "workouts" of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Agent or any of the Lenders in connection with the enforcement or protection of its rights in connection with this Agreement or any of the other Loan Documents or with the Loans made or the Notes or Letters of Credit issued hereunder, or in connection with any pending or threatened action, proceeding, or investigation relating to the foregoing, including but not limited to the reasonable fees and disbursements of counsel for the Agent and ongoing field examination expenses and charges, and, in connection with such enforcement or protection, the reasonable fees and disbursements of counsel for the Lenders. The Borrower further indemnifies the Lenders from and agrees to hold them harmless against any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

                 (b) The Borrower indemnifies the Agent and each Lender and their respective directors, officers, employees and agents against, and agrees to hold the Agent, each Lender and each such person harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses (excluding amounts that are reimbursable under (a) above), incurred by or asserted against the Lender or any such person arising out of, in any way connected with, or as a result of (i) the use of any of the proceeds of the Loans, (ii) this Agreement, any of the Security Documents, Tender Offer Documents, any of the Transactions or the other documents contemplated hereby or thereby, (iii) the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder (including but not limited to the making of the Total Commitment) and consummation of the transactions contemplated hereby and thereby, (iv) breach of any representation or warranty, or (v) any claim, litigation, investigation or proceedings relating to any of the foregoing, whether or not the Agent, any Lender or any such person is a party thereto; provided, however, that such indemnity shall not, as to the Agent or any Lender, apply to any such losses, claims, damages, liabilities or related expenses to the extent that they result from the gross negligence or willful misconduct of the Agent or any Lender as finally determined by a court of competent jurisdiction after the exhaustion of all possible appeals in respect of such determination (including by reason of lapse of time).

                 (c) The Borrower indemnifies, and agrees to defend and hold harmless the Agent and the Lenders and their respective officers, directors, shareholders, agents and employees (collectively, the "Indemnitees") from and against any loss, cost, damage, liability, lien, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees and reasonable expenses for investigation, removal, cleanup and remedial costs and modification costs incurred to permit, continue or resume normal operations of any property or assets or business of the Borrower or any subsidiary thereof) arising from a violation of, or failure to comply with any Environmental Law and to remove any Lien arising therefrom except to the extent





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caused by the gross negligence or willful misconduct of any Indemnitee as finally determined by a court of competent jurisdiction after all possible appeals have been exhausted, which any of the Indemnitees may incur or which may be claimed or recorded against any of the Indemnitees by any person.

                 (d) The provisions of this Section 12.04 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or the Notes, or any investigation made by or on behalf of the Agent or any Lender. All amounts due under this Section
12.04 shall be payable on written demand therefor.

                 SECTION 12.05. APPLICABLE LAW. THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (OTHER THAN THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

                 SECTION 12.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, upon the request of the Agent or the Required Lenders each Lender shall and is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Notes held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or the Notes and although such obligations may be unmatured. Each Lender agrees to notify promptly the Agent and the Borrower after any such setoff and application made by such Lender, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which may be available to such Lender.

                 SECTION 12.07. Payments on Business Days. (a) Should the principal of or interest on the Notes or any fee or other amount payable hereunder become due and payable on other than a Business Day, payment in respect thereof may be made on the next succeeding Business Day (except as otherwise specified in the definition of "Interest Period"), and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

                 (b) All payments by the Borrower hereunder and all Loans made by the Lenders hereunder shall be made in lawful money of the United States of America





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in immediately available funds at the office of the Agent set forth in Section
12.01 hereof.

                 SECTION 12.08. Waivers; Amendments. (a) No failure or delay of any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lenders hereunder are cumulative and not exclusive of any rights or remedies which they may otherwise have. No waiver of any provision of this Agreement or the Notes nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall entitle it to any other or further notice or demand in similar or other circumstances. Each holder of any of the Notes shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not such Note shall have been marked to indicate such amendment, modification, waiver or consent.

                 (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) change the principal amount of, or extend or advance the maturity of or the dates for the payment of principal of or interest on, any Note or reduce the rate of interest on any Note (other than in connection with any demand for interest at the default rate set forth in
Section 2.08 hereof or waiver and amendments to Section 2.09(f) or (g) hereof), (ii) change the Tranche A Commitment or Tranche B Commitment of any Lender or amend or modify the provisions of this Section, Section 2.06, Section 2.13, Section 4.14, Section 6.09 or Section 11.04 hereof or the definition of "Required Lenders," or (iii) release any material portion of Collateral (excluding, in any event, sales of assets approved by the Required Lenders), in each case without the prior written consent of each Lender affected thereby and provided, further, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent under this Agreement or the other Loan Documents without the written consent of the Agent. Each Lender and holder of any Note shall be bound by any modification or amendment authorized by this Section regardless of whether its Notes shall be marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section shall bind any person subsequently acquiring a Note from it, whether or not such Note shall be so marked.

                 (c) In the event that the Borrower requests, with respect to this Agreement or any other Loan Document, an amendment, modification or waiver and





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such amendment, modification or waiver would require the unanimous consent of all of the Lenders in accordance with Section 12.08(b) above, and such amendment, modification or waiver is agreed to in writing by the Borrower and the Required Lenders but not by all of the Lenders, then notwithstanding anything to the contrary in Section 12.08(b) above, with the written consent of the Borrower and such Required Lenders, the Borrower and Required Lenders may, but shall not be obligated to, amend this Agreement without the consent of the Lender or Lenders who did not agree to the proposed amendment, modification or waiver (the "Minority Lenders") solely to provide for (i) the termination of the Tranche A Commitment or Tranche B Commitment of each Minority Lender, (ii) the assignment in accordance with Section 12.03 hereof to one or more persons of each Minority Lender's interests, rights and obligations under this Agreement (including, without limitation, all of such Minority Lender's Tranche A Commitment or Tranche B Commitment as well as its portion of all outstanding Loans and the Note or Notes held by such Minority Lender) and the other Loan Documents and/or an increase in the Tranche A Commitment or Tranche B Commitment of one or more Required Lenders, in each case so that after giving effect thereto the Total Tranche A Commitment and Total Tranche B Commitment shall be in the same amounts as prior to the events described in this paragraph, (iii) the repayment to the Minority Lenders in full of all Loans outstanding and accrued interest thereon at the time of the assignment and/or increase in Commitments described in clause (ii) above with the proceeds of Loans made by such persons who are to become Lenders by assignment or with the proceeds of Loans made by Required Lenders who have agreed to increase their Tranche A Commitment and/or Tranche B Commitment, (iv) the payment to the Minority Lenders by the Borrower of all fees and other compensation due and owing such Minority Lenders under the terms of this Agreement and the other Loan Documents and (v) such other modifications as the Required Lenders and Borrower shall deem necessary in order to effect to changes specified in clauses (i) through (iv) hereof.

                 SECTION 12.09. Severability. In the event any one or more of the provisions contained in this Agreement or in the Notes should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby.

                 SECTION 12.10.    Entire Agreement; Waiver of Jury Trial, etc.
(a) This Agreement, the Notes and the other Loan Documents constitute the entire contract between the parties hereto relative to the subject matter hereof. Any previous agreement among the parties hereto with respect to the Transactions is superseded by this Agreement, the Notes and the other Loan Documents. Except as expressly provided herein or in the Notes or the Loan Documents (other than this Agreement), nothing in this Agreement, the Notes or in the other Loan Documents, expressed or





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implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement, the Notes or the other Loan Documents.

                 (b) Except as prohibited by law, each party hereto hereby waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement, the Notes, any of the other Loan Documents or the Transactions.

                 (c) Except as prohibited by law, each party hereto hereby waives any right it may have to claim or recover in any litigation referred to in paragraph (b) of this Section 12.10 any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.

                 (d) Each party hereto (i) certifies that no representative, agent or attorney of any Lender has represented, expressly or otherwise, that such Lender would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that it has been induced to enter into this Agreement, the Notes or the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications herein.

                 SECTION 12.11. Confidentiality. The Agent and the Lenders agree to keep confidential (and to cause their respective officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents furnished to the Agent or any Lender (the "Information"). Notwithstanding the foregoing, the Agent and each Lender shall be permitted to disclose Information (i) to such of its officers, directors, employees, agents and representatives as need to know such Information in connection with its participation in any of the Transactions or the administration of this Agreement or the other Loan Documents; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any governmental agency or authority;
(iii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Agreement, (B) becomes available to the Agent or such Lender on a non-confidential basis from a source other than the Borrower, any Guarantor, any Grantor or any of their respective subsidiaries or
(C) was available to the Agent or such Lender on a non-confidential basis prior to its disclosure to the Agent or such Lender by the Borrower, any Guarantor, any Grantor or any of their respective subsidiaries; (iv) to the extent the Borrower, any Guarantor or any of their respective subsidiaries shall have consented to such disclosure in writing; (v) in connection with the sale of any Collateral pursuant to the provisions of any of the other Loan Documents; or
(vi) pursuant to Section 12.03(g) hereof.

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                 SECTION 12.12.    Submission to Jurisdiction.  (a) Any legal
action or proceeding with respect to this Agreement or the Notes or any other Loan Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower and each of the Guarantors hereby accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

                 (b) The Borrower and each of the Guarantors hereby irrevocably waive, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

                 (c) The Borrower and each of the Guarantors hereby irrevocably consent to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each such person, as the case may be, at its address set forth in Section 12.01 hereof.

                 (d) Nothing herein shall affect the right of the Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower or any Guarantor in any other jurisdiction.

                 SECTION 12.13. Counterparts; Facsimile Signature. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered to the Agent. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed signature page hereto.

                 SECTION 12.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                 IN WITNESS WHEREOF, the Borrower, Guarantors, the Agent and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                                   AURORA ELECTRONICS GROUP, INC.,
                                                     as Borrower


                                                   By:_____________________________
                                                      Name:
                                                      Title:


                                                   AURORA ELECTRONICS, INC.,
                                                     as Guarantor


                                                   By:_____________________________
                                                      Name:
                                                      Title:


                                                   CHEMICAL BANK, as Lender


                                                   By:_____________________________
                                                      Name:
                                                      Title:

                                                   CHEMICAL BANK, as Agent


                                                   By:_____________________________
                                                      Name:
                                                      Title:

                                                                SCHEDULE 2.01(a)


                             TRANCHE A COMMITMENTS

                                                                         Approximate
                                                                         Percentage of
                                                   Tranche A             Total Tranche A
 Lender                                           Commitment             Commitment
 ------                                           ----------             ---------------
 Chemical Bank                                    $15,000,000                         100%
 633 Third Avenue
 New York, New York  10017
 Attention:  Credit Deputy

                                                                SCHEDULE 2.01(b)


                             TRANCHE B COMMITMENTS

                                                                         Approximate
                                                                         Percentage of
                                                    Tranche B            Total Tranche B
 Lender                                             Commitment           Commitment
 ------                                             ----------           ---------------
 Chemical Bank                                      $20,000,000                100%
 633 Third Avenue
 New York, New York  10017
 Attention:  Credit Deputy

                                                                   SCHEDULE 2.02


                            DOMESTIC LENDING OFFICES

Lender                                                      Domestic Lending Office
- ------                                                      -----------------------
Chemical Bank                                               Chemical Bank
                                                            633 Third Avenue
                                                            New York, NY  10017
                                                            Attn:  Credit Deputy

                                                                   SCHEDULE 2.03


                           EURODOLLAR LENDING OFFICES


Lender                                             Eurodollar Lending Office
- ------                                             -----------------------
Chemical Bank                                      Chemical Bank
                                                   633 Third Avenue
                                                   New York, NY  10017
                                                   Attn:  Credit Deputy